                                                                    EXHIBIT 10.2

                          SECOND AMENDED AND RESTATED
                                 LOAN AGREEMENT



                                     AMONG



                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                                    AS AGENT



                                VARIOUS LENDERS


                                      AND


                       AMERICAN ONCOLOGY RESOURCES, INC.
                                  AS BORROWER



                     $150,000,000 REVOLVING CREDIT FACILITY



                                OCTOBER 30, 1996

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----


RECITALS..................................................................   -1-

                                   ARTICLE I

                                  DEFINITIONS
     1.1.  Defined Terms..................................................   -2-
     1.2.  Accounting Terms...............................................  -19-
     1.3.  Singular/Plural................................................  -19-
     1.4.  Other Terms....................................................  -19-
                                  ARTICLE II

                         AMOUNT AND TERMS OF THE LOANS
     2.1.  The Loans......................................................  -19-
     2.2.  Borrowings.....................................................  -20-
     2.3.  Notes..........................................................  -21-
     2.4.  Termination and Reduction of Commitments.......................  -22-
     2.5.  Payments; Voluntary, Mandatory.................................  -22-
     2.6.  Interest.......................................................  -23-
     2.7.  Fees...........................................................  -24-
     2.8.  Interest Periods...............................................  -25-
     2.9.  Conversions and Continuations..................................  -25-
     2.10. Method of Payments; Computations...............................  -26-
     2.11. Increased Costs, Change in Circumstance.s, etc.................  -28-
     2.12. Taxes..........................................................  -30-
     2.13. Compensation...................................................  -31-
     2.14. Use of Proceeds................................................  -32-
     2.15. Recovery of Payments...........................................  -32-
     2.16. Pro Rata Borrowings............................................  -33-
     2.17. Substitution of Lender.........................................  -33-
     2.18. Letters of Credit..............................................  -33-

                                  ARTICLE III

                 CLOSING; CONDITIONS OF CLOSING AND BORROWING
     3.1.  Conditions of Initial Borrowing................................  -39-
     3.2.  Conditions of All Borrowings...................................  -42-
     3.3.  Waiver of Conditions Precedent.................................  -43-


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     4.1.   Corporate Organization and Power..............................  -43-
     4.2.   Litigation; Government Regulation.............................  -43-
     4.3.   Taxes.........................................................  -43-
     4.4.   Enforceability of Loan Documents; Compliance with Other
            Instruments...................................................  -44-
     4.5.   Governmental Authorization....................................  -44-
     4.6.   Event of Default..............................................  -44-
     4.7.   Margin Securities.............................................  -45-
     4.8.   Full Disclosure...............................................  -45-
     4.9.   Principal Places of Business..................................  -45-
     4.10.  ERISA; Employee Benefits......................................  -45-
     4.11.  Subsidiaries..................................................  -46-
     4.12.  Financial Statements..........................................  -47-
     4.13.  Title to Assets...............................................  -47-
     4.14.  Solvency......................................................  -47-
     4.15.  Use of Proceeds...............................................  -47-
     4.16.  Assets for Conduct of Business................................  -47-
     4.17.  Compliance with Laws..........................................  -47-
     4.18.  Environmental Matters.........................................  -47-
     4.19.  First Priority................................................  -48-
     4.20.  Contracts; Labor Disputes.....................................  -48-
     4.21.  Insurance.....................................................  -48-
     4.22.  Reimbursement from Third Party Payors.........................  -48-
     4.23.  Fraud and Abuse...............................................  -48-
     4.24.  Single Business Enterprise....................................  -49-
     4.25.  Continuing Security Interest..................................  -49-


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS
     5.1.   Financial and Business Information about the Borrower.........  -50-
     5.2.   Notice of Certain Events......................................  -52-
     5.3.   Corporate Existence and Maintenance of Properties.............  -52-
     5.4.   Payment of Debt...............................................  -53-
     5.5.   Maintenance of Insurance......................................  -53-
     5.6.   Maintenance of Books and Records; Inspection..................  -53-
     5.7.   COBRA.........................................................  -53-
     5.8.   Payment of Taxes..............................................  -54-
     5.9.   Compliance with Laws..........................................  -54-
     5.10.  Name Change...................................................  -54-
     5.11.  Creation or Acquisition of New Subsidiaries...................  -54-
     5.12.  Recoveries in Bankruptcy Proceedings..........................  -55-
     5.13.  Solvency of Subsidiaries......................................  -55-
     5.14.  Certain Physician Transactions................................  -55-


                                   ARTICLE VI

                               NEGATIVE COVENANTS
     6.1.   Merger, Consolidation.........................................  -56-

     6.2.   Physician Transactions........................................  -56-
     6.3.   Debt..........................................................  -57-
     6.4.   Contingent Obligations........................................  -57-
     6.5.   Liens and Encumbrances........................................  -58-
     6.6.   Disposition of Assets.........................................  -58-
     6.7.   Transactions with Related Persons.............................  -58-
     6.8.   Restricted Investments; Loans.................................  -59-
     6.9.   Restricted Payments...........................................  -59-
     6.10.  Capital Expenditures..........................................  -59-
     6.11.  Consolidated Net Worth........................................  -59-
     6.12.  EBITDA to Interest Expense....................................  -60-
     6.13.  Annualized EBITDAR to Debt Service Ratio......................  -60-
     6.14.  Consolidated Debt to Annualized EBITDA........................  -60-
     6.15.  Consolidated Debt to Consolidated Total
            Capital.......................................................  -60-
     6.16.  Sale and Leaseback............................................  -60-
     6.17.  New Business..................................................  -60-
     6.18.  Subsidiaries or Partnerships..................................  -60-
     6.19.  Transactions Affecting the Collateral.........................  -60-
     6.20.  Hazardous Wastes..............................................  -60-
     6.21.  Fiscal Year...................................................  -61-
     6.22.  Amendments; Prepayments of Subordinated Debt or Permitted
            Subordinated Debt, etc........................................  -61-
     6.23.  Fraud and Abuse...............................................  -61-


                                  ARTICLE VII

                               EVENTS OF DEFAULT
     7.1.   Events of Default.............................................  -62-

                                  ARTICLE VIII

                   RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT
     8.1.   Remedies: Termination of Commitments, Acceleration, etc.......  -64-
     8.2.   Right of Setoff...............................................  -65-
     8.3.   Rights and Remedies Cumulative; Non-Waiver; etc...............  -65-

                                   ARTICLE IX

                                   THE AGENT
     9.1.   Appointment...................................................  -66-
     9.2.   Nature of Duties..............................................  -66-
     9.3.   Exculpatory Provisions........................................  -66-
     9.4.   Reliance by Agent.............................................  -66-
     9.5.   Non-Reliance on Agent and Other Lenders.......................  -67-
     9.6.   Notice of Default.............................................  -67-
     9.7.   Indemnification...............................................  -68-
     9.8.   The Agent in its Individual Capacity..........................  -68-
     9.9.   Successor Agent...............................................  -68-

     9.10.  Collateral Matters............................................  -69-
     9.11.  Applicable Parties............................................  -69-


                                   ARTICLE X

                                 MISCELLANEOUS
     10.1.  Survival......................................................  -69-
     10.2.  Governing Law; Consent to Jurisdiction; Waiver of Jury Trial..  -70-
     10.3.  Arbitration; Preservation and Limitation of Remedies..........  -70-
     10.4.  Notice........................................................  -71-
     10.5.  Assignments, Participations...................................  -72-
     10.6.  Fees and Expenses.............................................  -75-
     10.7.  Indemnification...............................................  -75-
     10.8.  Amendments, Waivers, etc......................................  -76-
     10.9.  Rights and Remedies Cumulative, Non-Waiver, etc...............  -76-
    10.10.  Binding Effect, Assignment....................................  -77-
    10.11.  Severability..................................................  -77-
    10.12.  Entire Agreement..............................................  -77-
    10.13.  Interpretation................................................  -77-
    10.14.  Counterparts, Effectiveness...................................  -77-
    10.15.  Conflict of Terms.............................................  -78-
    10.16.  Injunctive Relief.............................................  -78-
    10.17.  Confidentiality...............................................  -78-
    10.18.  Post-Closing Matters..........................................  -78-


                                    EXHIBITS

Exhibit A     -    Form of Note
Exhibit B-1   -    Form of Notice of Borrowing
Exhibit B-2   -    Form of Notice of Conversion/Continuation
Exhibit B-3   -    Form of Letter of Credit Request
Exhibit C     -    Form of Guaranty Agreement
Exhibit D-1   -    Form of Security Agreement
Exhibit D-2   -    Form of Guarantors' Security Agreement
Exhibit E     -    Form of Compliance Certificate
Exhibit F     -    Form of Assignment and Acceptance

                                   SCHEDULES

Schedule 1.1(a)    Existing Liens
Schedule 1.1(b)    Example of Permitted Subordinated Debt Instrument
Schedule 4.1       Corporate Organization
Schedule 4.2       Litigation; Government Regulation
Schedule 4.3       Taxes
Schedule 4.4       Defaults

Schedule 4.9       Principal Places of Business
Schedule 4.10      ERISA Matters
Schedule 4.11      Subsidiaries
Schedule 4.13      Exceptions to Title to Assets
Schedule 4.21      Insurance
Schedule 6.8       Investments; Loans

                   SECOND AMENDED AND RESTATED LOAN AGREEMENT


    THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT, dated as of the 30th day of October, 1996 (the "Loan Agreement" or "Agreement"), is made among AMERICAN ONCOLOGY RESOURCES, INC., a Delaware corporation (the "Borrower") with its principal offices in Houston, Texas, the banks and other financial institutions from time to time parties hereto (each, a "Lender," and collectively, the "Lenders"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Agent (the "Agent").


                                    RECITALS

    A. The Borrower, certain Lenders, and the Agent are parties to a Loan Agreement, dated as of December 5, 1994, as amended by (i) a First Amendment to Loan Agreement, dated as of March 23, 1995, (ii) a First Amended and Restated Loan Agreement, dated as of January 31, 1996 and (iii) a First Amendment to First Amended and Restated Loan Agreement, dated as of September 24, 1996 (such agreement, as heretofore amended and restated, the "Original Agreement"), pursuant to which the Lenders have made a revolving credit facility (including a letter of credit subfacility) and term loan facility available to the Borrower in the principal amount of $35,000,000.

    B. In order to establish a new reducing revolving line of credit facility in the principal amount of $150,000,000 to replace the credit facilities under the Original Agreement and into which the existing revolving credit and term loans will be converted and to make certain other changes as more fully set forth herein, the Borrower, the Lenders, and the Agent have agreed to amend and restate the Original Agreement by entering into this Loan Agreement.

    C. The Subsidiaries of the Borrower have jointly and severally guaranteed all of the obligations of the Borrower under the Original Agreement and the loan documents relating thereto. Such Subsidiaries have consented to this Loan Agreement, and their guarantees shall relate to the Obligations (defined below) of the Borrower hereunder and under the other Loan Documents (defined below).

    D. The parties acknowledge that this Loan Agreement and each of the other Loan Documents have been negotiated and delivered in Charlotte, North Carolina.

    E. The Lenders are willing to make the Loans described herein based on the terms and conditions set forth herein.


    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

    1.1. Defined Terms. For purposes of this Loan Agreement, in addition to the terms defined elsewhere in this Loan Agreement, the following terms shall have the meanings set forth below:

          "Account Designation Letter" shall mean a letter from the Borrower to the Agent, duly completed and signed by an Authorized Officer of the Borrower and in form and substance satisfactory to the Agent, listing any one or more accounts to which the Borrower may from time to time request the Agent to forward the proceeds of any Loans made hereunder.

          "Adjusted Base Rate" shall mean, at any time with respect to any Loan, a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans, each as in effect at such time.

          "Adjusted LIBOR Rate" shall mean, at any time with respect to any Loan, a rate per annum equal to the LIBOR Rate plus the Applicable Margin for LIBOR Loans, each as in effect at such time.

          "Affiliate" shall mean, as to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, owns or controls, or is controlled by or under common control with, such Person. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" shall mean First Union, in its capacity as appointed in
ARTICLE IX hereof, and its permitted successors and assigns.

          "Agreement" or "this Agreement" or "Loan Agreement" shall mean this Loan Agreement and any amendments, modifications and supplements hereto, any replacements, renewals, extensions and restatements hereof, and any substitutes herefor, in whole or in part and all Schedules and Exhibits hereto, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

          "Annualized EBITDA" shall mean, with respect to the Borrower and its Subsidiaries, on a consolidated basis, as of the last day of any fiscal quarter, the product of (a) EBITDA for the two consecutive fiscal quarters ending on such date, multiplied by (b) two (2).

          "Annualized EBITDAR" shall mean, with respect to the Borrower and its Subsidiaries, on a consolidated basis, as of the last day of any fiscal quarter, the product of (a) the sum of (i) EBITDA for the two consecutive fiscal quarters ending on such date, plus (ii) Lease Expense for the two consecutive fiscal quarters ending on such date, multiplied by (b) two (2).

          "Applicable Margin" shall mean, at any time with respect to any Loan, the applicable percentage points as determined under the following matrix with reference to the ratio of Consolidated Debt to Annualized EBITDA calculated as provided below:

  Ratio of Consolidated           Applicable Margin      Applicable Margin
Debt to Annualized EBITDA          (LIBOR Rate)            (Base Rate)
---------------------------  -------------------------  ------------------

Greater than 3.00 to 1.0             1.50%                     0.25%

Greater than 2.25 to 1.0
 but less than or equal
 to 3.00 to 1.0                      1.25%                     0.00%

Greater than 1.50 to 1.0
 but less than or equal
 to 2.25 to 1.0                      1.00%                     0.00%

Greater than 1.00 to 1.0
 but less than or equal
 to 1.50 to 1.0                      0.75%                     0.00%

Less than or equal to
 1.00 to 1.0                         0.50%                     0.00%

    From the Closing Date until the fifth (5th) day after delivery of the September 30, 1996 financial statements pursuant to SECTION 5.1(B) below, the Applicable Margin shall be 1.00% for LIBOR Loans and 0.00% for Base Rate Loans. The Applicable Margin shall be reset from time to time in accordance with the above matrix on the fifth (5th) day after delivery by the Borrower in accordance with SECTIONS 5.1(B) and (C) of financial statements together with a Compliance Certificate (reflecting the computation of the ratio of Consolidated Debt to Annualized EBITDA as of the last day of the preceding fiscal quarter or fiscal year, as appropriate).

    "Assignment and Acceptance" shall mean an Assignment and Acceptance Agreement entered into between a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of EXHIBIT F.

    "Assignment Restrictions" shall mean, with respect to any contracts or agreements assigned to the Agent, on behalf of the Lenders, as Collateral by the Borrower or any Subsidiary, any restriction or prohibition on assignment that has not been waived or consented to by the Person for whose benefit such restriction or prohibition exists with respect to which the Agent has waived the requirement of such waiver or consent.

    "Authorized Officer" shall mean any officer of the Borrower authorized by resolution of the board of directors of the Borrower to take the action specified herein with respect to such officer and whose signature and incumbency shall have been certified to the Agent by the secretary or an assistant secretary of the Borrower.

    "Bankruptcy Code" shall mean 11 U.S.C. (S) 101 et seq., as amended, and any successor statute or statute having substantially the same function.

    "Base Rate" shall mean the higher of (i) the per annum interest rate publicly announced from time to time by First Union in Charlotte, North Carolina, to be its prime or base rate (which may not necessarily be its best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime or base rate, or (ii) one-half percentage point (0.5%) per annum in excess of the Federal Funds Rate, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

    "Base Rate Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted Base Rate.

    "Bloodborne Pathogens Standard" shall mean the Final Standard for Occupational Exposure to Bloodborne Pathogens promulgated by OSHA at 56 Federal Register 64004 et seq. (December 6, 1991) and codified at 29 C.F.R. (S) 1910.1030, or any similar regulation promulgated by any Governmental Authority.

    "Borrower" shall mean American Oncology Resources, Inc., a Delaware corporation, and its successors and assigns.

    "Borrowing" shall mean the incurrence by the Borrower on a given date (including as a result of conversions of outstanding Loans pursuant to SECTION 2.9) of one or more Loans of a single Type and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

    "Borrowing Date" shall have the meaning assigned to such term in SECTION 2.2(A).

    "Business Day" shall mean (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina or, in respect of any determination relevant to a Loan, New York City are required by law to be closed and (ii) in respect of any determination relevant to a LIBOR Loan, any such day that is also a day on which tradings are conducted in the London interbank Eurodollar market.

    "Capital Asset" shall mean any asset that would, in accordance with Generally Accepted Accounting Principles, be required to be classified and accounted for as a capital asset.

    "Capital Expenditures" shall mean the aggregate amount of all expenditures and liabilities (including, without limitation, Capital Lease Obligations) made and incurred in respect of the acquisition by the Borrower or any Subsidiary of Capital Assets.

    "Capital Lease" shall mean any lease of any property that would, in accordance with Generally Accepted Accounting Principles, be required to be classified and accounted for as a capital lease on the balance sheet of the lessee.

    "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that would, in accordance with Generally Accepted Accounting Principles, appear on a balance sheet as a liability of such lessee in respect of such Capital Lease, net of any government grant applicable to such Capital Lease.

    "Cash Collateral Account" shall have the meaning given to such term in
SECTION 2.18(J).

    "Cash Investments" shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.; (iii) marketable commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc.; (iv) demand deposits, time deposits and certificates of deposit maturing within one (1) year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States of America or any state thereof and having a long term debt rating by Standard & Poor's Ratings Services of A or higher and (v) any mutual fund that invests solely in any of the items described in clauses (i), (ii), (iii) and (iv) of this paragraph.

    "Change of Control" shall mean the occurrence of any one or more of the following: (i) the Borrower shall merge or consolidate with or into another corporation with the effect that the Persons who were the shareholders of the Borrower immediately prior to the effective time of such merger or consolidation hold less than 51% of the combined voting power of the outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, or (ii) any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange
Act), other than the Welsh, Carson, Anderson and Stowe group or any of its affiliates, shall, directly or indirectly, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the Closing Date, the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Borrower representing 49% or more of the combined voting power of the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

    "Closing" shall mean the closing of the initial transactions contemplated by this Agreement.

    "Closing Date" shall mean the date upon which the Closing takes place.

    "Collateral" shall mean all right, title and interest of the Borrower and each Guarantor in (i) its Management Services Agreements and the proceeds thereof, (ii) the Securities (as defined in the Security Agreements) owned by such Borrower or Guarantor and the proceeds thereof, and (iii) all other property and interests in property that shall, from time to time, be collaterally assigned to secure the Obligations or the obligations of any Guarantor under the Guaranty Agreement, in each case whether now owned or existing or hereafter acquired or arising and whether in the possession or control of the Borrower, any Guarantor or the Agent, for the benefit of the Lenders, or any Lender.

    "Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on its signature page hereto under the caption "Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Agent pursuant to SECTION 10.5(B) as such Lender's "Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

    "Compliance Certificate" shall mean a fully completed certificate in the form of EXHIBIT E.

    "Consolidated Debt" shall mean, at any time, the aggregate (without duplication) of all Debt of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis.

    "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries, on a consolidated basis and excluding intercompany items, for such period, determined in accordance with Generally Accepted Accounting Principles, but excluding as income: (a) gains on the sale, conversion or other disposition of Capital Assets, (b) gains on the acquisition, retirement, sale or other disposition of Stock of the Borrower or any Subsidiary, (c) gains on the collection of life insurance proceeds, (d) any write-up of any asset, and (e) any other gain or credit of an extraordinary nature.

    "Consolidated Net Revenue" shall mean, for any period, the revenues of the Borrower and its Subsidiaries, on a consolidated basis and excluding intercompany items, for such period, determined in accordance with Generally Accepted Accounting Principles, but excluding as revenue: (a) the sale or other disposition of Capital Assets, (b) the sale or other disposition of Stock of the Borrower or any Subsidiary, (c) the collection of life insurance proceeds, (d) any write-up of any asset, and (e) any other source of revenue of an extraordinary nature.

    "Consolidated Net Worth" shall mean, as of the last day of any fiscal quarter, the net worth of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

    "Consolidated Total Capital" shall mean, with respect to the Borrower and its Subsidiaries, at any time, the sum of Consolidated Net Worth and Consolidated Debt.

    "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Debt, lease, dividend, guaranty, letter of credit or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

    "Covenant Compliance Worksheet" shall mean a fully completed certificate in the form of Attachment A to EXHIBIT E.

    "Debt" shall mean, with respect to any Person, without duplication, (i) all indebtedness of such Person for money borrowed, (ii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not matured), (iii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iv) all obligations of such Person to pay the deferred purchase price of property or services (including seller subordinated notes, contingent or otherwise), other than trade payables, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vi) all Capital Lease Obligations of such Person,
(vii) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock or other equity securities that, by their stated terms (or by the terms of any equity securities issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, mature or are mandatorily redeemable, or are redeemable at the option of the holder thereof, in whole or in part, (viii) all indebtedness referred to in clauses (i) through (vii) above to the extent secured by any lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person and (x) any Contingent Obligation of such Person.

    "Debt Service" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis as of the last day of any fiscal quarter, the sum of (a) Fixed Charges for the two consecutive fiscal quarters ending on such date multiplied by two (2) plus (b) current maturities (due within twelve months) of all Debt (provided that the amount outstanding under the Facility shall not be considered a current maturity of Debt solely by reason of the Maturity Date falling within such twelve month period).

    "Default" shall mean any event that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

    "Dollars" or "$" shall mean dollars of the United States of America.

    "EBITDA" shall mean, for any period, an amount equal to, without duplication, the sum of (a) net income (determined in accordance with Generally Accepted Accounting Principles) earned in such period, plus (b) to the extent net income has been reduced thereby, the sum of (i) depreciation and amortization expense, plus (ii) Interest Expense, plus (iii) federal and state income taxes.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

    "ERISA Event" means (a) a Reportable Event with respect to a Qualified Plan (as defined in SECTION 4.10(C)); (b) a withdrawal by any Borrower Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by any Borrower Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA;
(e) a failure to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than Pension Benefit Guaranty Corporation premiums due but not delinquent under
Section 4007 of ERISA, upon any Borrower Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code with respect to any Qualified Plan; (i) any Borrower Affiliate engages in or otherwise becomes liable for a non-exempt prohibited transaction; or

(j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary with respect to any Qualified Plan for which any Borrower Affiliate may be directly or indirectly liable.

    "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $5,000,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the OECD or a political subdivision of any such country and having total assets in excess of $5,000,000,000, provided that such bank is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company, mutual fund, insurance company or other financial institution that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000, (v) any Affiliate of an existing Lender or (vi) any other Person (other than an Affiliate of the Borrower) approved by the Agent and the Borrower, which approval shall not be unreasonably withheld; provided, however, that in no event shall the withholding of approval by the Borrower under this definition or SECTION 10.5 be considered unreasonable if (i) the Borrower has had prior dealings with such Person which the Borrower regards as unfavorable or (ii) such Person provides banking or other financial services to any of the Borrower's competitors.

    "Employee Plan" shall mean any "employee benefit plan" within the meaning of
Section 3(3) of ERISA maintained by the Borrower or any Subsidiary.

    "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any Subsidiary solely in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to health or the environment.

    "Environmental Laws" shall mean any and all applicable laws, subsequent enactments, amendments and modifications, including, without limitation, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of the environment (and related human health issues), including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. (S) 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.) ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. (S) 300, et seq.), the Environmental Protection Agency's regulations relating to underground storage tanks (40

C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C.
(S) 651 et seq.) ("OSHA"), as such laws have been amended or supplemented and any analogous federal, state or local, statutes and the rules and regulations promulgated thereunder.

    "Event of Default" shall have the meaning specified in ARTICLE VII hereof.

    "Facility" shall mean the reducing revolving line of credit facility established by the Lenders under SECTION 2.1(A).

    "Federal Funds Rate" shall mean, for any day, the interest rate per annum equal to the weighted average of the rates of overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Richmond, or if such rate is not so published on the relevant Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

    "Fee Letter" shall mean the letter from First Union to the Borrower, dated July 26, 1996, relating to the underwriting and administrative fees payable by the Borrower in respect of the transactions contemplated by this Agreement, as amended, modified or supplemented from time to time.

    "Financials" or "Financial Statements" shall mean the audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal years ended December 31, 1994 and December 31, 1995; the unaudited consolidated interim financial statements of the Borrower and its Subsidiaries for the six months ended June 30, 1996; and all other financial statements of the Borrower and its Subsidiaries subsequent to December 31, 1995 that have previously been delivered by the Borrower or any Subsidiary to the Agent or any Lender in connection with this Agreement, including without limitation interim financial statements.

    "Financing Statements" shall mean financing statements approved for filing in accordance with the applicable adopted version of the Uniform Commercial Code and all other titles, documents, and certificates that the Agent may require from the Borrower or any Guarantor to describe and perfect the security interests created hereunder or under the other Loan Documents, and all assignments thereof and amendments thereto, in form and substance satisfactory to the Agent.

    "First Union" shall mean First Union National Bank of North Carolina, a national banking association, and its successors and assigns.

    "Fixed Charges" shall mean at any time, with respect to the Borrower and its Subsidiaries on a consolidated basis as of the last day of any fiscal quarter, without duplication, the sum of Interest Expense and Lease Expense for such fiscal quarter.

    "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries on a consolidated basis throughout the period indicated and consistent with the financial practice of the Borrower and its Subsidiaries after the date hereof.

    "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

    "Guarantors" shall mean AOR, Inc., AOR Management Company of Indiana, Inc., AOR Holding Company of Indiana, Inc., AOR Management Company of Oregon, Inc., AOR Management Company of Oklahoma, Inc., AOR Management Company of Pennsylvania, Inc., AOR Management Company of Missouri, Inc., AOR Management Company of Arizona, Inc., AOR Management Company of South Carolina, Inc., AOR Management Company of Virginia, Inc., AOR Management Company of North Carolina, Inc., AOR Management Company of New York, Inc., AOR Management Company of Florida, Inc., AOR Management Company of Nevada, Inc., AOR Management Company of Texas, Inc., AOR Real Estate, Inc., AORT Holding Company, Inc., RMCC Cancer Center, Inc. (each of the foregoing a Delaware corporation and a direct or indirect wholly-owned Subsidiary of the Borrower), AOR of Texas Management Limited Partnership and AOR of Indiana Management Partnership, their successors and assigns, each future direct and indirect Subsidiary and any other Person that guarantees the Obligations of the Borrower and the obligations of the other Guarantors under the Guaranty Agreement.

    "Guarantors' Security Agreement" shall mean the Second Amended and Restated Guarantors' Security Agreement, substantially in the form of EXHIBIT D-2, together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

    "Guaranty Agreement" shall mean the First Amended and Restated Guaranty Agreement substantially in the form of EXHIBIT C, together with accessions thereto at various dates thereafter, and all other similar guaranty agreements and accessions executed and delivered from time to time by any Guarantor or future Guarantor in form and substance satisfactory to the Lenders, together with any amendments, modifications, supplements and accessions thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

    "HCFA" shall mean the United States Health Care Financing Administration and any successor agency.

    "Hazardous Substances" means any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, including, without limitation, underground or above ground storage tanks; (ii) that are toxic, explosive, corrosive, flammable, infectious, radioactive, mutagenic or otherwise hazardous and that, in each case, are or become regulated under any Environmental Law by any Governmental Authority; or (iii) the presence of which requires investigation or remediation under any Environmental Law.

    "IRS" shall mean the Internal Revenue Service and any successor thereto.

    "Indemnified Costs" shall have the meaning assigned to such term in SECTION 10.7.

    "Indemnified Person" shall have the meaning assigned to such term in SECTION 10.7.

    "Interest Expense" shall mean, for any period, total interest expense of the Borrower and its Subsidiaries on a consolidated basis for such period (including, without limitation, capitalized interest expense and interest expense attributable to Capital Lease Obligations), determined in accordance with Generally Accepted Accounting Principles.

    "Interest Period" shall have the meaning set forth in SECTION 2.8 hereof.

    "Interest Rate Protection Agreements" shall mean all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance or other hedging arrangements and all other similar agreements or arrangements designed to protect against fluctuations in interest rates.

    "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    "Issuing Bank" shall mean First Union in its capacity as issuer of Letters of Credit, and its successors or assigns in such capacity.

    "L/C Participant" shall have the meaning assigned to such term in SECTION 2.18(C) hereof.

    "LIBOR Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted LIBOR Rate.

    "LIBOR Rate" shall mean, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum equal to
(i) the rate of interest appearing on Telerate Page 3750 (or any successor page) or (ii) if no such rate is available, the rate of interest determined by the Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered by First Union to first-tier banks in the London interbank Eurodollar market, in each case under (i) and (ii) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of Agent's LIBOR Loan in its capacity as a Lender comprising part of such Borrowing.

    "Lease Expense" shall mean, for any period, all amounts paid, payable or accrued during such period by the Borrower and its Subsidiaries on a consolidated basis with respect to all leases of real and personal property, excluding intercompany items.

    "Lender" shall mean each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereto pursuant to SECTION 10.5, and their permitted successors and assigns.

    "Lending Office" shall mean, with respect to any Lender, the branch or branches (or Affiliates) from which any of such Lender's Loans are made or maintained.

    "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit at such time and
(ii) the aggregate amount of all Reimbursement Obligations at such time (exclusive of Reimbursement Obligations that are repaid with the proceeds of, and simultaneously with the incurrence of, Loans).

    "Letter of Credit Request" shall have the meaning assigned to such term in
SECTION 2.18(B) hereof.

    "Letters of Credit" shall have the meaning set forth in SECTION 2.18(A) hereof.

    "Loan" or "Loans" shall have the meaning assigned to such term in SECTION 2.1(A).

    "Loan Documents" shall mean and collectively refer to this Agreement, the Notes, the Security Agreements, the Guaranty Agreement, the Financing Statements, Interest Rate Protection Agreements (if any) with any Lenders relating to the Notes, and any and all agreements, instruments and documents, including, without limitation, notes, guaranties, mortgages, deeds to secure debt, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust account agreements and all other written matters, whether heretofore, now or hereafter, executed by or on behalf of the Borrower or any Subsidiary and delivered to the Agent or any Lender, with respect to this Agreement or with respect to the transactions contemplated by this Agreement, and in each case, together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

    "Management Services Agreements" shall mean the management services agreements of Borrower and its Subsidiaries, whether now existing or hereafter acquired or arising, together with any and all extensions, modifications, amendments, renewals, substitutions or replacements thereof.

    "Margin Stock" shall have the meaning given to such term in Regulation U or Regulation G.

    "Material Adverse Effect" or "Material Adverse Change" shall mean, in the good faith and reasonable opinion of the Required Lenders, a material adverse effect upon, or a material adverse change in, any of (a) the financial condition, operations, business or properties of the Borrower and its Subsidiaries, taken as a whole; or (b) the ability of the Borrower and its Subsidiaries, taken as a whole, to perform under the Loan Documents.

    "Maturity Date" shall mean October 30, 2001.

    "Medicaid Certification" shall mean, with respect to any health care facility, certification by HCFA or another Governmental Authority, or any Person under contract with HCFA, that such health care facility is in compliance with all conditions of participation set forth in the Medicaid Regulations, except where the failure to so comply would not have a Material Adverse Effect.

    "Medicaid Provider Agreement" shall mean an agreement entered into between any Person administering the Medicaid program and a health care facility under which the health care facility agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

    "Medicaid Regulations" shall mean, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act, 42 USC (S)(S) 1396 et seq., or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act, and any statutes succeeding thereto; (ii) all applicable provisions of all federal rules, regulations, manuals having the force of law and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (i) above and all federal administrative, reimbursement and other guidelines of all Governmental

Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (i) above; (iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above; and (iv) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (iii) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (iii) above, in each case as may be amended, supplemented or otherwise modified from time to time.

    "Medicare Certification" shall mean, with respect to any health care facility, certification by HCFA or any other Governmental Authority, or any Person under contract with HCFA, that such health care facility is in compliance with all the conditions of participation set forth in the Medicare Regulations, except where the failure to so comply would not have a Material Adverse Effect.

    "Medicare Provider Agreement" shall mean an agreement entered into between any Person administering the Medicare program and a health care facility under which the health care facility agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

    "Medicare Regulations" shall mean, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act, 42 USC (S)(S) 1396 et seq., or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals having the force of law and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including without limitation, Health and Human Services ("HHS"), HCFA, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, in each case as may be amended, supplemented or otherwise modified from time to time.

    "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which any Borrower or any Subsidiary is required to make contributions.

    "Notes" shall mean the promissory notes of the Borrower in substantially the form of EXHIBIT A, together with any amendments, modifications and supplements thereto and restatements thereof.

    "Notice of Borrowing" shall have the meaning assigned to such term in
SECTION 2.2(A).

    "Notice of Conversion/Continuation" shall have the meaning assigned to such term in SECTION 2.9(B).

    "OECD" shall mean the Organization for Economic Cooperation and Development and any successor thereto.

    "OSHA" shall mean the Occupational Safety and Health Act, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

    "Obligations" shall mean (i) the Loans and Reimbursement Obligations and all other loans, advances, indebtedness, liabilities, obligations, covenants and duties owing, arising, due or payable from the Borrower to the Agent or any Lender or Issuing Bank of any kind or nature, present or future, howsoever evidenced, created, incurred, acquired or owing, arising under this Agreement, the Notes or the other Loan Documents or in any other way related to this Agreement, whether direct or indirect (including those acquired by an Assignment and Acceptance), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, (ii) all interest (including, to the extent permitted by law, all post-petition interest), charges, expenses, fees, attorneys' fees and any other sums payable by the Borrower to the Agent or any Lender under this Agreement or any of the other Loan Documents, and (iii) all obligations to any Lender pursuant to any Interest Rate Protection Agreement (if any) in respect of the Notes.

    "Participant" shall mean any Person, now or at any time hereafter, participating with any Lender in the Loans pursuant to this Agreement, and its permitted successors and assigns.

    "Partnership Interests" shall mean all ownership or profit-sharing interests (howsoever designated) in any general or limited partnership, limited liability company or other non-corporate company or entity and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

    "Pension Plan" shall mean any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA maintained by the Borrower or any Subsidiary (other than any Multiemployer Plan that is subject to the provisions of Title IV of ERISA).

    "Percentage" shall mean, with respect to any Lender at any time, a fraction (expressed as a percentage) the numerator of which is the Commitment of such Lender at such time and the denominator of which is the Total Commitment at such time; provided that if the Percentage of any Lender is to be determined after the Commitments have been terminated, then such Percentage shall be determined immediately prior (and without giving effect) to such termination.

    "Permitted Liens" shall mean any of the following liens, restrictions or encumbrances securing any liability or indebtedness of the Borrower or any Subsidiary on, or otherwise affecting, any of the Borrower's or such Subsidiary's property, real or personal, whether now owned or hereafter acquired:

    (a) Liens granted to the Agent, for the benefit of the Lenders;

    (b) Liens imposed by mandatory provisions of law of carriers, warehousemen, mechanics, repairmen and materialmen and other like liens required by provisions of law and incurred in the ordinary course of business for sums not yet due and payable (or with respect to any obligation not greater than $50,000, not more than sixty (60) days past the date of service) or that are being contested in good faith and with due diligence by appropriate proceedings;

    (c) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or liens arising from good faith deposits in connection with letters of credit, bids, tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business, or to secure obligations on surety or appeal bonds provided that all such liens in the aggregate have no Material Adverse Effect;

    (d) Liens for current taxes, assessments or other governmental charges that are not delinquent or remain payable without any penalty or that are being contested in good faith and with due diligence by appropriate proceedings, provided that all such liens in the aggregate have no Material Adverse Effect and, if reasonably requested by the Agent, the Borrower or such Subsidiary has established reserves reasonably satisfactory to the Agent with respect thereto;

    (e) Liens upon property leased under a Capital Lease and placed upon such property at the time of, or within ten (10) days after, the commencement of the lease thereof to secure the lease payments under such Capital Lease, provided that any such lien (i) shall not encumber any other property of the Borrower or any Subsidiary and (ii) shall not exceed the total of such lease payments;

    (f) Liens set forth on SCHEDULE 1.1(A) attached hereto, provided that such liens are not renewed, extended or increased;

    (g) Purchase money liens (x) incurred in the purchase of equipment permitted under SECTION 6.10 hereof, provided that any such lien (i) attaches to such asset concurrently with or within ten (10) days after the acquisition thereof,
(ii) shall not encumber any other property of the Borrower or any Subsidiary and
(iii) shall not exceed the purchase price of such asset or (y) that have been disclosed to the Agent and the Lenders and assumed in any Permitted Physician Transaction in accordance with SECTION 5.14 or Physician Transaction approved in accordance with SECTION 6.2 hereof;

    (h) Other liens disclosed to the Agent and Lenders and incurred, assumed or otherwise acquired in connection with any Permitted Physician Transaction or permitted in connection with any Physician Transaction approved under SECTION 6.2;

    (i)  Assignment Restrictions;

    (j) Easements, rights of way, zoning restrictions and other similar encumbrances on real estate that do not materially impair the value of the property to which they relate;

    (k) Any other liens or encumbrances as the Required Lenders may approve in writing from time to time; and

    (l) Liens on Margin Stock, to the extent the value thereof exceeds 25% of the value of the total assets of the Borrower and its Subsidiaries (including Margin Stock).

    "Permitted Physician Transaction" shall mean a Physician Transaction that, upon satisfaction of all of the following conditions, may be consummated without the consent of the Agent or the Lenders: (A) the assets acquired, or the business of the Person whose stock is acquired, shall be of an oncology, hematology or radiation oncology physician practice; (B) those Physician Transactions that are structured as asset acquisitions shall be for an entire business, division, facility, operation or product line of such Person, excluding medical assets not acquired by the Borrower or Subsidiary; (C) those Physician Transactions that are structured as stock acquisitions shall be effected through a purchase of 100% of the capital stock of such Person by the Borrower or through a merger between such Person and the Borrower or a direct wholly-owned Subsidiary of the Borrower, as the case may be, so that after giving effect to such merger 100% of the capital stock of the surviving corporation of such merger is owned by the Borrower or a direct wholly-owned Subsidiary of the Borrower; (D) the Transaction Amount for such Physician Transaction shall not exceed $15,000,000; and (E) in the fiscal year of such Physician

Transaction, the aggregate Transaction Amount for all Permitted Physician Transactions in such year shall not exceed $50,000,000 (provided that for the period from the Closing Date through December 31, 1996 the aggregate Transaction Amount for all Permitted Physician Transactions in such period shall not exceed $30,000,000). Notwithstanding anything to the contrary contained in the immediately preceding sentence, a Physician Transaction shall be a Permitted Physician Transaction only if, in addition to the foregoing, all requirements of SECTIONS 5.11 (if any new Subsidiaries are acquired or created in connection with such Physician Transaction) and 5.14 are met with respect thereto.

    "Permitted Subordinated Debt" shall mean any Debt of the Borrower or any Subsidiary incurred in respect of a Permitted Physician Transaction and evidenced by a written instrument. The terms and conditions of any Permitted Subordinated Debt shall be substantially similar to those shown on SCHEDULE 1.1(B), including, without limitation, (i) an express statement of subordination to the payment and performance of the Obligations, (ii) an interest rate not exceeding the greater of 7% per annum and three percentage points per annum over the Base Rate (other than upon a default), (iii) a term for repayment that provides for no more than 20% of the total original principal amount of such Permitted Subordinated Debt to be repaid in any fiscal year, (iv) a final maturity of such Permitted Subordinated Debt not less than five (5) years from the date of the Permitted Physician Transaction and (v) a payment blockage on such Permitted Subordinated Debt in the event of a payment default on any senior debt or an event of default allowing senior creditors to accelerate such senior debt (provided that such payment blockage may expire if the senior debt has not been accelerated within at least ninety (90) days from the commencement of such blockage).

    "Person" shall mean a corporation, an association, a joint venture, a partnership, an organization, a business, an individual, a trust or a government or political subdivision thereof or any government agency or any other legal entity.

    "Physician Transaction" shall mean any bona fide transaction or series of related transactions, consummated after the date hereof, by which the Borrower or any Subsidiary (i) acquires all or part of the assets, or a going business or division, of any Person, whether through purchase of assets or securities, merger or otherwise, (ii) directly or indirectly acquires control of any Person or (iii) acquires the right to manage the non-medical aspects of the business of any Person. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and non-medical policies, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the above, "control" shall not include, and shall not be implied to include, the power to direct any physician's practice of medicine or the power to interfere in any physician/patient relationship.

    "Practice" shall have the meaning assigned to such term in SECTION
5.14(C)(I).

    "Pro Rata Share" of any amount shall mean, with respect to any Lender at any time, the product of (i) such amount, multiplied by (ii) such Lender's Percentage at such time.

    "Prohibited Transaction" shall mean any transaction described in (i) Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or (ii)
Section 4975(c) of the Internal Revenue Code that is not exempt by reason of
Section 4975(c) or 4975(d).

    "Regulations D, G, T, U and X" shall mean Regulations D, G, T, U and X, respectively, of the Federal Reserve Board and any successor regulations.

    "Reimbursement Obligations" shall have the meaning set forth in SECTION 2.18(D) hereof.

    "Reportable Event" shall mean a reportable event as defined in Section 4043(b) of ERISA (other than an event for which notice is waived under the ERISA regulations).

    "Required Lenders" shall mean, at any time, the Lenders owning or holding 66-2/3% or more of the then aggregate principal amount of the Loans then outstanding; or, if no Loans are then outstanding, the Lenders with 66-2/3% or more of the aggregate of all Commitments at such time.

    "Requirement of Law" means, as to any Person, the charter, articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

    "Reserve Requirement" shall mean, with respect to any Lender for any Interest Period, the reserve percentage (expressed as a decimal) applicable two
(2) Business Days before the first day of such Interest Period in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body), for determining the reserve requirement (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to such Lender under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

    "Security Agreement" shall mean the Second Amended and Restated Security Agreement, substantially in the form of EXHIBIT D-1, together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

    "Security Agreements" shall mean the Security Agreement and the Guarantors' Security Agreement.

    "Solvent" shall mean, as to any Person on any particular date, that such Person (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (ii) is able to pay its debts as they mature, (iii) owns property having a fair saleable value greater than the amount required to pay its probable liability on existing debts as they mature (including known reasonable contingencies and contingencies that should be included in notes of the Financial Statements pursuant to Generally Accepted Accounting Principles), and (iv) does not intend to, and does not believe that it will, incur debts or probable liabilities beyond its ability to pay such debts or liabilities as they mature.

    "Stated Amount" shall mean, with respect to any Letter of Credit at any time, the maximum amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

    "Stock" shall mean all shares, interests, rights to purchase, options, participations or other equivalents of or interests in (howsoever designated) the equity of any Person, whether voting or non-voting, including, without limitation, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

    "Subordinated Debt" shall mean any Debt of the Borrower or any Subsidiary to the extent such Debt is expressly subordinated and made junior to the payment and performance of the Obligations and evidenced as such by a written instrument the terms and conditions (including, without limitation, subordination provisions) of which are satisfactory in form and substance to the Required Lenders and are approved in writing by the Agent in accordance with SECTION 6.2 or 6.3 hereof.

    "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors, or other entity of which more than fifty percent (50%) of the Partnership Interest or voting power, is at the time, directly or indirectly, owned by any Person or one or more of its Subsidiaries (irrespective of whether, at the time, the ownership interests or Stock of any other class or classes of such entity or corporation shall have or might have voting power by reason of the happening of any contingency). When used without reference to a parent, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Borrower.

    "Syndication Completion Date" shall have the meaning assigned to such term in SECTION 2.1(C).

    "Taxes" shall have the meaning assigned to such term in SECTION 2.12(A).

    "Termination Date" shall mean the Maturity Date, or such earlier date of termination of the Total Commitment in accordance with SECTION 2.4 or SECTION 8.1.

    "Total Commitment" shall mean, at any time, the sum of the Commitments of each Lender at such time.

    "Total Unutilized Commitment" shall mean, at any time, the sum of the Unutilized Commitments of each Lender at such time.

    "Transaction Amount" shall mean, with respect to any Physician Transaction, the sum (without duplication) of the following, in each case determined in accordance with Generally Accepted Accounting Principles: (i) the aggregate original principal amount of all Loans the proceeds of which are utilized to finance such Physician Transaction, in part or in whole, (ii) the amount of cash paid by the Borrower and its Subsidiaries in connection with such Physician Transaction, (iii) the fair market value of all capital stock or other ownership interests of the Borrower or any Subsidiary issued or given (or to be issued or given in the future) to the seller in connection with such Physician Transaction, (iv) the outstanding principal amount of all Debt incurred, assumed or acquired in connection with such Physician Transaction, (v) all additional purchase price amounts in the form of notes and other contingent obligations, as recorded or disclosed on the financial statements (including the notes to such statements) of the Borrower and its Subsidiaries, (vi) all amounts paid in consideration of parties' entering into covenants not to compete and consulting agreements in connection with such Physician Transaction and (vii) the aggregate fair market value of all other consideration given by the Borrower and its Subsidiaries in connection with such Physician Transaction.

    "Type" shall have the meaning assigned to such term in SECTION 2.1(B).

    "Uniform Commercial Code" shall mean the Uniform Commercial Code of the State of North Carolina, as amended from time to time, unless in any particular instance the Uniform Commercial Code of another state is applicable, in which case it shall mean the Uniform Commercial Code of such state.

    "Unutilized Commitment" shall mean, with respect to any Lender at any time, such Lender's Commitment at such time less (i) the aggregate principal amount of all Loans made by such Lender that are outstanding at such time and (ii) such Lender's Pro Rata Share of Letter of Credit Outstandings.

    1.2. Accounting Terms. Any accounting terms used in this Agreement that are not specifically defined shall have the meanings customarily given them in accordance with Generally Accepted Accounting Principles; provided, however, that, in the event that changes in Generally Accepted Accounting Principles shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify or could modify such accounting terms (including accounting terms otherwise defined in this Agreement) or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date this Agreement shall have been amended to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

    1.3. Singular/Plural. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

    1.4. Other Terms. All other terms contained in this Agreement shall, when the context so indicates, have the meanings provided for by the Uniform Commercial Code of the State of North Carolina to the extent the same are used or defined therein.


                                   ARTICLE II

                         AMOUNT AND TERMS OF THE LOANS

    2.1. The Loans.

    (a) Each Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make Loans (each, a "Loan" and collectively, the "Loans") to the Borrower, from time to time on any Business Day during the period from the date hereof to but not including the Termination Date, provided that (i) the aggregate principal amount of Loans at any time outstanding for any Lender shall not exceed the difference between (A) such Lender's Commitment at such time less
(B) such Lender's Pro Rata Share of the Letter of Credit Outstandings at such time (exclusive of Reimbursement Obligations that are repaid with the proceeds of, and simultaneously with the incurrence of, Loans); (ii) no Borrowing shall be made if, immediately after giving effect thereto, the sum of (x) the aggregate principal amount of Loans outstanding at such time plus (y) the aggregate Letter of Credit Outstandings at such time (exclusive of Reimbursement Obligations that are repaid with the proceeds of, and simultaneously with the incurrence of Loans) would exceed the Total Commitment; and (iii) no Borrowing shall be required of any Lender if, immediately after giving effect thereto, a Default or Event of Default would exist. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Loans.

    (b) The Loans shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each such type of Loan, a "Type"), provided that all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type.

    (c) Notwithstanding any other provision of this Agreement, no LIBOR Loans having an Interest Period of longer than one month may be borrowed at any time prior to the earlier of the 30th day after the Closing Date and the date upon which the Agent determines in its sole discretion, and notifies the Borrower, that the primary syndication of the credit facility provided for hereunder has been completed (the earlier of such dates, the "Syndication Completion Date").

    2.2. Borrowings.

    (a) Whenever the Borrower desires to make a Borrowing hereunder (other than continuations or conversions of outstanding Loans pursuant to SECTION 2.9 or any Borrowing pursuant to SECTION 2.18), the Borrower will give the Agent written notice (by telecopier or otherwise), prior to 11:00 a.m., Charlotte time, at least three (3) Business Days prior to each Borrowing to be comprised of LIBOR Loans and at least one (1) Business Day prior to each Borrowing to be comprised of Base Rate Loans. Each such notice (each, a "Notice of Borrowing") shall be irrevocable, shall be given in the form of EXHIBIT B-1 and shall be appropriately completed to specify (i) the aggregate principal amount and Type of the Loans to be made pursuant to such Borrowing (and, in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto) and (ii) the requested date of the Borrowing (the "Borrowing Date"), which shall be a Business Day. Notwithstanding anything to the contrary contained herein:

    (i) the aggregate principal amount of each Borrowing hereunder (y) in the case of Borrowings comprised of Base Rate Loans, shall not be less than $2,000,000 and, if greater, shall be in an integral multiple of $500,000 in excess thereof and (z) in the case of Borrowings comprised of LIBOR Loans, shall not be less than $3,000,000 and, if greater, shall be in an integral multiple of $1,000,000 in excess thereof;

    (ii) if the Borrower shall have failed to designate the Type of Loans comprising a Borrowing, the Borrower shall be deemed to have requested a Borrowing comprised of Base Rate Loans;

    (iii) if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month; and

    (iv) LIBOR Loans under the Facility may not be outstanding under more than seven (7) separate Interest Periods at any one time.

    (b) Upon its receipt of a Notice of Borrowing, the Agent will promptly notify each Lender of the proposed Borrowing, of such Lender's Pro Rata Share thereof and of the other matters specified in the Notice of Borrowing. Each such Lender will make the amount of its Pro Rata Share of such Borrowing available to the Agent at its office referred to in SECTION 10.4, for the account of the Borrower, in Dollars and in immediately available funds, prior to 2:00 p.m., Charlotte time, on the Borrowing Date. To the extent the relevant Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the Borrower in accordance with subsection (C) below and in like funds as received by the Agent, as soon as practicable prior to 3:30 p.m., Charlotte time, on the Borrowing Date.

    (c) The Borrower hereby authorizes the Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any of the Authorized Officers, provided that the Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. The Borrower may at any time deliver to the Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

    (d) Unless the Agent has received, prior to 12:00 noon, Charlotte time, on any Borrowing Date, written notice from a Lender that such Lender will not make available to the Agent its Pro Rata Share of the relevant Borrowing, the Agent may assume that such Lender has made its Pro Rata Share of such Borrowing available to the Agent on such Borrowing Date in accordance with subsection (B) above, and the Agent may, in reliance upon such assumption, make a corresponding amount available to the Borrower on such Borrowing Date. If and to the extent that such Lender shall not have made such Pro Rata Share available to the Agent, and the Agent shall have made such corresponding amount available to the Borrower, such Lender, on the one hand, and the Borrower, on the other, severally agree to pay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, (i) if recovered from such Lender, at the Federal Funds Rate, and (ii) if recovered from the Borrower, at the rate of interest applicable to Loans comprising such Borrowing, as determined under SECTION 2.6. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

    (e) The failure of any Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation hereunder to make its Loan on the respective Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of any Borrowing.

    (f) Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, provided that any exercise of such option shall not increase or otherwise adversely affect the obligation of the Borrower to compensate or otherwise make additional payments to such Lender or to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

    (g) Any borrowings outstanding under the Original Agreement shall not be continued as Loans under this Agreement and shall be repaid, together with all interest and fees accrued thereon, on or prior to the Closing Date.

    2.3. Notes.

    (a) The Loans made by each Lender shall be evidenced by a Note appropriately completed in substantially the form of EXHIBIT A. The Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the date hereof (or, in the case of Notes issued pursuant to an Assignment and Acceptance, as of the effective date thereof), (iv) be in a stated principal amount equal to such Lender's Commitment, (v) bear interest in accordance with the provisions of SECTION 2.6, as the same may be applicable to the Loans made by such Lender from time to time, and (vi) be entitled to all of the benefits of this Agreement and the other Loan Documents and subject to the provisions hereof and thereof.

    (b) Each Lender will record on its internal records the amount of each Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Notes, either endorse on the reverse side thereof the outstanding principal amount of the Loans evidenced thereby as of the date of transfer or provide such information on Annex I to the Assignment and Acceptance relating to such transfer; provided, however, that the failure of any Lender to make any such recordation or provide any such information, or any error in such recordation or information, shall not affect the Borrower's obligations in respect of such Loans.

    2.4. Termination and Reduction of Commitments.

    (a) The Commitments shall be automatically and permanently terminated on the Maturity Date unless sooner terminated pursuant to subsection (B) or (C) below or SECTION 8.1.

    (b) On each date set forth below, the Total Commitment shall automatically be permanently reduced by the amount set forth below opposite such date):

                                   Amount of Reduction in
               Date                 Aggregate Commitments
             --------             ------------------------
          October 30, 1999              $37,500,000
          October 30, 2000               37,500,000
          October 30, 2001               75,000,000

    (c) At any time and from time to time, upon at least five (5) Business Days' prior written notice to the Agent, the Borrower may terminate in whole or reduce in part the Total Unutilized Commitment, provided that any such partial reduction shall be in an aggregate amount of not less than $5,000,000 or integral multiples thereof. The amount of any termination or reduction made under this subsection (C) may not thereafter be reinstated.

    (d) The Total Commitment shall automatically be permanently reduced by the amount of the proceeds of sales to physicians as described in SECTION 6.6 (III).

    (e) Each reduction of the Total Unutilized Commitment under this Section shall be applied ratably to the Commitments of the Lenders according to their respective Percentages. After any such reduction, the fee provided for in
SECTION 2.7 shall be calculated with respect to the reduced Commitments. Each reduction of the Total Unutilized Commitment under subsections (C) and (D) of this Section shall be applied to reduce the scheduled reduction amounts in subsection (B) in chronological order.

    2.5. Payments; Voluntary, Mandatory.

    (a) The Borrower shall have the right from time to time to prepay the Loans, in whole or in part, without premium or penalty, upon written notice to the Agent prior to 11:00 a.m., Charlotte time, at least three (3) Business Days' prior to each intended prepayment of LIBOR Loans and at least one (1)

Business Day prior to each intended prepayment of Base Rate Loans, provided that
(i) each partial prepayment shall be in an aggregate principal amount of no less than $2,000,000 and, if greater, in an integral multiple of $500,000 in excess thereof, (ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and (iii) unless made together with all amounts required under SECTION 2.13 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify (y) the proposed date of such prepayment and (z) the aggregate principal amount and the Types of the Loans to be prepaid (and, in the case of LIBOR Loans, the specific Borrowing or Borrowings pursuant to which made) and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein. Amounts prepaid pursuant to this subsection (A) may be reborrowed, subject to the terms and conditions of this Agreement.

    (b) In the event that the aggregate principal amount of the Loans outstanding plus Letter of Credit Outstandings on any date exceeds the Total Commitment as of such date (after giving effect to any termination or reduction thereof as of such date), the Borrower will repay the principal amount of the Loans on such date in the amount of such excess; provided that, to the extent such excess amount is greater than the aggregate principal amount of Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Agent and held in the Cash Collateral Account as collateral for the Letter of Credit Outstandings, as more particularly described in SECTION 2.18(J), and thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Outstandings by an equivalent amount. Such payment shall be accompanied by all amounts required under SECTION
2.13 if applied to a LIBOR Loan and such payment is not made on the last day of the Interest Period applicable thereto.

    (c) The Borrower shall repay the Notes in full on the Termination Date.

    2.6. Interest.

    (a) The Borrower will pay interest in respect of the unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Adjusted Base Rate, as in effect from time to time during such periods as such Loan is a Base Rate Loan, and (ii) at the Adjusted LIBOR Rate, as in effect from time to time during such periods as such Loan is a LIBOR Loan.

    (b) Upon the occurrence and during the continuance of an Event of Default under SECTION 7.1(A), (I) or (J), and (at the election of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, all outstanding principal amounts of the Loans and, to the greatest extent permitted by law, all interest accrued on the Loans and all other fees and amounts not paid when due hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the Adjusted Base Rate or the Adjusted LIBOR Rate) plus 2% (or, in the case of fees and other amounts, at the Adjusted Base Rate plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

    (c) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, in arrears on the last Business Day of each fiscal quarter, beginning with the last Business Day of the fiscal quarter ending December 31, 1996; (ii) in respect of each LIBOR Loan, in arrears on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause (iv) in SECTION 2.8) and for any Interest Period longer than three (3) months, in arrears also on the first Business Day occurring ninety (90) days after the first day of such Interest Period; and (iii) in respect of any Loan, on the date of any repayment at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

    (d) Nothing contained in this Agreement or in any other Loan Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

    (e) The Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that the failure of the Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement in connection with a Borrowing of LIBOR Loans) shall, absent manifest error, be final and conclusive and binding on all parties hereto.

    2.7. Fees.

    (a) The Borrower agrees to pay the Agent, for the ratable benefit of each Lender, a commitment fee per annum determined pursuant to the following table, for the period from the Closing Date to the Termination Date.

              Ratio of Consolidated
           Debt to Annualized EBITDA    Commitment Fee
           -------------------------    --------------

             Greater than 2.25 to 1.0       .375%

             Less than or equal to
              2.25 to 1.0                 .20%

    The commitment fee shall be applied to the average daily Total Unutilized Commitment, payable in arrears on the last Business Day of each fiscal quarter, commencing with the fiscal quarter ending December 31, 1996, and calculated on the basis of actual days elapsed over a year of 360 days. From the Closing Date until the fifth (5th) day after delivery of the September 30, 1996 financial statements pursuant to SECTION 5.1(B) below, the commitment fee shall be .20% per annum. The commitment fee shall be reset from time to time in accordance with the above matrix on the fifth (5th) day after delivery by the Borrower in accordance with SECTIONS 5.1(B) and (C) of financial statements together with a Compliance Certificate (reflecting the computation of the ratio of Consolidated Debt to Annualized EBITDA as of the last day of the preceding fiscal quarter or fiscal year, as appropriate).

    (b) The Borrower agrees to pay to the Agent, for its own account, (i) on the date hereof, the underwriting fee described in paragraph (i) of the Fee Letter to the extent not theretofore paid to the Agent and (ii) the annual administrative fee described in paragraph (ii) of the Fee Letter, on the terms, in the amount and at the times set forth therein.

    2.8. Interest Periods. Concurrently with the giving of any Notice of Borrowing or Notice of Conversion/Continuation in respect of any Borrowing comprised of LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period (subject to availability for all Lenders); provided, however, that:

    (i) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

    (ii) the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day following the day on which the next preceding Interest Period applicable thereto expires;

  (iii) the Borrower may not select any Interest Period that expires after the Maturity Date;

    (iv) if any Interest Period would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

    (v) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

    (vi) if, upon the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower shall have failed to elect a new Interest Period to be applicable to such LIBOR Loans, then the Borrower shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans as of the expiration of the then current Interest Period applicable thereto.

    2.9. Conversions and Continuations.

    (a) The Borrower shall have the right, on any Business Day, to elect (y) to convert all (or a portion in an amount not less than (A) in the case of Base Rate Loans, $2,000,000 or, if greater, an integral multiple of $500,000 in excess thereof and (B) in the case of LIBOR Loans, $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof) of the outstanding principal amount of any Loans of one Type made pursuant to one or more Borrowings (and, in the case of LIBOR Loans, having the same Interest Period) into a Borrowing or Borrowings of Loans of the other Type, or (z) to continue all (or a portion, subject to the restrictions as to amount set forth in clause (B) of the parenthetical in clause (y) above) of the outstanding principal amount of any LIBOR Loans made pursuant to one or more Borrowings (having the same Interest Period) for an additional Interest Period, provided that (i) except as otherwise provided for in SECTION 2.11(D), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under SECTION 2.13 to be paid as a consequence thereof), (ii) if any partial conversion of LIBOR Loans into Base Rate Loans shall have reduced the outstanding principal amount of the remaining LIBOR Loans made pursuant to a single Borrowing (and thereby continued) to less than $3,000,000, such remaining LIBOR Loans shall be converted immediately into Base Rate Loans and may not thereafter be converted into or continued as LIBOR Loans unless the requirements of clause (y) above are satisfied, (iii) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of an Event of Default and (iv) no conversion or continuation under this Section shall result in a greater number of separate Interest Periods in respect of LIBOR Loans than is permitted under SECTION 2.2(A)(IV).

    (b) The Borrower shall make each such election by delivering written notice to the Agent prior to 11:00 a.m., Charlotte time, at least three (3) Business Days prior to the effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans and at least one (1) Business Day prior to the effective date of any conversion of LIBOR Loans into Base Rate Loans. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of EXHIBIT B-2 and shall be appropriately completed to specify (x) the date of such conversion or continuation, (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto and (z) the aggregate amount and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Agent will promptly notify each Lender having a Commitment of the proposed conversion or continuation, of such Lender's Pro Rata Share thereof and of the other matters specified in the Notice of Conversion/Continuation. In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided hereinabove with respect to any Borrowing of LIBOR Loans, such LIBOR Loans shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto.

    2.10.  Method of Payments; Computations.

    (a) All payments by the Borrower hereunder and under the Notes shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Agent, for the account of the Lenders (except as otherwise provided herein as to payments required to be made to the Agent or Issuing Bank for its own account or directly to the Lenders) at its office referred to in SECTION 10.4, prior to 12:00 noon, Charlotte time, on the date payment is due. Any payment made as required hereinabove, but after 12:00 noon, Charlotte time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of clause (iv) in
SECTION 2.8 are applicable, such due date shall be the next preceding Business
Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

    (b) The Agent will distribute to the Lenders like amounts relating to payments made to the Agent for the account of such Lenders as follows: (i) if the payment is received by 12:00 noon, Charlotte time, in immediately available funds, the Agent will make available to each such Lender on the same date, by wire transfer of immediately available funds, such Lender's Pro Rata Share of such payment, and (ii) if such payment is received after 12:00 noon, Charlotte time, or in other than immediately available funds, the Agent will make available to each such Lender its Pro Rata Share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Agent will pay to each such Lender, on demand, its Pro Rata Share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Agent until the date repaid to such Lender.

    (c) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that such payment will not be made in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance on such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due to each such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, and without limiting the obligation of the Borrower to make such payment in accordance with the terms hereof, each such Lender shall repay to the Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Agent, at the Federal Funds Rate.

    (d) The Borrower hereby authorizes each Lender, if and to the extent that any payment owed to such Lender is not made to the Agent or such Lender when due hereunder or under any Note held by such Lender, to charge from time to time against any or all of the accounts of the Borrower with such Lender any amount so due in accordance with SECTION 8.2 hereof (with prompt notice to the Agent and the Borrower); provided that the failure to give such notice shall not affect the validity of such debit by such Lender.

    (e) With respect to each payment on the Loans hereunder, except as specifically provided otherwise herein or in any of the other Loan Documents, the Borrower may designate by written notice to the Agent prior to or concurrently with such payment the Types of Loans that are to be repaid or prepaid and, in the case of LIBOR Loans, the specific Borrowing or Borrowings pursuant to which made, provided that (i) unless made together with all amounts required under SECTION 2.13 to be paid as a consequence thereof, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto, (ii) if any partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $3,000,000, such remaining LIBOR Loans shall be converted immediately into Base Rate Loans and (iii) each prepayment of Loans comprising a single Borrowing shall be applied pro rata among such Loans. In the absence of any such designation by the Borrower, the Agent shall, subject to the foregoing, make such designation in its sole discretion.

    (f) All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of 360 days and the actual number of days (including the first day, but excluding the last day) elapsed for LIBOR Loans and of 365/366 days and the actual number of days (including the first day, but excluding the last day) elapsed for Base Rate Loans.

    2.11.  Increased Costs, Change in Circumstances, etc.

    (a) If, at any time after the Closing Date and from time to time, the adoption or modification of any applicable law, rule or regulation, or any interpretation or administration thereof by any Governmental Authority or central bank (whether or not having the force of law) charged with the interpretation, administration or compliance of the Lenders with any of such requirements, in each case affecting banking institutions generally shall:

    (i) subject any Lender to, or increase the net amount of, any tax, impost, duty, charge or withholding with respect to any amount received or to be received hereunder in connection with LIBOR Loans (other than taxes imposed on net income or profits of, or any branch or franchise tax applicable to, such Lender or a Lending Office of such Lender);

    (ii) change the basis of taxation of payments to any Lender in connection with LIBOR Loans (other than changes in taxes on the net income or profits of, or any branch or franchise tax applicable to, such Lender or a Lending Office of such Lender);

  (iii) impose, increase or render applicable any reserve (other than the Reserve Requirement), capital adequacy, special deposit or similar requirement against assets of, deposits with or for the account of, or loans, credit or commitments extended by, any Lender or a Lending Office of such Lender; or

    (iv) impose on any Lender or in the London interbank Eurodollar market any other condition or requirement affecting this Agreement or LIBOR Loans;

and the result of any of the foregoing is to increase the costs to any Lender of agreeing to make, making, funding or maintaining any LIBOR Loans or to reduce the yield or rate of return of such Lender on any LIBOR Loans to a level below that which such Lender could have achieved but for the adoption or modification of any such requirements, the Borrower will, within fifteen (15) days after delivery to the Borrower by such Lender of written demand therefor (with a copy thereof to the Agent), pay to such Lender such additional amounts as shall compensate such Lender for such increase in costs or reduction in return.

    (b) If, at any time after the Closing Date and from time to time, any Lender shall have determined that the adoption or modification of any applicable federal, state or local law, rule or regulation regarding such Lender's required level of capital (including any allocation of capital requirements or conditions, but excluding federal, state or local income tax liability), or the implementation of any such requirements previously adopted but not implemented prior to the Closing Date, or any interpretation or administration thereof by any Governmental Authority (whether or not having the force of law) charged with the interpretation, administration or compliance of such Lender with any of such requirements, in each case affecting banking institutions generally, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its Commitment or Loans hereunder to a level below that which such Lender could have achieved but for such adoption, modification, implementation or interpretation (taking into account such Lender's policies with respect to capital adequacy), the Borrower will, within fifteen (15) days after delivery to the Borrower by such

Lender of written demand therefor (with a copy thereof to the Agent), pay to such Lender such additional amounts as will compensate such Lender for such reduction in return.

    (c) If, on or prior to the first day of any Interest Period, (i) the Agent shall have received written notice from any Lender of such Lender's determination that Dollar deposits in the amount of such Lender's required LIBOR Loan pursuant to such Borrowing are not generally available in the London interbank Eurodollar market or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining its LIBOR Loan during such Interest Period or (ii) the Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period, the Agent will forthwith so notify the Borrower and the Lenders, whereupon the obligation of
(y) in the case of clause (i) above, each such affected Lender, and (z) in the case of clause (ii) above, all Lenders, in each case to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans (but in the case of clause (i) above, only to the extent of such affected Lender's Pro Rata Share thereof) until the Agent or the affected Lender, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist.

    (d) Notwithstanding any other provision in this Agreement, if, at any time after the Closing Date and from time to time, any Lender shall have determined that the adoption or modification of any applicable law, rule or regulation, or any interpretation or administration thereof by any Governmental Authority or central bank (whether or not having the force of law) charged with the interpretation, administration or compliance of such Lender with any of such requirements, has or would have the effect of making it unlawful for such Lender to honor its obligation to make LIBOR Loans or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Agent and the Borrower, whereupon (i) each of such Lender's outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice, be converted into a Base Rate Loan and (ii) the obligation of such Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended, and any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for Base Rate Loans, until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist.

    (e) Determinations by the Agent or any Lender for purposes of this Section of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, provided that such determinations are made reasonably and in good faith. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of this Section with respect to such Lender, it will, if requested by the Borrower and to the extent permitted by law, endeavor in good faith to designate another Lending Office for its LIBOR Loans, but only if such designation would make it lawful for such Lender to continue to make or maintain LIBOR Loans hereunder; provided that such designation is made on such terms that such Lender, in its good faith determination, suffers no increased cost or economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of this Section.

    (f) Each demand for payment under this Section shall be preceded by a notice to the Borrower of such anticipated demand, which notice shall specify in reasonable detail the basis for such demand and the calculation of the amount requested hereunder, but the failure to provide such advance notice shall not relieve the Borrower of any of its obligations hereunder. No failure by the Agent or any Lender to demand payment of any amounts payable under this Section shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time.
Nothing in this Section shall be construed or so operate as to require the Borrower to pay any interest, fees, costs or charges in excess of that permitted by applicable law.

    2.12.  Taxes.

    (a) Any and all payments by the Borrower hereunder or under any Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (other than taxes imposed on the net income or profit of, or any branch or franchise tax applicable to, the Agent or any Lender) (y) by the jurisdiction under the laws of which the Agent or such Lender, as the case may be, is organized or any political subdivision thereof and (z) in the case of each Lender, by the jurisdiction in which any Lending Office of such Lender is located or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower will make such deductions and (iii) the Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

    (b) The Borrower will indemnify the Agent and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Agent or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date the Agent or any Lender, as the case may be, makes written demand therefor. Within thirty (30) days after the date of any payment of Taxes pursuant to this Section, the Borrower will furnish to the Agent or the relevant Lender, as the case may be, the original or a certified copy of a receipt evidencing payment thereof.

    (c) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code, and such Lender claims exemption from United States withholding tax under Section 1441 or 1442 of the Code, such Lender will deliver to the Agent and the Borrower:

    (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year, and before the payment of any interest in each third succeeding calendar year, during which interest may be paid to such Lender under this Agreement;

    (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender, and in each succeeding taxable year of such Lender, during which interest may be paid to such Lender under this Agreement, and IRS Form W-9; and

    (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

    Each such Lender will promptly notify the Agent and the Borrower of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

    (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required under subsection (C) above are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax. For purposes of this Section, a distribution hereunder by the Agent to or for the account of any Lender shall be deemed a payment by the Borrower.

    (e) If at any time the Borrower requests any Lender to deliver any forms or other documentation pursuant to subsection (C) above, then the Borrower shall, upon demand of such Lender, reimburse such Lender for any reasonable costs or expenses incurred by such Lender in the preparation or delivery of such forms or other documentation.

    (f) Each Lender agrees that, upon the occurrence of any event giving rise to the Borrower's obligation to make any payments or incur any other expenses in respect of any Taxes under this SECTION 2.12 with respect to such Lender, it will, if requested by the Borrower and to the extent permitted by law, endeavor in good faith to designate another Lending Office for its Loans, but only if such designation would relieve the Borrower from or lessen the amount of any further such payments or expenses; provided that such designation is made on such terms that such Lender, in its good faith determination, suffers no increased cost or economic, legal or regulatory disadvantage.

    2.13.  Compensation.

    (a) The Borrower will compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation and shall be copied to the Agent), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its LIBOR Loans) that such Lender may sustain (i) if for any reason (other than a default by such Lender or the Agent or, with respect to any Borrowing, a change in law described in SECTION 2.11 or any Taxes payable as described in SECTION 2.12 or additional costs under SECTION 2.13(B), in each such case arising during the three (3) Business Days after a Notice of Borrowing and of which the Borrower did not have knowledge at the time the Borrower submitted such Notice of Borrowing; provided further that the Lenders shall not be required to extend such Borrowing as a LIBOR Loan if such extension would create undue hardship for such Lender) a Borrowing of, or conversion of or into, LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any of its LIBOR Loans occurs on a date other than the last day of an Interest Period applicable thereto (other than a conversion of a LIBOR Loan pursuant to SECTIONS 2.11(C) or (D)), (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to LIBOR Loans when due hereunder, including as a consequence of acceleration of the maturity of such Loans pursuant to SECTION 8.1. In addition, the Borrower will pay to the Agent, for its own account, an administrative fee of $1,000 concurrently with any payments made in respect of any single occurrence pursuant to this Section. Calculation of all amounts payable to a Lender under this Section shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore Lending Office of such Lender to a Lending Office of such Lender in the United States; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section.

    (b) Each Lender may require the Borrower to pay, contemporaneously with each payment of interest on LIBOR Rate Borrowings, additional interest on the related LIBOR Loan of such Lender at a rate per annum equal to the excess of (i) (A) the applicable LIBOR Rate divided by (B) one minus the Reserve Requirement for such Lender over (ii) the rate specified in clause (i)(A). Any Lender electing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the LIBOR Loans of such Lender shall be payable to such Lender with respect to each Interest Period commencing at least four (4) Business Days after the giving of such notice and
(y) shall notify the Borrower at least five (5) Business Days prior to each date on which interest is payable on the LIBOR Loans of the amount then due it under this subparagraph (b); provided that, if the original notice from such Lender indicates that such additional interest shall continue to be due on each LIBOR Loan until such Lender withdraws its notice, then no further notice shall be due.

    2.14. Use of Proceeds. The proceeds of the Loans shall be used by the Borrower and its Subsidiaries (i) to finance Physician Transactions made pursuant to SECTION 5.14 or SECTION 6.2 hereof, together with legal and accounting fees and other transaction costs incurred in connection therewith,
(ii) to pay certain fees and expenses in connection with this Facility, and
(iii) to provide working capital for the Borrower's and its Subsidiaries' general business purposes, including the development of radiation and medical oncology facilities and the acquisition and construction of properties in connection therewith.

    2.15.  Recovery of Payments.

    (a) The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Agent or the Lenders, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, or otherwise at law or equity, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

    (b) If any amounts distributed by the Agent to a Lender are subsequently returned or repaid by the Agent to the Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from the Agent, pay the Agent such amount. If any such amounts are recovered by the Agent from the Borrower or its representative or successor in interest, the Agent shall redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

    2.16.  Pro Rata Borrowings.

    (a) All Borrowings, continuations and conversions of Loans shall be made by the Lenders pro rata on the basis of their respective Percentages, as appropriate from time to time, rounded to the nearest penny.

    (b) Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, enforcement of any right under the Loan Documents, or otherwise) applicable to the payment of any of the Obligations that exceeds its Pro Rata Share of payments on account of such Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this Section may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrower in the amount of such participation.

    2.17. Substitution of Lender. If (i) the obligation of any Lender to make LIBOR Loans has been suspended pursuant to SECTION 2.11 or (ii) any Lender has demanded compensation under SECTION 2.11 or SECTION 2.13(B), or if any Lender has notified the Borrower to make any payments under SECTION 2.12, the Borrower shall have the right, with the assistance of the Agent, to seek a substitute bank or banks (which may be one or more of the Lenders), each of which must be an Eligible Assignee, acceptable to the Borrower and the Agent, to purchase the Note and assume the Commitment of such Lender in accordance with SECTION 10.5 hereof by executing an Assignment and Acceptance.

    2.18.  Letters of Credit.

    (a) Issuance. Subject to and upon the terms and conditions herein set forth, so long as no Default or Event of Default has occurred and is continuing, the Issuing Bank will, at any time and from time to time on and after the Closing Date and prior to the earlier of (i) the seventh day prior to the Maturity Date and (ii) the Termination Date, upon request by the Borrower in accordance with the provisions of SECTION 2.18(B), issue for the account of the Borrower one or more irrevocable standby letters of credit denominated in Dollars and in a form customarily used or otherwise reasonably approved by the Issuing Bank (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, collectively, the "Letters of Credit"). The Stated Amount of each Letter of Credit shall not be less than such amount as may be acceptable to the Issuing Bank but in all events any amount greater than or equal to $5,000 shall be deemed acceptable. Notwithstanding the foregoing:

    (i) No Letter of Credit shall be issued the Stated Amount upon issuance of which (i) when added to all other Letter of Credit Outstandings at such time, would exceed $5,000,000 or (ii) when added to all other Letter of Credit Outstandings at such time and the aggregate principal amount of all Loans then outstanding, would exceed the Total Commitment at such time;

    (ii) No Letter of Credit shall be issued that by its terms expires later than the seventh day prior to the Maturity Date or, in any event, more than one (1) year after its date of issuance (subject to renewal as provided below) or ; provided, however, that a Letter of Credit may, if requested by the Borrower, provide by its terms, and on terms acceptable to the Issuing Bank, for renewal for successive periods of one year or less (but not beyond the seventh day prior to the Maturity
         Date), unless and until the Issuing Bank shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit; and

  (iii) The Issuing Bank shall be under no obligation to issue any Letter of Credit if, at the time of such proposed issuance, (A) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable or in effect as of the Closing Date and that the Issuing Bank reasonably deems material to it, or (B) the Issuing Bank shall have actual knowledge, or shall have received notice from any Lender, prior to the issuance of such Letter of Credit that one or more of the conditions specified in ARTICLE III are not then satisfied or that the issuance of such Letter of Credit would violate the provisions of subsection (I) above.

    (b) Notices. Whenever the Borrower desires the issuance of a Letter of Credit, the Borrower will notify the Issuing Bank (with copies to the Agent) in writing, by 11:00 a.m., Charlotte, North Carolina local time, at least three (3) Business Days (or such shorter period as is acceptable to the Issuing Bank in any given case) prior to the requested date of issuance thereof. Each such request (each, a "Letter of Credit Request") shall be irrevocable, shall be given in the form of EXHIBIT B-3 and shall be appropriately completed to specify
(i) the proposed date of issuance (which shall be a Business Day), (ii) the proposed Stated Amount and expiry date of the Letter of Credit, and (iii) the name and address of the proposed beneficiary or beneficiaries of the Letter of Credit. The Borrower will also complete any application procedures and documents required by the Issuing Bank in connection with the issuance of any Letter of Credit; provided, however, that the terms of this Agreement shall govern in the event that there is any inconsistency between the terms of such application and any of the terms and conditions hereof and, without limiting the generality of the foregoing, no provision in any letter of credit application or agreement shall give the Issuing Bank, the Agent or any Lender any rights that are in addition to or greater than the rights such Person would otherwise have under this Agreement. The Agent will, promptly upon its receipt thereof, notify each Lender of the Letter of Credit Request. Upon its issuance of any Letter of Credit, the Issuing Bank will promptly notify each Lender of such issuance and the amount of its participation therein under SECTION 2.18(C).

    (c) Participations. Immediately upon the issuance of any Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender (each, in such capacity, an "L/C Participant") shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, pro rata to the extent of its Percentage at such time, in such Letter of Credit, each drawing made thereunder, and the obligations of the Borrower under this Agreement with respect thereto and any security therefor (including the Collateral) or guaranty pertaining thereto; provided, however, that the fees and other charges relating to Letters of Credit described in SECTIONS 2.18(L)(II) and 2.18(L)(III) shall be payable directly to the Issuing Bank as provided therein, and the L/C Participants shall have no right to receive any portion thereof. Upon any change in the Commitments of any of the Lenders pursuant to
SECTION 10.5, with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the participations pursuant to this Section to reflect the new Percentages of the assigning Lender and the Eligible Assignee.

    (d) Reimbursement. The Borrower hereby agrees to reimburse the Issuing Bank for any drawing made under any Letter of Credit and, subject to SECTION 2.18(E), shall make payment to the Agent, for the account of the Issuing Bank, in immediately available funds, for any payment made by the Issuing Bank under any Letter of Credit (each such amount so paid until reimbursed (including by a loan under SECTION 2.18(E)), together with interest thereon payable as provided hereinbelow, a "Reimbursement Obligation") immediately after, and in any event within one (1) Business Day after its receipt of notice of, such payment, together with interest on the amount so paid by the Issuing Bank, to the extent not reimbursed prior to 1:00 p.m., Charlotte time, on the date of such payment or disbursement, for the period from the date of the respective payment to the date the Reimbursement Obligation created thereby is satisfied, at the Adjusted Base Rate as in effect from time to time during such period, such interest also to be payable on demand. The Issuing Bank will provide the Agent and the Borrower with prompt notice of any payment or disbursement made under any Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect the Borrower's obligations under this Section or any other provision of this Agreement. The Agent will promptly pay to the Issuing Bank any such amounts received by it under this Section.

    (e) Payment by Loans. In the event that the Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have timely satisfied in full its Reimbursement Obligation to the Issuing Bank pursuant to SECTION 2.18(D), and to the extent that any amounts then held in the Cash Collateral Account established pursuant to SECTION 2.18(J) shall be insufficient to satisfy such Reimbursement Obligation in full, the Issuing Bank will promptly notify the Agent, and the Agent will promptly notify each L/C Participant, of such failure. If the Agent gives such notice prior to 11:00 a.m., Charlotte, North Carolina local time, on any Business Day to any L/C Participant, such L/C Participant will make available to the Agent, for the account of the Issuing Bank, its Pro Rata Share (based on its Percentage) of the amount of such payment on such Business Day in immediately available funds. If the Agent gives such notice after 11:00 a.m., Charlotte, North Carolina local time, on any Business Day to any such L/C Participant, such L/C Participant shall make its Pro Rata Share of such amount available to the Agent on the next succeeding Business Day. If and to the extent such L/C Participant shall not have so made its Pro Rata Share of the amount of such payment available to the Agent, such L/C Participant agrees to pay to the Agent, for the account of the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent at the Federal Funds Rate. The failure of any L/C Participant to make available to the Agent its Pro Rata Share of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Agent its Pro Rata Share of any payment under any Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Agent such other L/C Participant's Pro Rata Share of any such payment. Each such payment by an L/C Participant under this SECTION 2.18(E) of its Pro Rata Share of an amount paid by the Issuing Bank shall constitute a Loan by such Lender (the Borrower being deemed to have given a timely Notice of Borrowing therefor) and shall be treated as such for all purposes of this Agreement; provided that for purposes of determining the Total Unutilized Commitment immediately prior to giving effect to the application of the proceeds of such Loans, the Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time.

    (f) Payment to L/C Participant's. Whenever the Issuing Bank receives a payment in respect of a Reimbursement Obligation as to which the Agent has received, for the account of the Issuing Bank, any payments from the L/C Participants pursuant to SECTION 2.18(E), the Issuing Bank will promptly pay to the Agent, and the Agent will promptly pay to each L/C Participant that has paid its Pro Rata Share thereof, in immediately available funds, an amount equal to such L/C Participant's ratable share (based on the proportionate amount funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of such Reimbursement Obligation.

    (g) Obligations Absolute. The Reimbursement Obligations of the Borrower, and the obligations of the L/C Participants to make payments to the Agent, for the account of the Issuing Bank, with respect to Letters of Credit, shall be irrevocable, shall remain in effect until the Issuing Bank shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, and, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances; provided, that the making of such reimbursement payments shall not affect the rights of the Borrower or the L/C Participants to seek damages or other remedies arising from any breach of the Issuing Bank's standard of care as set forth in the final paragraph of this subsection (G):

    (i) Any lack of validity or enforceability of this Agreement, any of the other Loan Documents or any documents or instruments relating to any Letter of Credit;

    (ii) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to departure from any Letter of Credit or any documents or instruments relating thereto, in each case whether or not the Borrower has notice or knowledge thereof;

  (iii) The existence of any claim, setoff, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

    (iv) Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

    (v) Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit, any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

   (vi) The exchange, release, surrender or impairment of any Collateral or other security for the Obligations;

  (vii)  The occurrence of any Default or Event of Default; or

 (viii) Any other circumstance or event whatsoever, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

    None of the foregoing shall impair, prevent or otherwise affect any of the rights and powers granted to the Issuing Bank hereunder. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in accordance with the Uniform Commercial Code and the Uniform Customs and Practice for Documentary Credits (1993 Revision), to the extent applicable, and in the absence of fraud, gross negligence or willful misconduct, shall be binding upon Borrower and each L/C Participant and shall not create or result in any liability of the Issuing Bank to the Borrower or any L/C Participant. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Bank's gross negligence or willful misconduct, (i) the Issuing Bank's acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Bank.

    (h) Increased Costs. If at any time after the Closing Date the Issuing Bank or any L/C Participant determines that the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Issuing Bank or any L/C Participant with any request or directive after the Closing Date by any such authority (whether or not having the force of law) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Issuing Bank or participated in by any L/C Participant or (ii) impose on the Issuing Bank or any L/C Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit, and the result of any of the foregoing is to increase the cost to the Issuing Bank or L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Issuing Bank or such L/C Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then the Borrower will, within fifteen (15) days after delivery to the Borrower by the Issuing Bank or such L/C Participant of written demand therefor (with a copy thereof to the Agent), pay to the Issuing Bank or such L/C Participant such additional amounts as shall compensate the Issuing Bank or such L/C Participant for such increase in costs or reduction in return. A certificate submitted to the Borrower by the Issuing Bank or such L/C Participant, as the case may be (a copy of which certificate shall be sent by the Issuing Bank or such L/C Participant to the Agent), setting forth a reasonably detailed calculation of such additional amount and the basis for the determination of such additional amount or amounts necessary to compensate the Issuing Bank or such L/C Participant as aforesaid, shall be presumptively correct.

    (i)  INTENTIONALLY OMITTED.

    (j) Cash Collateral Account. At any time and from time to time (i) during the continuance of an Event of Default, the Agent, at the direction, or with the consent, of the Required Lenders, may require the Borrower to deliver to the Agent such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (ii) in the event of a prepayment under SECTION 2.5(B), the Agent will retain such amount as may then be required to be retained under the proviso in SECTION 2.5(B), such amounts in each case under clauses (i) and (ii) above to be held by the Agent in a cash collateral account (the "Cash Collateral Account") as security for, and for application to, the Borrower's Reimbursement Obligations as and when the same shall arise. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of the Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to which investments shall be made shall be at the option and in the discretion of the Agent; provided that the Agent shall have no liability with respect thereto), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. In the event of a drawing, and subsequent payment by the Issuing Bank, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Agent will deliver to the Issuing Bank an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Bank therefor. Any amounts remaining in the Cash Collateral Account after the expiration of all Letters of Credit and reimbursement in full of the Issuing Bank for all of its obligations thereunder shall be held by the Agent (i) in the case of funds held pursuant to clause (i) above during the continuance of an Event of Default, for the benefit of the Borrower, to be applied against the Obligations then or as they become due and payable in such order as the Agent may direct and (ii) in the event funds held pursuant to clause (ii) above, where the Borrower is required to provide cash collateral pursuant to SECTION 2.5(B), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower on demand, provided that after giving effect to such return (i) the sum of (y) the aggregate principal amount of all Loans outstanding at such time and
(z) the aggregate Letter of Credit Outstandings at such time would not exceed the Total Commitment at such time and (ii) no Default or Event of Default shall have occurred and be continuing at such time. If the Borrower is required to provide cash collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within two (2) Business Days after all Events of Default have been cured or waived.

    (k) Effectiveness. Notwithstanding any termination of the Commitments or repayment of the Loans, or both, the obligations of the Borrower under this
SECTION 2.18 shall remain in full force and effect until the Issuing Bank and the L/C Participants shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

    (l) Fees. In connection with the Letters of Credit, the Borrower agrees to pay:

    (i) To the Agent, for the account of each Lender, a letter of credit fee in respect of each Letter of Credit for the period from the date of its issuance to the date of its termination, at a rate per annum equal to the Applicable Margin for LIBOR Loans in effect from time to time during such period on the daily average Stated Amount thereof, payable in arrears (x) on the last Business Day of each fiscal quarter, beginning with the last Business Day of the fiscal quarter ending December 31, 1996, and (y) on the later of the Termination Date and the date of termination of the last outstanding Letter of Credit, in each case calculated on the basis of actual days elapsed over a year of 360 days;

    (ii) To the Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit for the period from the date of its issuance to the date of its termination, at the rate of 0.125% per annum on the daily average Stated Amount thereof, payable in arrears (i) on the last Business Day of each fiscal quarter, beginning with the last Business Day of the fiscal quarter ending December 31, 1996, and (ii) on the later of the Termination Date and the date of termination of the last outstanding Letter of Credit; and

  (iii) To the Issuing Bank, for its own account, such reasonable commissions, issuance fees, transfer fees and other fees and charges incurred in connection with the issuance and administration of each Letter of Credit as are customarily charged from time to time by the Issuing Bank for the performance of such services in connection with similar letters of credit, or as may be otherwise agreed to by the Issuing Bank, but without duplication of amounts payable under subsection (II) above.


                                  ARTICLE III

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

    3.1. Conditions of Initial Borrowing. The obligation of each Lender to make Loans in connection with the initial Borrowing hereunder, and the obligation of the Issuing Bank to issue Letters of Credit hereunder, is subject to the satisfaction of the following conditions precedent:

    (a) The Agent shall have received the following, each dated as of the Closing Date (unless otherwise specified) and, except for the Notes and the certificates and instruments required to be delivered under the Security Agreements, in sufficient copies for each Lender:

    (i)  counterparts hereof signed by each of the parties hereto;

   (ii) a Note for the account of each Lender that is a party hereto as of the Closing Date, in the amount of such Lender's Commitment and duly completed and executed by the Borrower;

  (iii)  the Guaranty, duly completed and executed by the Guarantors;

   (iv) the Security Agreements, duly completed and executed by the Borrower and the Subsidiaries owning any property of the type covered thereby, together with all certificates evidencing the capital stock being pledged thereunder and undated stock powers for each such certificate, duly executed in blank, and any promissory notes being pledged thereunder, duly endorsed in blank;

    (v) an acknowledgement copy, or other evidence satisfactory to the Agent, of the proper filing or recording of each document (including Financing Statements) required by law or reasonably requested by the Agent to be filed or recorded in each jurisdiction in which the filing or recording is so required or requested in order to create in favor of the Agent, for the benefit of the Lenders, a valid, legal and perfected first priority security interest in or lien on the Collateral that is the subject of the Security Agreements, subject only to Permitted Liens;

   (vi) a certificate, signed by the chief executive officer or chief financial officer of the Borrower, in form and substance satisfactory to the Agent, certifying that (A) all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true and correct as of the Closing Date, both immediately before and after giving effect to any Loans to be made on the Closing Date hereunder and the application of the proceeds thereof, (B) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to any Loans to be made on the Closing Date hereunder and the application of the proceeds thereof, (C) both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, no Material Adverse Change has occurred since December 31, 1995, and there exists no event, condition or state of facts related to the business of the Borrower and its Subsidiaries that could reasonably be expected to result in a Material Adverse Change and (D) the Borrower has satisfied each of the conditions set forth in this Section applicable to the Borrower and its Subsidiaries;

  (vii) a certificate of the secretary or an assistant secretary of each of the Borrower and its Subsidiaries, in form and substance satisfactory to the Agent, certifying (A) that attached thereto is a true and complete copy of the articles or certificate of incorporation and all amendments thereto of the Borrower or such Subsidiary, as the case may be, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (B) that attached thereto is a true and complete copy of the bylaws of the Borrower or such Subsidiary, as the case may be, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (C) below were adopted to and including the date of such certificate, and (C) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of the Borrower or such Subsidiary, as the case may be, authorizing the execution, delivery and performance of the Loan Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of the Borrower or such Subsidiary executing any of such

         Loan Documents, and attaching all such copies of the documents described above; provided, that non-corporate Subsidiaries shall provide comparable documentation as appropriate and reasonably satisfactory to the Agent.

 (viii) certificates as of a recent date of (A) the good standing of each of the Borrower and its Subsidiaries under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction, (B) the qualification of each of the Borrower and its Subsidiaries to conduct business as foreign corporations in the states where each is qualified to conduct business and, (C) where reasonably available from the department of revenue or other appropriate Governmental Authority, that the Borrower and each Subsidiary has filed all required tax returns and owes no delinquent taxes; provided, that non-corporate Subsidiaries shall provide comparable certificates to the extent available and such other documentation reasonably requested by the Agent.

    (ix) the favorable opinion of Mayor, Day, Caldwell & Keeton, L.L.P., counsel to the Borrower, addressed to the Agent and the Lenders, in form and substance satisfactory to the Agent and each Lender;

    (x) the results of a search of all filings made against the Borrower and each Guarantor that is a party to the Guarantors' Security Agreement under the Uniform Commercial Code as in effect in any state and/or county in which any assets of the Borrower or such Guarantor are located, indicating that the Collateral is free and clear of any liens or encumbrances except for Permitted Liens; and

    (xi) certificates, and copies of policies, of insurance, in form and substance satisfactory to the Agent, upon the Collateral and the business of the Borrower and each Guarantor.

    (b) All legal matters, documentation and corporate or other proceedings incident to the transactions contemplated hereby shall be reasonably acceptable to the Agent; all approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained (without the imposition of conditions that are not reasonably acceptable to the Agent), and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or that, in the opinion of the Agent, would otherwise be reasonably likely to have a Material Adverse Effect.

    (c) Since December 31, 1995, both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, there shall not have occurred any Material Adverse Change or any event, condition or state of facts relating to the business of the Borrower and its Subsidiaries that could reasonably be expected to result in a Material Adverse Change, other than as specifically contemplated by this Agreement and the other Loan Documents.

    (d) The Borrower shall have paid (i) to First Union, the unpaid balance of the fees described in paragraph (i) of the Fee Letter, (ii) to the Agent, the initial payment of the annual administrative fee described in paragraph (ii) of the Fee Letter, and (iii) all other fees and expenses of the Agent and the Lenders for which the Borrower has received an invoice required hereunder or under any other Loan Document to be paid on or prior to the Closing Date (including fees and expenses of counsel) in connection with this Agreement and the transactions contemplated hereby.

    (e) The Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer of the Borrower, including wire transfer information, directing the payment of the proceeds of the initial Loans to be made hereunder.

    (f) The Lenders shall have received the Financial Statements from the Borrower, in form and substance satisfactory to the Lenders.

    (g) All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents shall have been paid by the Borrower.

    (h) The Agent and each Lender shall have received such other documents, certificates, and instruments as the Agent or any Lender shall have reasonably requested.

    3.2. Conditions of All Borrowings. The obligation of the Lenders to make any Loans hereunder, including the initial Loans, and the obligation of the Issuing Bank to issue any Letters of Credit hereunder, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or date of issuance:

    (a) The Agent shall have received a Notice of Borrowing, if required, in accordance with SECTION 2.2(A) or a Letter of Credit Request in accordance with
SECTION 2.18(B), as applicable;

    (b) Each of the representations and warranties made by the Borrower contained in ARTICLE IV shall be true and correct on and as of such Borrowing Date for new Borrowings (other than conversions with no new funds advanced), with the same effect as if made on and as of the Borrowing Date, except to the extent the facts upon which such representation and warranty are based may be changed as a result of transactions permitted or contemplated hereby or such representation or warranty relates solely to a prior date and except for new Subsidiaries for whom the representations and warranties shall apply only as of the date of representation;

    (c) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date; and

    (d) The security interests in the Collateral previously pledged to the Agent, for the benefit of the Lenders, pursuant to the Loan Documents shall remain in full force and effect.

    Each giving of a Notice of Borrowing or a Letter of Credit Request, and the consummation of each Borrowing or issuance of a Letter of Credit, shall be deemed to constitute a representation by the Borrower that the statements contained in subsections (B) and (C) above are true, both as of the date of such notice or request and as of the relevant Borrowing Date or date of issuance.

    3.3. Waiver of Conditions Precedent. If any Lender makes any Loan hereunder, prior to the fulfillment of any of the conditions precedent set forth in this ARTICLE III, the making of such Loan or the issuance of such Letter of Credit shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof, and unless the Required Lenders indicate otherwise in writing, the Borrower shall thereafter use its best efforts to fulfill each such condition promptly. No failure by the Borrower to fulfill any such condition precedent shall constitute a Default or an Event of Default hereunder, except to the extent any such failure is continuing after the expiration of any period within which such condition is specifically required to be fulfilled.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

    In order to induce the Lenders to enter into this Loan Agreement and extend the credit contemplated hereby, the Borrower makes the following warranties and representations to the Agent and each Lender:

    4.1. Corporate Organization and Power. The Borrower and each Subsidiary (a) is a corporation duly organized, validly existing and in good standing or other legal entity duly organized and validly existing under the laws of the jurisdiction set forth opposite its name on SCHEDULE 4.1; (b) is qualified to do business and is in good standing in every other jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified and where the failure to be so qualified would have a Material Adverse Effect, which jurisdictions are set forth on SCHEDULE 4.1; (c) except as set forth on
SCHEDULE 4.1, has no Subsidiaries or Affiliates (other than its officers, directors and shareholders and other than the physician groups not owned by the Borrower or a Subsidiary to which the Borrower or its Subsidiaries provide management services) and is not a partner or joint venturer in any partnerships or joint ventures; (d) has the power (corporate or otherwise) to own and give a lien on and security interest in its respective Collateral and to engage in the transactions contemplated hereby; and (e) has the full power (corporate or otherwise), authority and legal right to execute and deliver this Agreement and the other Loan Documents to which it is a party and to perform and observe the terms and provisions thereof. Neither the Borrower nor any of its Subsidiaries has, during the preceding five (5) years, been known as or used any other corporate, fictitious or trade names in the United States other than as set forth on SCHEDULE 4.1.

    4.2. Litigation; Government Regulation. Except as set forth in SCHEDULE 4.2, (a) there are no judgments, injunctions or similar orders or decrees and no actions, suits, investigations or proceedings pending (pursuant to which the Borrower or any Subsidiary has been served) or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or its business that is reasonably likely to have a Material Adverse Effect, or that question the validity of this Agreement or any of the Loan Documents, at law or in equity before any court, arbitrator or Governmental Authority, and (b) neither the Borrower nor any Subsidiary is in violation of or in default under any Requirement of Law where such violation could reasonably be expected to have a Material Adverse Effect.

    4.3. Taxes. Except as set forth in SCHEDULE 4.3, neither the Borrower nor any Subsidiary is delinquent in the payment of any taxes that have been levied or assessed by any Governmental Authority against it or its assets. Except as set forth in SCHEDULE 4.3, the Borrower and each Subsidiary (a) has timely filed all tax returns that are required by law to be filed prior to the date hereof, and has paid all taxes shown on said returns and all other assessments or fees levied upon it or upon its properties to the extent that such taxes, assessments or fees have become due, and if not due, such taxes have been adequately provided for and sufficient reserves therefor established on its books of account, and (b) is current with respect to payment of all federal and state withholding taxes, social security taxes and other payroll taxes.

    4.4. Enforceability of Loan Documents; Compliance with Other Instruments. Each of the Loan Documents to which the Borrower or any Guarantor is a party, as the case may be, has been duly authorized by all necessary corporate action on the part of the Borrower or such Guarantor, has been validly executed and delivered by the Borrower or such Guarantor and is the legal, valid and binding obligation of the Borrower or such Guarantor, enforceable against the Borrower or such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally or by general principles of equity. Except as set forth in SCHEDULE 4.4, neither the Borrower nor any Subsidiary is in default with respect to any indenture, loan agreement, mortgage, lease, deed or similar agreement related to the borrowing of monies to which it is a party or by which it, or any of its property, is bound except where such default would not have a Material Adverse Effect. Neither the execution, delivery or performance of the Loan Documents by the Borrower and the Guarantors, nor compliance by the Borrower and the Guarantors therewith: (a) conflicts or will conflict with or results or will result in any breach of, or constitutes or will constitute with the passage of time or the giving of notice or both, a default under, (i) any Requirement of Law or (ii) any written or oral agreement or instrument to which the Borrower or any Guarantor is a party or by which it, or any of its property, is bound, except where such conflict, breach or default would not have a Material Adverse Effect, or (b) results or will result in the creation or imposition of any lien, charge or encumbrance upon the properties of the Borrower or any Subsidiary pursuant to any such agreement or instrument, except for Permitted Liens.

    4.5. Governmental Authorization. No authorization, consent or approval of, notice to, or declaration or filing with, any Governmental Authority is required for the valid execution, delivery and performance by the Borrower or any Guarantor of the Loan Documents to which it is a party or the consummation by the Borrower or any Guarantor of the transactions contemplated thereby, except for the filing of Financing Statements. The Borrower and each Subsidiary has, and is in good standing with respect to, all material licenses, approvals, permits, certificates, inspections, consents and franchises of Governmental Authorities and other Persons necessary to continue to conduct its business as heretofore conducted and to own or lease and operate its respective properties as now owned or leased by it, except where the failure to be in good standing would not have a Material Adverse Effect. Without limitation of the foregoing, the Borrower and each Subsidiary has, to the extent applicable, (i) obtained (or been duly assigned) all required certificates of need or determinations of need, as required by the relevant state Governmental Authority, for the acquisition, construction, expansion of, investment in or operation of its businesses as currently operated; (ii) obtained and maintains in good standing all required licenses, except where the failure to do so would not have a Material Adverse Effect; and (iii) to the extent prudent and customary in the industry in which the Borrower or such Subsidiary is engaged, obtained and maintains accreditation from all generally recognized accrediting agencies for the Borrower and its Subsidiaries. No Medicaid Certification or Medicare Certification is required for the operation of the business) of the Borrower or any Guarantor and neither the Borrower nor any Guarantor is required to have entered into Medicare Provider Agreement or Medicaid Provider Agreement for the operation of its business).

    4.6. Event of Default. No Default or Event of Default has occurred and is continuing.

    4.7. Margin Securities. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock (except for purchases by the Borrower of outstanding shares of its capital stock permitted by SECTION 6.9 and except for any Cash Investments), to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations G, T, U or
X. No more than 25% of the value, reasonably determined, of either (i) the total assets of the Borrower and its Subsidiaries or (ii) those of the Borrower's or any Subsidiary's assets that are subject to any restrictions under this Agreement as to pledge, sale or other disposition, all as contemplated by section 207.2(f)(2)(i) of Regulation U shall consist at any time of Margin
Stock.

    4.8. Full Disclosure. The written estimates, projections and forecasts provided to the Lenders and the Agent with the syndication materials dated September 1996 were prepared, at the request of the Agent, on the basis of the assumption that the Borrower would not consummate any additional Physician Transactions after December 31, 1997, and on the basis of the good faith estimate of the Borrower's senior management concerning probable financial condition and performance based on other assumptions, data, tests or conditions believed to be reasonable or to represent industry conditions existing at the time such estimates, projections or forecasts were made. All other written estimates, projections and forecasts furnished by or on behalf of the Borrower or any Subsidiary to the Agent or any Lender for purposes of or in connection with this Agreement, or in connection with any extension of credit hereunder, were and will be prepared on the basis of the good faith estimate of the Borrower's senior management concerning probable financial condition and performance based on assumptions, data, tests or conditions believed to be reasonable or to represent industry conditions existing at the time such estimates, projections or forecasts were made. None of (i) the other statements furnished to the Agent or any Lender by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents or (ii) the Loan Documents, as of the date furnished, contained any untrue statement of a material fact or, to the Borrower's knowledge, omitted to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading. To the Borrower's knowledge, there is no fact related to the business of the Borrower and its Subsidiaries that the Borrower has not disclosed to the Agent or the Lenders that may reasonably be expected to result in a Material Adverse Effect.

    4.9. Principal Places of Business. SCHEDULE 4.9 lists the chief executive office and principal place of business, as provided in the Uniform Commercial Code, of the Borrower and each Subsidiary as of the Closing Date.

    4.10.  ERISA; Employee Benefits.

    (a) SCHEDULE 4.10 (i) lists, as of the Closing Date, all material Employee Plans and Pension Plans ("Plans") maintained or sponsored by the Borrower and its Subsidiaries or to which the Borrower or any Subsidiary is obligated to contribute and (ii) separately identifies all Qualified Plans (as defined below) and all Multiemployer Plans.

    (b) Each such Plan is in compliance in all material respects (or may be brought into compliance without a Material Adverse Effect) with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law, including all requirements under the Internal Revenue Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of each such Plan.

    (c) The form of each Plan intended to be qualified under Section 401 of the Internal Revenue Code ("Qualified Plan") in the opinion of Borrower qualifies under Section 401 of the Internal Revenue Code, and any trust or trusts created thereunder are, in the opinion of the Borrower, exempt from tax under the provisions of Section 501 of the Internal Revenue Code, and to the knowledge of the Borrower nothing has occurred that would cause the loss of such qualification or tax-exempt status.

    (d) There is no outstanding liability under Title IV of ERISA with respect to any Qualified Plan maintained or sponsored by the Borrower and its Subsidiaries (as to which the Borrower or any Subsidiary is or may be liable), nor to the knowledge of the Borrower with respect to any Plan to which the Borrower or any Subsidiary (wherein the Borrower or any Subsidiary is or may be liable) contributes or is obligated to contribute.

    (e) None of the Qualified Plans subject to Title IV of ERISA has any unfunded benefit liability, as defined in Section 4001(a)(18) of ERISA (as to which the Borrower or any Subsidiary is or may be liable).

    (f) No Plan maintained or sponsored by the Borrower or any Subsidiary provides medical or other welfare benefits or extends coverage relating to such benefits beyond the date of a participant's termination of employment with the Borrower or such Subsidiary, except to the extent required by Section 4980B of the Internal Revenue Code and at the sole expense of the participant or the beneficiary of the participant to the fullest extent permissible under such Section of the Internal Revenue Code. The Borrower and its Subsidiaries have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Internal Revenue Code.

    (g) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan maintained or sponsored by the Borrower and its Subsidiaries or to the knowledge of the Borrower, to which the Borrower or any Subsidiaries is obligated to contribute.

    (h) As of the Closing Date, there are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by the Borrower and its Subsidiaries or their assets, or (ii) any fiduciary with respect to any Plan for which the Borrower or any Subsidiary may be directly or indirectly liable, through indemnification obligations or otherwise.

    (i) Neither the Borrower nor any Subsidiary has incurred or, to the knowledge of the Borrower, reasonably expects to incur (i) any liability (and no event has occurred that, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan.

    (j) Neither the Borrower nor any Subsidiary has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) in connection with any Plan maintained or sponsored by the Borrower that has a Material Adverse Effect.

    4.11. Subsidiaries. SCHEDULE 4.11 contains a complete and accurate list of the Subsidiaries of the Borrower as of the Closing Date, showing, as to each Subsidiary, the number of shares of each class of capital stock or the amount and type of other equity interests authorized and outstanding, if applicable.

Except as expressly set forth on SCHEDULE 1.1(A) as an encumbrance on stock or equity interest, all of such issued and outstanding shares of capital stock or other equity interests of all of the Borrower's Subsidiaries have been duly authorized and validly issued, are, in the case of Subsidiaries that are corporations, fully paid and nonassessable and are owned by the Borrower, free and clear of any liens, charges, encumbrances, security interests, claims or restrictions of any nature whatsoever, except for liens in favor of the Agent, for the benefit of the Lenders, granted under the Loan Documents, except for Permitted Liens, and there are no other equity securities of any Subsidiary issued and outstanding or reserved for any purpose.

    4.12. Financial Statements. The Financial Statements delivered to the Lenders have been prepared by the Borrower and its Subsidiaries and, in the case of the annual Financial Statements, audited in accordance with Generally Accepted Accounting Principles by Price Waterhouse LLP, independent certified public accountants, contain no material misstatement or omission and fairly present the financial position, assets and liabilities of the Borrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the respective periods then ended. Except for the transactions contemplated by the Loan Documents, since the date of the most recent audited Financial Statements there has been no Material Adverse Change.

    4.13. Title to Assets. Except as set forth on SCHEDULE 4.13, (a) the Borrower and each Subsidiary holds interests as lessee under leases in full force and effect with respect to all leased real and personal property used in connection with its business, and has good and indefeasible title to the Collateral and the other assets owned by it that are reflected in the most recent Financial Statements, in each case free and clear of all liens, claims, security interests and encumbrances except Permitted Liens; and (b) no financing statement that names the Borrower or any Subsidiary as debtor has been filed and is still in effect or has been authorized to be filed, other than Financing Statements evidencing Permitted Liens.

    4.14. Solvency. The Borrower and each Subsidiary (i) is Solvent, and (ii) after giving effect to the transactions contemplated hereby, will be Solvent.

    4.15. Use of Proceeds. The Borrower's use of the proceeds of any Loans made by the Lenders to the Borrower pursuant to this Agreement are and will be legal and proper corporate uses, duly authorized by the Board of Directors of the Borrower, and such uses are and will be consistent in all material respects with all applicable laws and statutes, as in effect from time to time.

    4.16. Assets for Conduct of Business. The Borrower and each Subsidiary possess adequate assets, licenses and trade names to continue to conduct its business as heretofore conducted without any material conflict with the rights of other Persons.

    4.17. Compliance with Laws. The Borrower and each Subsidiary have duly complied with, and their business operations and leaseholds are in compliance in all material respects with, all Requirements of Law other than those failures to comply which would not have a Material Adverse Effect.

    4.18. Environmental Matters. Except where failure to comply with the following provisions of this SECTION 4.18 would not have a Material Adverse
Effect:

    (a) All activities and operations of the Borrower and its Subsidiaries are in material compliance with all applicable Environmental Laws.

    (b) Neither the Borrower nor any Subsidiary is involved in any suit or proceeding, or has received any notice from any Governmental Authority, with respect to a release of Hazardous Substances or has received notice of any claims against the Borrower or any of its Subsidiaries from any Person relating to personal injuries from exposure to Hazardous Substances.

    (c) The Borrower and each Subsidiary has timely filed all reports required to be filed, has acquired all necessary certificates, approvals and permits and has generated and maintained in all material respects all required data, documentation and records under all applicable Environmental Laws.

    (d) To the knowledge of the Borrower, neither the Borrower nor any Subsidiary has ever sent a Hazardous Substance to a site that, pursuant to any Environmental Law, (1) has been placed on the "National Priorities List" or "CERCLIS List" of hazardous waste sites (or any similar state list) or (2) that is subject to a claim, an administrative order or other request to take "removal" or "remedial" action (as defined under CERCLA) or to pay for the costs of cleaning up such a site.

    4.19. First Priority. Except for Permitted Liens, when the initial Loans are made hereunder, this Agreement, together with the other Loan Documents, will create valid and perfected first priority security interests and liens in and upon the Collateral covered thereby, in each case enforceable against the Borrower or a Subsidiary and all other Persons in all relevant jurisdictions and securing the payment of all Obligations purported to be secured thereby.

    4.20. Contracts; Labor Disputes. Neither the Borrower nor any Subsidiary is a party to any contract or agreement, or subject to any charge, corporate restriction, judgment, injunction, decree, rule, regulation or order of any court or other Governmental Authority, that has or could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is a party to, and there is not pending or, to the Borrower's knowledge, threatened, any labor dispute, strikes, lock-out, grievance, work stoppage or walkouts relating to any labor contract to which the Borrower or any Subsidiary is a party, in each case, which could reasonably be expected to have a Material Adverse Effect.

    4.21. Insurance. SCHEDULE 4.21 accurately summarizes all insurance policies or programs of the Borrower and its Subsidiaries in effect as of the Closing Date, and indicates the insurer's name, policy number, expiration date, amount of coverage, type of coverage, annual premiums, exclusions and deductibles, and also indicates any self-insurance program that is in effect.

    4.22. Reimbursement from Third Party Payors. The accounts receivable for the physician groups for which the Borrower and its Subsidiaries provide management services have been and will continue to be adjusted to reflect reimbursement policies of third party payors such as Medicare, Medicaid, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, alternative delivery systems, managed care systems and other third party payors. In particular, the accounts receivable relating to such third party payors do not and shall not exceed amounts the relevant physician group is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to the usual charges of such physician group.

    4.23. Fraud and Abuse. Neither the Borrower nor any Subsidiary, nor any of their respective stockholders, officers or directors have engaged on behalf of Borrower or any Subsidiary in any of the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program; (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid. With respect to this Section, knowledge by an individual stockholder, director or officer of the Borrower or a Subsidiary of any of the events described in this Section shall not be imputed to the Borrower or such Subsidiary unless such knowledge was obtained or learned by the stockholder, director or officer in his or her official capacity as a stockholder, director or officer of the Borrower or such Subsidiary. No activity of the Borrower or any Subsidiary shall be considered to be a breach of this Section, except in the case of a knowing and willful violation thereof, until the Borrower or such Subsidiary has received notification, written or oral, by a Governmental Authority of competent jurisdiction as to any such violation. The provisions of SUBSECTION (III) hereof shall not require the Borrower or any Subsidiary (unless otherwise required by law) to disclose to the Agent, Lenders or any other Person any activity or omission by a third party (including associated physician groups) unless such activity or omission (x) constitutes willful fraud or abuse,
(y) would reasonably be likely to have a Material Adverse Effect or (z) is not being corrected, cured or remedied by the Borrower and any other relevant Persons diligently, in good faith and in the exercise of sound business judgment.

    4.24. Single Business Enterprise. The Borrower and the Guarantors have historically operated as, and intend to continue operating as, a single business enterprise. Although separate entities, the Borrower and the Guarantors operate under a common business plan. Each of the Borrower and the Guarantors will accordingly benefit from the financing arrangement established by this Agreement. The Borrower acknowledges that, but for the agreement by each Guarantor to execute and deliver the Guaranty and Guarantors' Security Agreement, the Borrower would not have qualified separately for the total amount of the credit facilities established hereby.

    4.25. Continuing Security Interest. All Loans to and other Obligations of the Borrower under the Loan Agreement and the Notes will continue to be secured by the Agent's security interest in all of the Collateral granted under the Loan Documents. Such security interest will relate back to the date of initial perfection of the security interests under the Loan Documents, and nothing herein will affect the validity, perfection or enforceability of such security interests.

                                 ARTICLE V

                             AFFIRMATIVE COVENANTS

    The Borrower covenants and agrees that, until the termination of the Commitments and all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and Letter of Credit Outstandings together with all other amounts then due and owing hereunder, it will, and will cause each of its Subsidiaries to comply with the following covenants.

    5.1. Financial and Business Information about the Borrower.   The Borrower
shall deliver to the Agent and the Lenders:

    (a) Within forty-five (45) days after the end of each month, beginning with the close of the month in which the Closing occurs, the unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries for the month then ended and unaudited consolidated and consolidating statements of income, retained earnings and cash flows for the Borrower and its Subsidiaries as of the close of the month then ended and that portion of the fiscal year then ended, prepared on a basis consistent with that of the preceding period and comparing actual results to the budget and prepared in accordance with Generally Accepted Accounting Principles (subject to the absence of notes required by Generally Accepted Accounting Principles and subject to normal and reasonable year-end audit adjustment), and certified by the Chief Executive Officer or Chief Financial Officer of the Borrower to fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the date thereof or the results of operation of the Borrower and its Subsidiaries on a consolidated basis for the period covered thereby;

    (b) Within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, beginning with the fiscal quarter ending September 30, 1996, the unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited consolidated and consolidating statements of income, retained earnings and cash flows for the Borrower and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, all prepared in accordance with Generally Accepted Accounting Principles (subject to the absence of notes required by Generally Accepted Accounting Principles and subject to normal and reasonable year-end audit adjustment) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the quarter, certified by the Chief Executive Officer or Chief Financial Officer of the Borrower to fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the date thereof or the results of operation of the Borrower and its Subsidiaries on a consolidated basis for the period covered thereby;

    (c) Within one hundred (100) days after the close of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 1996, an audited consolidated and unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal year and audited consolidated and unaudited consolidating statements of income, retained earnings and cash flows for the Borrower and its Subsidiaries for the fiscal year then ended, including the notes to each, prepared by Price Waterhouse or any other independent certified public accountant reasonably acceptable to the Required Lenders, in accordance with Generally Accepted Accounting Principles applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants, containing an opinion that is not qualified with respect to scope limitations imposed by the Borrower or its Subsidiaries or with respect to accounting principles followed by the Borrower or its Subsidiaries not in accordance with Generally Accepted Accounting Principles;

    (d) Concurrently with the delivery of the financial statements described in subsection (C) above, a report from the independent certified public accountant that in making its audit of the consolidated financial statements of the Borrower and its Subsidiaries, that nothing came to their attention regarding any Event of Default, or Default under SECTIONS 6.11 through 6.15 as of December 31 of the fiscal year subject to audit or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their examination, it being understood that such audit was not performed primarily for the purpose of obtaining knowledge of noncompliance with this Agreement or the Loan Documents;

    (e) Concurrently with the delivery of the financial statements described in subsections (B) and (C) above, a Compliance Certificate with respect to the period covered by the financial statements then being delivered, attaching a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in ARTICLE VI as of the last day of the period covered by such financial statements;

    (f) As soon as practicable and in any event within thirty (30) days after the close of each fiscal year of the Borrower, beginning with the current fiscal year, an annual operating budget and capital budget prepared on a quarterly basis for the Borrower and its Subsidiaries on a consolidated basis, in form and detail reasonably acceptable to the Agent;

    (g) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements that the Borrower or any Subsidiary shall send or make available generally to its stockholders, (ii) all regular, periodic and special reports, registration statements and prospectuses that the Borrower or any Subsidiary shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers or any national securities exchange, (iii) all material reports and other statements (other than routine reports prepared in the ordinary course of business that would not result in any adverse action) that the Borrower or any Subsidiary may render to or file with any other Governmental Authority, including, without limitation, HCFA, the Environmental Protection Agency, OSHA and state environmental and health authorities and agencies, (iv) all press releases and other statements that the Borrower or any Subsidiary shall make available generally to the public concerning developments in the business of the Borrower or any of its Subsidiaries, other than press releases or statements issued in the ordinary course of business, and (v) all material consulting reports and other similar business reports that the Borrower or any Subsidiary shall request of any Person from time to time, other than routine reports received in the ordinary course of business;

    (h) Promptly after review by the Borrower's Board of Directors, but in any event within thirty (30) days after the Borrower's receipt thereof, copies of any management letters from certified public accountants;

    (i) Concurrently with each delivery of the financial statements described in subsections (B) and (C) an aging of the accounts receivable of the Borrower and its Subsidiaries by payor class as of the end of such fiscal quarter; and

    (j) Upon the Agent's or any Lender's request, such other information about the Collateral or the financial condition and operations of the Borrower and its Subsidiaries as the Agent or any Lender may from time to time reasonably request.

    5.2. Notice of Certain Events. The Borrower shall promptly, but in no event later than five (5) Business Days after the Borrower obtains knowledge thereof (or in the shorter period required by subsection (G) below), give written notice to the Agent and the Lenders of:

    (a) Any litigation or proceeding brought against the Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect;

    (b) Any written notice of a violation received by the Borrower or any Subsidiary from any Governmental Authority that, if such violation were established and not promptly corrected, could reasonably be expected to have a Material Adverse Effect;

    (c) Any attachment, judgment, lien, levy or order in excess of $100,000 that may be placed on, assessed against or threatened against the Borrower or any Subsidiary or any of the Collateral, except for Permitted Liens;

    (d)  Any Default or Event of Default;

    (e) Any material default or event of default under any agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary, or any of their respective property, is bound, the termination of which could reasonably be expected to have a Material Adverse Effect;

    (f) Any other matter that has resulted in a Material Adverse Change;

    (g) Any default on any Subordinated Debt or Permitted Subordinated Debt (notice of which shall be delivered to the Agent and Lenders within one Business Day following any such default); and

    (h) Any default under any Management Services Agreement.

    (i) In addition, the Borrower shall give the notice to the Agent required by
Section 4.4(h) of the Security Agreement concerning disputes, waivers, defaults or terminations of Management Services Agreements and shall cause the Subsidiaries to give the equivalent notices required by Section 4.4(h) of the Guarantors' Security Agreement.

    5.3. Corporate Existence and Maintenance of Properties. The Borrower shall, and shall cause each of its Subsidiaries to:

    (a) Maintain and preserve in full force and effect (i) its corporate existence, except as otherwise permitted by SECTION 6.1 and (ii) all material rights, privileges and franchises;

    (b) Conduct its business in an orderly and efficient manner, keep its properties in good working order and condition (normal wear and tear excepted) and from time to time make all needed repairs to, renewals of or replacements of its properties (except to the extent that any of such properties are obsolete or are being replaced) so that the efficiency of its business operations shall be fully maintained and preserved; and

    (c) File or cause to be filed in a timely manner all reports, applications, estimates and licenses required by any Governmental Authority that, if not timely filed, could reasonably be expected to have a Material Adverse Effect.

    5.4. Payment of Debt. The Borrower shall, and shall cause each of its Subsidiaries to, pay all Debt when due and all other obligations in accordance with customary trade practices.

    5.5. Maintenance of Insurance.

    (a) The Borrower shall, and shall cause each of its Subsidiaries to, maintain and pay for insurance on its properties, assets and business, now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts and with such insurance companies, as shall be reasonably satisfactory to the Agent and deliver certificates and copies of policies of such insurance to the Agent, provided, however, that such types and amounts of insurance in effect at the Closing Date shall continue to be satisfactory for the business of the Borrower and its Subsidiaries (in existence as of the date hereof) as currently conducted.

    (b) If the Borrower or any Subsidiary fails to obtain and maintain any of the policies of insurance required to be maintained hereunder or to pay any premium in whole or in part, then the Agent may, at the Borrower's expense, without waiving or releasing any obligation or Default by the Borrower hereunder, procure the same, but shall not be required to do so. All sums so disbursed by the Agent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by the Borrower to the Lenders and shall be additional Obligations hereunder, secured by the Collateral.

    (c) Upon the reasonable request of the Agent from time to time, the Borrower shall deliver to the Agent evidence that the insurance required to be maintained pursuant to this Agreement is in effect.

    5.6. Maintenance of Books and Records; Inspection. The Borrower shall, and shall cause each of its Subsidiaries to, maintain adequate books, accounts and records, and prepare all financial statements required under this Agreement in accordance with Generally Accepted Accounting Principles (except as set forth in SECTION 5.1 and in material compliance with the regulations of any Governmental Authority having jurisdiction over it. The Borrower shall, upon request, permit employees or agents of the Agent or any Lender to inspect the properties of the Borrower and any of its Subsidiaries and to examine or audit the books, records, working papers and accounts of the Borrower and any Subsidiary and make copies and memoranda of them, and to discuss the affairs, finances and accounts of the Borrower and any Subsidiary with its officers and, upon notice to the Borrower, and (at the Borrower's option) in the presence of the Borrower, with the independent public accountants of the Borrower or its Subsidiaries (and by this provision the Borrower and each Subsidiary authorize such accountants to so discuss the finances and affairs of the Borrower or any Subsidiary), all at such times and from time to time during business hours as may be reasonably requested.

    5.7. COBRA. The Employee Plans of the Borrower and its Subsidiaries shall be operated in such a manner that neither the Borrower nor any Subsidiary will incur any material tax liability under Section 4980B of the Internal Revenue Code or any material liability to any qualified beneficiary as defined in
Section 4980B.

    5.8. Payment of Taxes. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties would attach thereto, and all lawful claims when due that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Borrower or any Subsidiary may in good faith by appropriate proceedings and with due diligence contest any such tax, assessment, charge, levy or claim if the Borrower or such Subsidiary establishes any reserves reasonably requested by the Agent with respect thereto in accordance with Generally Accepted Accounting Principles.

    5.9. Compliance with Laws. The Borrower shall, and shall cause each of its Subsidiaries to, (i) have all material licenses, permits, certifications, approvals and authorizations required by Governmental Authorities necessary to the ownership, occupation or use of its properties or the conduct of its business, including, without limitation, certificates of need, and maintain the same at all times in full force and effect for so long as is required, and (ii) comply with all Requirements of Law in respect of the conduct of its business, the ownership of its property and the Collateral, including, without limitation, Titles XVIII and XIX of the Social Security Act, Medicare Regulations, Medicaid Regulations, ERISA, OSHA, Environmental Laws and the Bloodborne Pathogens Standard, other than those, in the case of each of clauses (i) and (ii), the failure to have or comply with which would not have a Material Adverse Effect.

    5.10. Name Change. The Borrower shall notify the Agent and the Lenders at least thirty (30) days prior to the effective date of any change of its name or the name of any Subsidiary, and prior to such effective date the Borrower or such Subsidiary shall have executed any required amended or new Financing Statements and other Loan Documents necessary to maintain and continue the perfected security interest of the Agent in all of its Collateral and shall have taken such other actions and executed such documents as the Agent shall reasonably require.

    5.11. Creation or Acquisition of New Subsidiaries. The Borrower and its Subsidiaries may from time to time create or acquire new Subsidiaries, provided that, at any time promptly upon request by the Agent (and in any event, with respect to any new Subsidiary that is created or acquired in connection with a Physician Transaction or that receives proceeds of any Borrowings, prior to or concurrently with satisfaction of the conditions set forth in clauses (y) and
(z) of clause (i) below or, if earlier, the consummation of such Physician Transaction), (i) each such new Subsidiary (y) having assets with a gross value (determined in accordance with Generally Accepted Accounting Principles) in excess of $100,000, and (z) having commenced the conduct of an active business, will execute and deliver to the Agent (with sufficient copies for each Lender) an amendment or supplement to the Guaranty Agreement, Guarantors' Security Agreement if such Subsidiary owns any property of the type covered thereby and such other documents to effectuate the foregoing as may be reasonably requested by the Required Lenders, including without limitation Financing Statements, each in form and substance satisfactory to the Agent, pursuant to which such new Subsidiary shall become a party thereto, (ii) the Borrower will execute and deliver to the Agent (with sufficient copies for each Lender) an amendment or supplement to the Security Agreement, in form and substance satisfactory to the Agent, pursuant to which all of the capital stock or other ownership interests of such new Subsidiary that is directly or indirectly owned by the Borrower shall be pledged to the Agent under the Security Agreement, together with the certificates representing such capital stock or other ownership interests and stock powers duly executed in blank, and (iii) the Borrower will cause each such new Subsidiary to execute and deliver, and will cause to be delivered, all documentation of the type described in SECTIONS 3.1(A)(VII) and (VIII) as such new Subsidiary would have had to deliver were it a Subsidiary on the Closing Date.

    5.12. Recoveries in Bankruptcy Proceedings. Should any Subsidiary become a debtor under the Bankruptcy Code, the Agent, on behalf of the Lenders, is authorized, but not required, to file proofs of claim on the Borrower's behalf and vote the rights of the Borrower in any plan of reorganization, in each case with respect to such advances and other amounts owed by any Subsidiary of the Borrower to the Borrower. The Agent, on behalf of the Lenders, is further empowered to demand, sue for, collect and receive every payment and distribution on such Debt owing to the Borrower in such Subsidiary's bankruptcy proceeding.

    5.13. Solvency of Subsidiaries. The Borrower shall cause each of its Subsidiaries to remain Solvent (taking into account rights of contribution).

    5.14.  Certain Physician Transactions.

    (a) Subject to the remaining provisions of this SECTION 5.14 applicable thereto and the requirements contained in the definition of Permitted Physician Transaction, as the case may be, the Borrower may from time to time after the Closing Date effect Physician Transactions approved by the Required Lenders pursuant to SECTION 6.2 and Permitted Physician Transactions, so long as with respect to each Physician Transaction, no Default or Event of Default shall have occurred or be continuing at the time of the consummation of such Physician Transaction or would exist after giving effect thereto.

    (b) At the time of each Physician Transaction involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other equity interest of any Person, all capital stock or other interest thereof created or acquired in connection with such Physician Transaction shall be directly or indirectly owned by the Borrower, and the Borrower and each new Subsidiary shall have complied with SECTION 5.11.

    (c) Not less than five (5) days prior to the consummation of any Permitted Physician Transaction financed in part or in full by a Borrowing, the Borrower shall deliver to the Agent and the Lenders the following items, each in form and substance reasonably satisfactory to the Agent:

    (i) a description of the practice whose stock, equity interests or assets are to be acquired ("Practice");

    (ii) a description of the material terms of such Permitted Physician Transaction known as of such date (including, without limitation, the purchase price and method and structure of payment), provided that a description of any additional or changed material terms of such Permitted Physician Transaction shall be disclosed to the Agent within five (5) days of such addition or change;

    (iii) projected revenue and EBITDA contribution levels with respect to the Practice to be acquired, prepared on a quarterly basis for the two-year period following the consummation of such Permitted Physician Transaction, in reasonable detail;

    (iv) confirmation, supported by reasonably detailed calculations, of projected covenant compliance over the four quarter period following such Permitted Physician Transaction after giving effect to the proforma consolidation of the Practice to be acquired with the Borrower and its Subsidiaries; and

    (v) a description of any Liens to be incurred or assumed in connection with such Permitted Physician Transaction, which Liens would not be Permitted Liens without such disclosure.

    (d) Within thirty (30) days after the closing of any Permitted Physician Transaction not financed by a Borrowing and having an Transaction Amount greater than $2,500,000, the Borrower shall deliver to the Lenders the items listed in clauses (i), (ii) and (iii) of the above subsection (C).

    (e) Within thirty (30) days after the closing of each Physician Transaction, the Borrower shall deliver to the Agent a copy of the form of each material Physician Transaction document, including any purchase agreement, master transaction agreement or Management Services Agreement relating to such Physician Transaction.

    (f) The consummation of each Physician Transaction shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied, that the same is permitted in accordance with the terms of this Loan Agreement and that the information submitted by the Borrower pursuant to subsections (C) and (D) above, as appropriate, is true and correct in all material respects as of the date submitted, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

    The Borrower covenants and agrees that, until the termination of the Commitments and all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Letter of Credit Outstandings together with all other amounts then due and owing hereunder, it will not, and will not permit any of its Subsidiaries to, individually or in the aggregate:

    6.1. Merger, Consolidation. Liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:

    (i)  the Borrower may merge or consolidate with another Person so long as
         (x) the Borrower is the surviving corporation, (y) the applicable conditions of SECTIONS 5.11, 5.14 and 6.2 shall be satisfied and (z) immediately after giving effect thereto, no Default or Event of Default would exist; and

    (ii) any Subsidiary may merge or consolidate with another Person so long as
         (w) the Person surviving such merger or consolidation is the Borrower or a Guarantor, (y) the applicable conditions of SECTIONS 5.11, 5.14 and 6.2 shall be satisfied and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

    6.2. Physician Transactions.   Make any Physician Transaction, other than a
Permitted Physician Transaction in compliance with SECTION 5.14, without the prior written consent of the Required Lenders. In connection with any proposed Physician Transaction that is not a Permitted Physician Transaction, as soon as practicable prior to the proposed consummation of such Physician Transaction the Borrower shall deliver to the Agent and each Lender (i) a description of any proposed Capital Expenditures related to such Physician Transaction, (ii) the items described in SECTION 5.14(C) if the proposed Physician Transaction is of an oncology, hematology or radiation oncology physician practice and (iii) such other information as the Lenders may reasonably request if the proposed Physician Transaction is for anything other than an oncology, hematology or radiation oncology physician practice. The Lenders shall use their best commercially reasonable efforts to respond to a request from the Borrower for approval of a Physician Transaction (including requests for Capital Expenditures and Subordinated Debt or Permitted Subordinated Debt) within five (5) Business Days after receipt of the information required by this Section; provided, however, the failure to approve or disapprove a Physician Transaction during such period shall not constitute approval.

    6.3. Debt.   Create, incur, assume or suffer to exist any Debt other than:

    (i)  Debt incurred pursuant to this Agreement;

   (ii)  unsecured Subordinated Debt and Permitted Subordinated Debt;

  (iii) accrued expenses, current trade payables and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money;

   (iv) unsecured Debt (x) of any Subsidiary to the Borrower (y) of any Subsidiary to a Subsidiary and (z) of the Borrower to any Subsidiary, provided that any such Debt under this clause (iv) is incurred in the ordinary course of business consistent with past practice and is evidenced by one or more promissory notes pledged to the Agent pursuant to the Security Agreements;

    (v)  Contingent Obligations permitted by SECTION 6.4;

   (vi) other Consolidated Debt (including, without limitation, Debt secured by liens described in clauses (E) and (G) of the definition of Permitted Liens and Capital Lease Obligations) in an aggregate principal amount at any time outstanding not to exceed $20,000,000 for the Borrower and its Subsidiaries; and

  (vii)  Debt of the Borrower under any Interest Rate Protection Agreements
         (if any) entered into with one or more Lenders in respect of the Debt incurred pursuant to this Agreement; provided that the notional amount of all such agreements at any time shall not exceed the aggregate amount of the Commitments at such time.

    The Lenders shall use their best commercially reasonable efforts to respond to a request from the Borrower for approval of Subordinated Debt (on terms acceptable to the Required Lenders in their sole discretion) within five (5) Business Days after the Agent's and the Lender's receipt of information regarding the amount and material terms thereof; provided, however, the failure to approve or disapprove such Subordinated Debt during such period shall not constitute approval.

    6.4. Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation other than:

    (i) endorsements of instruments or items of payment for deposit or collection in the ordinary course of business;

   (ii)  Contingent Obligations incurred pursuant to the Guaranty Agreements;

  (iii) guarantees by the Borrower or any Subsidiary of obligations of the Borrower or any of its Subsidiaries under leases permitted hereunder;

   (iv) guarantees by the Borrower or any Subsidiary of any other Debt permitted under SECTION 6.3; and

    (v) guarantees by the Borrower of the obligations of any Subsidiary under any Management Services Agreement to which such Subsidiary is a party, provided that such guaranteed obligations are incurred in the ordinary course of business of the Borrower and are consistent with the obligations under the Management Services Agreements otherwise entered into by the Borrower or its Subsidiaries.

    6.5. Liens and Encumbrances. Create, assume or suffer to exist any deed of trust, mortgage or encumbrance, lien (including a lien of attachment, judgment or execution) or security interest (including the interest of a conditional seller of goods), securing a charge or obligation, in or on any of its property, real or personal, whether now owned or hereafter acquired, except for Permitted Liens.

    6.6. Disposition of Assets. Sell, lease, transfer, convey or otherwise dispose of any of its assets or property, including, without limitation, the Collateral, except for (i) sales of inventory in the ordinary course of business; (ii) the sale or exchange of used equipment, to the extent the proceeds of such sale are applied towards, or such equipment is exchanged for, similar replacement equipment or the sale or exchange of obsolete equipment;
(iii) the sale of assets to physicians in accordance with Part II of SCHEDULE 1.1(A); provided that the Total Commitments shall be reduced by the amount of the proceeds of such sales and such proceeds shall be used to make any repayment required pursuant to SECTION 2.5(B) to the extent that (a) such sale arises from the termination of any Management Services Agreement for cause by such physicians or (b) the aggregate proceeds of sales under this subsection (III) exceed the aggregate Transaction Amounts of Physician Transactions during any period of two consecutive fiscal quarters following the Closing Date; (iv) other dispositions not exceeding $1,000,000 in the aggregate, for the Borrower and its Subsidiaries, for any fiscal year; (v) any sale, lease, transfer or conveyance from one Subsidiary to another Subsidiary or to the Borrower or from the Borrower to any Subsidiary in accordance with SECTION 6.7, provided that, with respect to this clause (v), (y) immediately after giving effect thereto, no Default or Event of Default would exist, and (z) with respect to any transfer from the Borrower or a Guarantor to a Subsidiary that is not a Guarantor, the Borrower shall notify the Agent and the Lenders thereof and, at the request of the Required Lenders, shall cause the transferee Subsidiary to comply with the provisions of SECTION 5.11; and (vi) the sale or other disposition of any Margin Stock.

    6.7. Transactions with Related Persons. Except as otherwise permitted by SECTIONS 6.1, 6.3, 6.4, 6.6 and 6.8, directly or indirectly make any loan or advance to, or purchase, assume or guarantee any Debt to or from, any of its officers, directors, stockholders or Affiliates, or subcontract any operations to any Affiliate, or enter into any transaction with any Affiliate, except (a) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and (b) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate; provided, that the Borrower or any of its Subsidiaries may (i) provide legal and accounting services to their officers, directors and employees in the ordinary course of business and consistent with past practice, (ii) provide indemnification to their officers, directors and employees to the extent permitted by applicable law, (iii) pay reasonable and customary fees to directors, and (iv) provide other corporate management, cash management, back-office, legal, accounting and consulting services to Affiliates who are not Subsidiaries, provided, that the aggregate fair market value of such services pursuant to this subsection (IV) (and not otherwise covered by subsections (I), (II) OR (III)) shall not exceed $250,000 in any calendar year.

    6.8. Restricted Investments; Loans. Purchase, own, invest in or otherwise acquire, directly or indirectly, any Stock, Debt, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person, or make a commitment or otherwise agree to do any of the foregoing, except for (a) investments in Cash Investments, (b) loans and advances to employees for reasonable travel and business expenses in the ordinary course of business, (c) prepaid expenses incurred in the ordinary course of business, (d) accounts receivable created in the ordinary course of business (e) investments in Subsidiaries in existence as of the Closing Date or in new Subsidiaries created or acquired in compliance with the applicable provisions of SECTIONS 5.11, 5.14,
6.2 and 6.18, (f) investments and loans set forth on SCHEDULE 6.8 attached hereto, as renewed or extended, and (g) other investments not covered in clauses
(a) through (e) having an aggregate cost to the Borrower and its Subsidiaries not to exceed $10,000,000 at any time. If any Person would become a Subsidiary (but not a wholly-owned Subsidiary) of the Borrower or any Subsidiary solely by reason of an investment made pursuant to SUBSECTION (G) hereof, then such Person shall not be considered a Subsidiary for purposes of this Agreement or any Loan document; provided, that if Generally Accepted Accounting Principles require such Person to be included in the Borrower's consolidated financial statements, then such Person shall be so included in the financial statements for all purposes including the calculation of the financial covenants in SECTIONS 6.11 through 6.15.

    6.9. Restricted Payments. (a) Declare or pay any dividends upon any of its Stock (other than dividends paid in Stock and dividends paid to the Borrower or by a Subsidiary to another Subsidiary), or (b) (in the case of the Borrower) purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its Stock, or any option, warrant or other right to acquire shares of its Stock or make any distribution of cash, property or assets other than Stock among the holders of shares of its Stock; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing or would occur after giving effect thereto, the Borrower may expend an aggregate amount up to $25,000,000 to repurchase shares of its Stock.

    6.10. Capital Expenditures. Make any Capital Expenditures (other than in connection with a Physician Transaction allowed under SECTIONS 5.14 or 6.2 hereof) if, after giving effect to such Capital Expenditures, the aggregate amount of all such Capital Expenditures made by the Borrower and its Subsidiaries during any fiscal quarter, beginning with the current fiscal quarter, shall exceed the amount equal to ten percent (10%) of Consolidated Net Revenue for such fiscal quarter; provided, however, that in addition to the foregoing permitted Capital Expenditures, the Borrower and its Subsidiaries may make additional Capital Expenditures during the term of the Facility in an aggregate amount up to $36,000,000 for the development of radiation or medical oncology facilities and the acquisition and construction of properties in connection therewith.

    6.11. Consolidated Net Worth. Permit Consolidated Net Worth at the end of any fiscal quarter, beginning with the fiscal quarter ending December 31, 1996, to be less than (i) $200,000,000, increased by 80% of Consolidated Net Income (if positive) for each fiscal quarter after September 30, 1996, plus (ii) 90% of the positive amount of all increases in capital stock and additional paid-in capital from issuances of equity securities or other capital investments.

    6.12. EBITDA to Interest Expense. Permit the ratio of EBITDA for the relevant fiscal quarter to Interest Expense for the relevant fiscal quarter at the end of any fiscal quarter to be less than 3.5 to 1.0.

    6.13. Annualized EBITDAR to Debt Service Ratio. Permit the ratio of Annualized EBITDAR to Debt Service at the end of any fiscal quarter to be less than 1.35 to 1.0.

    6.14. Consolidated Debt to Annualized EBITDA. Permit the ratio of Consolidated Debt to Annualized EBITDA as of the end of any fiscal quarter to be greater than 3.50 to 1.0.

    6.15. Consolidated Debt to Consolidated Total Capital. Permit the ratio of Consolidated Debt to Consolidated Total Capital as of the end of any fiscal quarter to be greater than 0.55 to 1.0.

    6.16. Sale and Leaseback. Enter into any arrangement with any Person (other than the Borrower or any Subsidiary, provided the provisions of SECTION
6.7 are satisfied) providing for the leasing by the Borrower or any Subsidiary of any asset that has been sold or transferred by the Borrower or such Subsidiary to such Person.

    6.17. New Business. Engage in any business other than the business in which the Borrower or such Subsidiary is currently engaged or a business reasonably related thereto (including without limitation the development of radiation and medical oncology facilities and the acquisition and construction of properties in connection therewith) or make any material change in any of its business objectives, purposes and operations that would be reasonably likely to materially adversely affect the repayment of the Obligations.

    6.18.  Subsidiaries or Partnerships.  Except as otherwise permitted by
SECTION 6.8, (a) become a partner or joint venturer in any partnership or joint venture, or (b) create or acquire any new Subsidiary; provided that the Borrower or any Subsidiary may (i) create or acquire one or more Subsidiaries in connection with a Permitted Physician Transaction or an approved Physician Transaction consummated in compliance with SECTION 5.14 or 6.2, respectively, of this Agreement, and (ii) create a direct or indirect wholly-owned Subsidiary de novo; provided further that, in any such instance, the created or acquired Subsidiary complies with the provisions of SECTION 5.11.

    6.19. Transactions Affecting the Collateral. Enter into any transaction that materially adversely affects a material portion of the Collateral. Notwithstanding the foregoing, the Borrower and its Subsidiaries may sell certain assets as provided in SECTION 6.6(III) hereof.

    6.20. Hazardous Wastes. Permit any Hazardous Substances the removal of which is required or the maintenance of which is restricted, prohibited or penalized by any Governmental Authority, to be unlawfully brought on to any real property owned or leased by the Borrower or any Subsidiary, or if so brought or found located thereon, fail to promptly commence and continue removal of such materials, with proper disposal, in accordance with required cleanup procedures under applicable Environmental Laws, except where any of the foregoing would not have a Material Adverse Effect.

    6.21.  Fiscal Year.  Change its fiscal year from a December 31 year end.

    6.22. Amendments; Prepayments of Subordinated Debt or Permitted Subordinated Debt, etc. (a) Amend or modify (or permit the amendment or modification of) any of the terms or provisions of any Subordinated Debt or Permitted Subordinated Debt or any agreement related thereto or (b) make any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due), or exchange, any Subordinated Debt or Permitted Subordinated Debt; provided, that the terms or provisions of any Permitted Subordinated Debt may be amended or modified if (i) such Permitted Subordinated Debt, as amended or modified, complies with the conditions set forth in the definition of "Permitted Subordinated Debt" and (ii) such amendment or modification does not adversely effect the rights or interests of the Agent or Lenders.

    6.23. Fraud and Abuse. Neither the Borrower nor any Subsidiary, nor any of their respective officers or directors, shall engage on behalf of Borrower or any Subsidiary in any of the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under Medicare or Medicaid programs;
(ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under Medicare or Medicaid programs; (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under Medicare or Medicaid programs on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or order of any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid. With respect to this Section, knowledge by an individual director or officer of the Borrower or a Subsidiary of any of the event described in this Section shall not be imputed to the Borrower or such Subsidiary unless such knowledge was obtained or learned by the director or officer in his or her official capacity as a director or officer of the Borrower or such Subsidiary. Neither the Borrower nor any Subsidiary shall be considered to have breached this Section, except in the case of a knowing and willful violation thereof, until the Borrower or such Subsidiary has received notification, written or oral, by a Governmental Authority of competent jurisdiction as to any such violation. The provisions of SUBSECTION (III) hereof shall not require the Borrower or any Subsidiary (unless otherwise required by law) to disclose to the Agent, Lenders or any other Person any activity or omission by a third party (including associated physician groups) unless such activity or omission (x) constitutes willful fraud or abuse, (y) would reasonably be likely to have a Material Adverse Effect or (z) is not being corrected, cured or remedied by the Borrower and any other relevant Persons diligently, in good faith and in the exercise of sound business judgment.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

    7.1. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

    (a) The Borrower fails to pay when due any principal of any Note when the same becomes due or fails to pay any fees or interest or other Obligations under this Agreement or any other Loan Document within three (3) days of when due;

    (b) The Borrower or any Subsidiary fails or neglects to observe, perform or comply with any term, provision, condition or covenant contained in SECTIONS 2.14, 5.1, 5.2, 5.3(A)(I) or ARTICLE VI (except, in the case of SECTION 6.5, to the extent permitted under SECTION 7.1(S) below);

    (c) The Borrower or any Subsidiary fails or neglects to observe, perform or comply with any term, provision, condition or covenant contained herein except those specified in subsections (A) and (B) above (and except to the extent that violations of any such provisions or covenants otherwise trigger an Event of Default under any of the other subparagraphs of this SECTION 7.1), and the same is not cured to the Required Lenders' satisfaction within thirty (30) Business Days after the earlier of (i) notice thereof from the Agent or (ii) Borrower or such Subsidiary acquires knowledge thereof;

    (d) If any representation or warranty made in writing by or on behalf of the Borrower or any Subsidiary in this Agreement, in the other Loan Documents or in any other agreement now existing or hereafter executed between the Borrower or any Subsidiary and the Agent or any Lender in connection with any Loan Document, or in connection with the transactions contemplated hereby or thereby, shall prove to have been false or misleading in any material respect when made;

    (e) The occurrence of any default or event of default on the part of the Borrower or any Subsidiary (including specifically, but without limitation, defaults due to nonpayment) under the terms of any agreement, document or instrument pursuant to which the Borrower or such Subsidiary has incurred any Debt having an aggregate outstanding principal amount of greater than $250,000 (other than the intercompany loans), which default would permit acceleration of such Debt;

    (f) The termination of any one or more agreements, contracts or instruments to which a Borrower or any Subsidiary is a party or by which it or any of its properties are bound, and such termination or aggregate terminations results in a Material Adverse Effect;

    (g) The occurrence of an "Event of Default" under any of the Loan Documents;

    (h) The occurrence of any material uninsured damage to or loss, theft or destruction of the Collateral or other assets of the Borrower or any Subsidiary that has a Material Adverse Effect;

    (i) The Borrower or any of its Subsidiaries shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection (J) below, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, to pay its debts generally as they become due, or (v) make a general assignment for the benefit of creditors;

    (j) Any involuntary petition or case shall be filed or commenced against the Borrower or any of its Subsidiaries seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

    (k) (i) The Borrower ceases to be Solvent (taking into account any rights of contribution), or (ii) the Borrower or any of its Subsidiaries (x) ceases to conduct its business as now conducted or (y) is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs, except as otherwise specifically permitted under SECTION 6.1 or except where such cessation, injunction, restraint or order would not have a Material Adverse Effect;

    (l) A notice of lien, levy or assessment in excess of $250,000 is filed of record against any portion of the assets of the Borrower or any Subsidiary by the United States, or any department, agency or instrumentality thereof, or by any other Governmental Authority, including, without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts in excess of $250,000 owing at any time or times hereafter to any one of them becomes a lien or encumbrance (other than a Permitted Lien) upon the Collateral or any other asset of the Borrower or any Subsidiary, and the same is not dismissed, released, discharged or stayed pending appeal within thirty (30) days after the same becomes a lien or encumbrance or, in the case of ad valorem taxes, prior to the last day when payment may be made without penalty;

    (m) The entry of a judgment or the issuance of a warrant of attachment, execution or similar process against the Borrower or any Subsidiary or any of their respective assets that are $200,000 or more in excess of proceeds of insurance which shall not be dismissed, discharged, stayed pending appeal or bonded within sixty (60) days after entry unless the Borrower or its Subsidiary is diligently contesting such judgment in good faith by appropriate proceedings with adequate funded reserves being set aside on its books in accordance with Generally Accepted Accounting Principles;

    (n) The occurrence of any of the following events: (i) the happening of a Reportable Event that could give rise to liability (that is not waived by the by the Pension Benefit Guaranty Corporation or by the Required Lenders, or if such liability can be avoided by any corrective action of the Borrower, such corrective action is not completed within ninety (90) days after the occurrence of such Reportable Event) with respect to any Pension Plan; (ii) the termination of any Pension Plan in a "distress termination" under the provisions of Section 4041 of ERISA; (iii) the appointment of a trustee by an appropriate United States District Court to administer any Pension Plan; (iv) the institution of any proceedings by the Pension Benefit Guaranty Corporation to terminate any Pension Plan or to appoint a trustee to administer any such plan; and (v) the failure of the Borrower to notify the Lenders promptly upon receipt by the Borrower of any notice of the institution of any proceeding or any other actions that may result in the termination of any such plan;

    (o) The Borrower or any Subsidiary, to the extent, if any, presently participating or required by law to participate, in Medicaid or Medicare programs shall fail to be eligible for any reason to participate in Medicaid or Medicare programs or to accept assignments or rights to reimbursement under Medicaid Regulations or Medicare Regulations and such failure shall have a Material Adverse Effect and such failure shall also continue beyond the completion of any appeal process diligently pursued by the Borrower or such Subsidiary in good faith;

    (p) For any reason other than the satisfaction in full of all Obligations and termination of this Agreement or the release of any relevant Subsidiary from its Obligations under the Guaranty Agreement in accordance with the terms thereof, (i) the guaranty given by any Subsidiary of the Borrower under the Guaranty Agreement shall cease to be in full force and effect at any time or is declared to be null and void or (ii) any such Subsidiary denies that it has any further liability under the Guaranty Agreement or gives notice to such effect, and such denial or notice is not revoked within one Business Day after the earlier of (A) receipt by the Borrower of notice from the Agent or any Lender of such denial or notice or (B) the Borrower becomes aware of such denial or notice being made or given, as the case may be;

    (q) For any reason other than the satisfaction in full of all Obligations and termination of this Agreement, the release of any relevant Subsidiary from its Obligations under the Guarantors Security Agreement in accordance with the terms thereof or hereof, or the release of any Collateral under either Security Agreement in accordance with the terms thereof or hereof, (i) either Security Agreement shall cease to be in full force and effect at any time or is declared to be null and void with respect to any material portion of the Collateral, (ii) the Agent ceases to have a perfected, first priority security interest in any material portion of the Collateral (subject to Permitted Liens), (iii) the Borrower denies that it has any further liability under the Security Agreement or gives notice to such effect or (iv) any Subsidiary denies that it has any further liability under the Guarantors' Security Agreement or gives notice to such effect, and such denial or notice is not revoked within one Business Day after the earlier of (A) receipt by the Borrower of notice from the Agent or any Lender of such denial or notice or (B) the Borrower becomes aware of such denial or notice being made or given, as the case may be;

    (r) The occurrence of any Material Adverse Change;

    (s) Change of Control shall occur; or

    (t) The existence of any security interests, liens or other encumbrances in excess of $250,000 in the aggregate at any time, arising from or relating to any Physician Transaction or Subsidiary acquired in such Physician Transaction, other than Permitted Liens.


                                  ARTICLE VIII

                   RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT

    8.1. Remedies: Termination of Commitments, Acceleration, etc. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

    (a) Declare the Commitments of each Lender and the Issuing Bank's obligations to issue Letters of Credit to be terminated, whereupon the same shall terminate (provided that, upon the occurrence of an Event of Default pursuant to SECTIONS 7.1(I) or (J), all of the Commitments shall automatically be terminated);

    (b) Declare all or any part of the outstanding principal amount of the Loans, all unpaid interest accrued thereon, and all other amounts (excluding unearned interest) payable under this Agreement, the Notes and the other Loan Documents to be immediately due and payable, whereupon such outstanding principal amounts, accrued interest and other such amounts shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower (provided that, upon the occurrence of an Event of Default pursuant to SECTIONS 7.1(I) or (J), all of such outstanding principal amounts, accrued interest and other such amounts shall automatically become immediately due and payable);

    (c) Direct the Borrower to deposit (and the Borrower hereby agrees, forthwith upon receipt of notice of such direction from the Agent, to deposit) with the Agent from time to time such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Agent in the Cash Collateral Account as security for the Letter of Credit Outstandings as described in SECTION 2.18(J); and

    (d) Exercise all rights and remedies available to it under this Agreement, the other Loan Documents and applicable law.

    8.2. Right of Setoff. The Agent and each Lender (including, without limitation, the Issuing Bank and the L/C Participants) may, and are hereby authorized by the Borrower, at any time and from time to time, to the fullest extent permitted by applicable law, without advance notice to the Borrower (any such notice being expressly waived by the Borrower) and irrespective of demand for payment, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held in other than a fiduciary account and any other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any or all of the Obligations now or hereafter existing, which are then due and payable. The Agent agrees to notify the Borrower after any such setoff or application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

    8.3. Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the Agent's and the Lenders' rights and remedies set forth in this Agreement is not intended to be exhaustive, and the exercise by the Agent or any Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the Loan Documents or under any other agreement between the Borrower or any Subsidiary and the Agent or the Lenders or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower or any Subsidiary and the Agent or the Lenders or their agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.


                                   ARTICLE IX

                                   THE AGENT

    9.1. Appointment. Each Lender hereby irrevocably appoints and authorizes First Union to act as Agent hereunder and under the other Loan Documents and to take such actions as agent on its behalf hereunder and under the other Loan Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

    9.2. Nature of Duties. The Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Loan Documents. The Agent shall not have, by reason of this Agreement or any other Loan Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations or liabilities in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Loan Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

    9.3. Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender for any action taken or omitted to be taken by it or such Person under or in connection with the Loan Documents, except for its or such Person's own gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Loan Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Loan Document, or for the financial condition of the Borrower, its Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

    9.4. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Agent in accordance with the provisions of this Agreement. The Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Loan Document (i) if such action or omission would, in the reasonable opinion of the Agent, violate any applicable law or any provision of this Agreement or any other Loan Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent's acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

    9.5. Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Agent or any such Person hereafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that (i) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder, and (ii) it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Loan Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except as expressly provided in this Agreement and the other Loan Documents, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of the Borrower, its Subsidiaries or any other Person that may at any time come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

    9.6. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent shall have received written notice from the Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent will give prompt notice thereof to the Lenders; provided, however, that if any such notice has also been furnished to the Lenders, the Agent shall have no obligation to notify the Lenders with respect thereto. The Agent shall (subject to SECTIONS 9.4 and 10.8) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

    9.7. Indemnification. To the extent the Agent is not reimbursed by or on behalf of the Borrower, and without limiting the obligation of the Borrower to do so, the Lenders agree (i) to indemnify the Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective Percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing, and (ii) to reimburse the Agent upon demand, ratably in proportion to their respective Percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by the Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents (including, without limitation, reasonable attorneys' fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

    9.8. The Agent in its Individual Capacity. With respect to its Commitment, the Loans made by it, the Letters of Credit issued by it and the Note or Notes issued to it, the Agent in its individual capacity and not as Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, any of its Subsidiaries or any of their respective Affiliates as if the Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

    9.9. Successor Agent.  The Agent may resign at any time by giving thirty
(30) days' prior written notice to the Borrower and the Lenders. Upon any such notice of resignation, the Required Lenders will, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Agent (provided that the Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing). If no successor to the Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such thirty-day period, then the retiring Agent may, on behalf of the Lenders and after consulting with the Lenders and the Borrower, appoint a successor Agent from among the Lenders. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent. If no successor to the Agent has accepted appointment as Agent by the thirtieth (30th) day following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Agent hereunder and under the other Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided for hereinabove.

    9.10.  Collateral Matters.

    (a) The Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral and the Security Documents that may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents.

    (b) The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all of the Obligations, (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition that may be permitted hereunder or under any other Loan Document or (iii) otherwise pursuant to and in accordance with the provisions of SECTION 10.8(B) or any applicable Loan Document. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release Collateral pursuant to this subsection (B).

    9.11. Applicable Parties. The provisions of this ARTICLE IX, other than the provisions of SECTION 9.9, are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have any rights as a third party beneficiary or otherwise or any obligations under any of the provisions of this ARTICLE IX, other than as provided in SECTION 9.9. In performing functions and duties hereunder and under the other Loan Documents, the Agent shall act solely as the Agent of the Lenders and does not assume, nor shall be deemed to have assume, any obligation or relationship of trust or agency with or for the Borrower or any legal representative, successor and assign of the Borrower.


                                   ARTICLE X

                                 MISCELLANEOUS

    10.1. Survival. The representations and warranties made by or on behalf of the Borrower or any Subsidiary in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document until the satisfaction of all of Obligations and the termination of the Commitments. Notwithstanding any other provision herein or anything provided or implied by law to the contrary, no termination or cancellation (regardless of cause or procedure) of the Commitments, this Agreement or any of the other Loan Documents shall in any way affect or impair the rights and obligations of the parties hereto with respect to any of the provisions of (i)
SECTION 2.15 or (ii) this Agreement and the other Loan Documents relating to indemnification or payment of costs and expenses, including, without limitation, all of the provisions of SECTIONS 2.11(A), 2.11(B), 2.12, 2.13, 9.7, 10.3, 10.6
and 10.7, and, in each case, such provisions shall survive any such termination or cancellation and the making and repayment of the Loans.

    10.2. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS HAVE BEEN EXECUTED, DELIVERED AND ACCEPTED IN, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE, AS IN EFFECT FROM TIME TO TIME (THE "UNIFORM CUSTOMS"), AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF). THE BORROWER HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY PROCEEDING TO WHICH THE AGENT OR ANY LENDER OR THE BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT OR ANY LENDER OR THE BORROWER. THE BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. THE BORROWER CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. THE BORROWER, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, AND THE AGENT AND EACH LENDER, HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

    10.3.  Arbitration; Preservation and Limitation of Remedies.

    (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding (subject to the following limitation), any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Document ("Disputes") between or among the Borrower, the Agent and the Lenders, or any of them, shall be resolved by binding arbitration as provided herein; provided, however, that no party may demand arbitration in any judicial proceeding to which it is a party more than 90 days from the later of
(i) its commencement of such proceeding or (ii) the date it is served with a complaint, counterclaim or third-party claim in such proceeding. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transactions contemplated by this Agreement and the other Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), as in effect from time to time, and Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the city in which the principal office of either the Agent or the Borrower is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. All arbitrations commenced with respect to any of the Loan Documents shall be consolidated for hearing before the same panel of arbitrators as prescribed herein. Any attorney-client privilege or other protection against disclosure of confidential information, including, without limitation, any protection afforded the work product of any attorney, that would otherwise be claimed by any party shall be available to and may be claimed by any such party in any arbitration proceeding. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to Interest Rate Protection Agreements. An arbitration arising from an Interest Rate Protection Agreement shall not be consolidated with any other arbitration hereunder without the consent of all parties to the arbitrations that are proposed to be consolidated.

    (b) Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any Collateral by exercising a power of sale granted pursuant to any of the Loan Documents or under applicable law other than judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help, including peaceful occupation of real property and collection of rents, setoff, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and
(iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

    10.4. Notice. All notices and other communications provided for hereunder or in connection herewith shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

    If to the Borrower:  American Oncology Resources, Inc.
                         16825 Northchase Drive
                         Suite 1300
                         Houston, Texas 77060
                         Attention:  L. Fred Pounds, Chief Financial Officer
                         Telephone:  (713) 873-2674
                         Telecopier:  (713) 873-7762

    With copies to:  Mayor, Day, Caldwell & Keeton, L.L.P.
                         700 Louisiana, Suite 1900
                         Houston, Texas  77002
                         Attention:  Diana M. Hudson
                         Telephone:  (713) 225-7020
                         Telecopier:  (713) 225-7047

    If to the Agent: First Union National Bank of North Carolina
                         One First Union Center, TW-10
                         301 South College Street
                         Charlotte, North Carolina 28288-0608
                         Attention:  Syndication Agency Services
                         Telephone:  (704) 383-0281
                         Telecopier:  (704) 383-0288

    with a copy to:  Robinson, Bradshaw & Hinson, P.A.
                         101 North Tryon Street
                         Suite 1900
                         Charlotte, North Carolina  28246
                         Attention:  Stokely G. Caldwell, Jr.
                         Telephone:  (704) 377-2536
                         Telecopier:  (704) 378-4000

    If to any Lender:  At the address set forth on its signature page hereto (or if to any Lender not a party hereto as of the date hereof, at the address for notices set forth in its Assignment and Acceptance);

or to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) telegraphed, telexed, telecopied or cabled, when delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, or (iii) if delivered by hand, or mailed by overnight delivery services upon delivery; provided that notices and communications to the Agent shall not be effective until received by the Agent.

    10.5.  Assignments, Participations.

    (a) Each Lender may assign to one or more other Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); provided, however, that (i) so long as First Union remains the Agent, it will retain a Commitment of ten percent (10%) of the Total Commitment, up to $15,000,000 at all times (free of participation),
(ii) each such assignment shall be of an equal percentage of such Lender's rights and obligations (including its Commitment, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit),
(iii) any such assignment (other than an assignment to a Lender or an Affiliate of a Lender) shall not be made without the prior written consent of the Agent and the Borrower (to be evidenced by their counterexecution of the relevant Assignment and Acceptance), which consent shall not be unreasonably withheld,
(iv) except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to each such assignment) shall in no event be less than the lesser of (y) the entire Commitment of such Lender immediately prior to such assignment or (z) $5,000,000, and (v) the parties to each such assignment will execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and the assigning Lender will pay a nonrefundable processing fee of $3,000 to the Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least five
(5) Business Days after the execution and delivery to the Agent thereof (unless the Agent shall otherwise agree), (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, and from and after such assignment, relinquish its rights (other than rights under the provisions of this Agreement and the other Loan Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Agent and the other parties hereto as if set forth at length herein.

    (b) The Agent will maintain at its address for notices referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

    (c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee and counterexecuted by the Borrower (if required above), together with any Note or Notes subject to such assignment and the processing fee referred to in subsection (A) above, the Agent will (i) accept such Assignment and Acceptance, (ii) on the effective date thereof, record the information contained therein in the Register and (iii) give notice thereof to the Borrower and the Lenders. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, will execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Assignee in an aggregate principal amount equal to the principal amount of the Commitment (or, if the Commitments have been terminated, the principal amount of the Loans) assumed by it pursuant to such Assignment and Acceptance and, to the extent the assigning Lender has retained its Loans and/or Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an aggregate principal amount equal to the principal amount of the Commitment (or, if the Commitments have been terminated, the principal amount of the Loans) retained by it hereunder. Such new Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of EXHIBIT A. The Agent will return cancelled Notes to the Borrower.

    (d) Subject to SECTION 10.5(A)(I), Each Lender may, without the consent of the Borrower, the Agent or any other Lender, sell to one or more other Persons engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business (each, a "Participant") participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance of such obligations, (ii) no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement, (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Loan Document (except as to actions (to the extent such actions affect the rights of such Participant) that would (x) reduce or forgive the principal amount of, or rate of interest on, any Loan, or reduce or forgive any fees or other Obligations,
(y) extend any date (including the Maturity Date and any scheduled date for the mandatory reduction of the Commitments) fixed for the payment of any principal of or interest on any Loan, any fees or any other Obligations, or (z) increase any Commitment of any Lender (it being understood that a waiver of any Default or Event of Default or of any mandatory reduction of the Total Commitment shall not constitute such an increase), and (iv) no Participant shall have any rights under this Agreement or any of the other Loan Documents, each Participant's rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not granted such participation. Notwithstanding the foregoing, subject to SECTION 2.17 hereof each Participant shall have the rights of a Lender for purposes of SECTIONS 2.11(A), 2.11(B), 2.12, 2.13 and 9.3, and shall be entitled to the benefits thereto, to the extent that the Lender granting such participation would be entitled to such benefits if the participation had not been made, but only by acts and notices taken by the granting Lender provided that no Participant shall be entitled to receive any greater amount pursuant to any of such Sections than the Lender granting such participation would have been entitled to receive in respect of the amount of the participation made by such Lender to such Participant had such participation not been made.

    (e) Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to any Federal Reserve Bank as security for borrowings therefrom; provided, however, that no such pledge or assignment shall release a Lender from any of its obligations hereunder.

    (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Assignee or Participant or proposed Assignee or Participant agrees in writing with the Agent and the Borrower to keep such information confidential to the same extent required of the Lenders under SECTION 10.17.

    10.6. Fees and Expenses. The Borrower agrees (i) whether or not the transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, reasonable attorneys' fees, but excluding salaries of the Agent's regularly employed personnel and overhead incurred or paid by the Agent) in connection with the preparation, negotiation, execution, delivery and syndication of this Agreement and the other Loan Documents, and any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto, (ii) to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent and (upon the occurrence and during the continuance of an Event of Default) each Lender (including, without limitation, reasonable attorneys' fees, but excluding salaries of any Lender's or the Agent's regularly employed personnel and overhead incurred or paid by any Lender or the Agent) in connection with (y) any refinancing or restructuring of the credit arrangement provided under this Agreement, whether in the nature of a "work-out," in any insolvency or bankruptcy proceeding or otherwise and whether or not consummated, and (z) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Loan Documents, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and (iii) to pay and hold harmless the Agent and each Lender from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Agent or any Lender), that may be payable in connection with the transactions contemplated by this Agreement and the other Loan Documents.

    10.7. Indemnification. From and at all times after the date of this Agreement, and in addition to the costs and expenses payable under SECTION 10.6 and all of the Agent's and the Lenders' other rights and remedies against the Borrower, the Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") against any and all claims, losses, damages, liabilities, costs and expenses of any kind or nature whatsoever, including, without limitation, reasonable attorneys' fees, costs and expenses (collectively, "Indemnified Costs") incurred by or asserted against any such Indemnified Person from and after the date hereof, whether direct or indirect, as a result of or arising from or in any way relating to any suit, action or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy under any statute or regulation, including, without limitation, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or enforcement of this Agreement or the other Loan Documents or any of the transactions contemplated herein or therein, and including, without limitation, Environmental Claims and any matters arising from the Borrower's violation of SECTION 4.7, whether or not such Indemnified Person is a party to any such action, proceeding or suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs resulting primarily from the fraud, gross negligence, willful misconduct or violation of law of such Indemnified Person (as finally determined by a court of competent jurisdiction or arbitration as provided herein). All of the foregoing losses, damages, costs and expenses of any Indemnified Person shall be payable by the

Borrower, as and when incurred and upon demand, and shall be additional Obligations hereunder. In the event that the foregoing indemnity is unavailable or insufficient to hold each Indemnified Person harmless, then the Borrower will contribute to amounts paid or payable by such Indemnified Persons in respect of their losses, claims, damages or liabilities in such proportions as appropriately reflect the relative benefits received by and fault of the Borrower and such Indemnified Persons in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations. Neither the Borrower nor any Subsidiary shall be liable to the Agent or any Lender or any other Indemnified Person for any consequential damages. Neither the Agent nor any Lender shall be liable to the Borrower or any Subsidiary or any of their Affiliates for any consequential damages.

    10.8. Amendments, Waivers, etc. Except as may be otherwise specifically set forth in this Agreement or the other Loan Documents, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be amended, modified, waived, discharged or terminated, and no consent to any departure by the Borrower from any provision hereof or thereof may be given, except in a writing signed by the Required Lenders; provided, however, that:

    (a) no such amendment, modification, waiver, discharge, termination or consent shall, without the consent of each Lender holding Obligations directly affected thereby, (i) reduce the principal amount of, or rate of interest on, any Loan, or reduce any fees or other monetary Obligations (other than fees payable to the Agent for its own account) or any monetary obligations of any Person now or hereafter primarily or contingently liable with respect to the Obligations or (ii) extend any date fixed for any payment of principal, interest (other than additional interest payable under SECTION 2.6(B) during the continuance of an Event of Default), fees (other than fees payable to the Agent for its own account) or any other monetary Obligations;

    (b) no such amendment, modification, waiver, discharge, termination or consent shall, without the consent of all Lenders, (i) increase the Commitments of any Lender (it being understood that a waiver of any Default or Event of Default or of any mandatory reduction in the Total Commitment shall not constitute such an increase), (ii) change the definition of "Required Lenders" or otherwise change the number or percentage of Lenders that shall be required for the Lenders or any of them to take or approve, or direct the Agent to take, any action hereunder, (iii) amend, modify or waive any of the provisions for extending, or take action to extend, the term of the Facility, (iv) amend any provision of this Section, (v) release all or substantially all of the Collateral, (vi) release all or substantially all of the Guarantors from their obligations under the Guaranty Agreement or (vii) consent to the assignment or transfer by the Borrower, or by any other Person now or hereafter primarily or contingently liable with respect to the Obligations, of any of its rights and obligations under this Agreement or any of the other Loan Documents; and

    (c) no provision relating to the rights or obligations of the Agent or Issuing Bank under this Agreement or any of the other Loan Documents may be amended, modified or waived without the consent of the Agent or Issuing Bank, as applicable.

    10.9. Rights and Remedies Cumulative, Non-Waiver, etc. The enumeration of the Agent's and the Lenders' rights and remedies set forth in this Agreement and the other Loan Documents is not intended to be exhaustive, and the exercise by the Agent or any Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the other Loan Documents or under any other agreement between the Borrower and the Lenders, or any of them (or the Agent on their behalf), or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between any of the Borrower and the Agent or the Lenders or their agents or employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any Event of Default. No notice to or demand upon the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

    10.10. Binding Effect, Assignment. All of the terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the Borrower, the Agent and each Lender; provided, however, that (i) the Borrower may not sell, assign or transfer this Agreement or any portion hereof or thereof, including, without limitation, any of its rights, title, interests, remedies, powers and duties hereunder or thereunder and (ii) any assignees and participants shall have such rights and obligations with respect to this Agreement and the other Loan Documents as are provided for in and pursuant to SECTION 10.5.

    10.11. Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

    10.12. Entire Agreement. THIS AGREEMENT AND THE DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED CONTEMPORANEOUSLY HEREWITH EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, VERBAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF EXCEPT FOR ANY AGENCY FEE LETTER, IF ANY, EXECUTED BY THE AGENT AND THE BORROWER, THE PROVISIONS OF WHICH FEE LETTER ARE HEREBY INCORPORATED INTO THIS AGREEMENT BY THIS REFERENCE. THIS AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

    10.13. Interpretation. The captions to the various sections and subsections of this Agreement have been inserted for convenience only and shall not limit or affect any of the terms hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular, and the use of any gender shall be applicable to all genders.

    10.14. Counterparts, Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

    10.15. Conflict of Terms. The provisions of the Exhibits and Schedules hereto and the other Loan Documents are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the other Loan Documents, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision of the other Loan Documents, the provision contained in this Agreement shall control.

    10.16. Injunctive Relief. The Borrower recognizes that in the event it fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Agent and the Lenders. The Borrower therefore agrees that the Agent and the Lenders, if the Agent so requests, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages in any case where a remedy at law, would prove to be inadequate relief.

    10.17. Confidentiality. Each of the Agent, the Issuing Bank and each Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public confidential information provided in connection with this Agreement or any other Loan Document and agrees and undertakes that it shall not use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement. Any Lender may disclose such information (i) at the request of any bank regulatory authority or in connection with an examination of such Lender by any such authority, (ii) pursuant to subpoena or other court process, (iii) when required to do so in accordance with the provisions of any applicable law or regulation,
(iv) at the express direction of any agency of any State of the United States of America or of any other jurisdiction in which such Lender conducts its business,
(v) to such Lender's independent auditors and other professional advisors that have a reasonable need or basis for access thereto and (vi) in connection with any proceeding to enforce its rights hereunder or under any other Loan document or any other litigation or proceeding related hereto; provided, however, Agent or such Lender shall instruct such independent auditors or other professional advisors to keep such information confidential in accordance with the terms of this SECTION 10.17; provided further, that in the event of any disclosure of non-public information pursuant to any of clauses (ii), (iii), (iv) and (vi) of this SECTION 10.17, the Agent or such Lender shall make a good faith attempt, to the extent practicable, to notify Borrower of any such disclosure of non-public information at least three (3) Business Days prior to disclosing such information, and in any event shall notify Borrower of such disclosure as soon as practicable.

    10.18. Post-Closing Matters. The Borrower will, and will cause each of its Subsidiaries to, cooperate to assist the Agent in the syndication of the Facilities and the resultant addition of Lenders after the Closing Date.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their corporate names by their duly authorized corporate officers as of the date first above written.


                           AMERICAN ONCOLOGY RESOURCES, INC.


                           By:  /S/ L. Fred Pounds
                                _________________________________________
                                L. Fred Pounds, Vice President of Finance



                           FIRST UNION NATIONAL BANK OF
                            NORTH CAROLINA, AS AGENT


                           By:  Ann M. Dodd
                                ______________________________________
                                Ann M. Dodd, Senior Vice President

                           FIRST UNION NATIONAL BANK OF
                            NORTH CAROLINA


                           By:  /S/ Ann M. Dodd
                                ______________________________________
                                Ann M. Dodd, Senior Vice President



                           Commitment:                             $24,000,000


                           Address:

                           First Union National Bank
                            of North Carolina
                           One First Union Center, TW-10
                           301 South College Street
                           Charlotte, North Carolina 28288-0608
                           Attention:   Syndication Agency Services
                           Telephone:   (704) 383-0281
                           Telecopier:  (704) 383-0288


                           Wiring Instructions:

                           First Union National Bank
                            of North Carolina
                           Charlotte, North Carolina
                           ABA #053000219
                           Account #:  465906 RC5007
                           Reference:  American Oncology
                            Resources, Inc.
                           Attention:  Syndication Agency
                            Services

                           CREDIT LYONNAIS NEW YORK BRANCH



                           By:  /S/ Farboud Tavangar
                                ______________________________________
                                Farboud Tavangar, Vice President



                           Commitment:                             $20,000,000


                           Address:

                           Credit Lyonnais New York Branch
                           1301 Av. of the Americas
                           20th Floor, HEALTHCARE GROUP
                           New York, NY  10019
                           Attention:   Farboud Tavangar
                           Telephone:   (212) 261-7832
                           Telecopier:  (212) 261-3440


                           Wiring Instructions:


                           Credit Lyonnais New York Branch
                           New York, NY
                           ABA:  0260-0807-3
                           Account: 01-88179214000001
                           Reference:  American Oncology Resources, Inc.
                           Attention:  Loan Servicing

                           WELLS FARGO BANK (TEXAS), NATIONAL
                           ASSOCIATION

                           By:  /S/ Kenneth G. Teusink
                                ______________________________________
                                Kenneth G. Teusink, Vice President



                           Commitment:                             $15,000,000


                           Address:

                           Wells Fargo Bank
                           1000 Louisiana
                           3rd Floor
                           Houston, TX  77002
                           Attention:   Kenneth G. Teusink
                           Telephone:   713/250-1923
                           Telecopier:  713/250-7031


                           Wiring Instructions:


                           Wells Fargo Bank
                           ABA: 121000248
                           Account:  GL #2712-507201
                           Reference:  American Oncology Resources, Inc.
                           Attention:  Ruth Dionisio

                           THE FUJI BANK, LIMITED, HOUSTON AGENCY



                           By:  /S/ David Kelley
                                ______________________________________
                                David Kelley, Senior Vice President


                           Commitment:                               $10,000,000


                           Address:

                           The Fuji Bank
                           One Houston Center
                           1221 McKinney Street, Suite 4100
                           Houston, TX  77010
                           Attention:   Richard Menchaca
                           Telephone:   713/759-7844
                           Telecopier:  713/650-0048


                           Wiring Instructions:


                           Texas Commerce Bank, N.A., Houston, Texas
                           ABA:  113000609
                           Account: 0010-197-3098
                           Beneficiary: The Fuji Bank, Ltd., Houston Agency
                           Reference:  American Oncology Resources, Inc.
                           Attention:  Loan Administrator

                           COOPERATIEVE CENTRALE
                           RAIFFEISEN-BOERENLEENBANK B.A.
                           "RABOBANK NEDERLAND",
                           NEW YORK BRANCH



                           By: /S/ Ian Reece
                               ____________________________________________
                               Title: Ian Reece, Vice President and Manager

                           By: /S/ Angela R. Reilly
                               _____________________________________________
                               Title: Angela R. Reilly, Vice President


                           Commmitment:                           $22,000,000

                           Address:

                           Lending Office:
                           245 Park Avenue
                           New York, NY  10167
                           Attention:  Corporate Services Department
                           Telephone:  212/916-7800
                           Telecopier: 212/818-0233


                           Wiring Instructions:

                           Bank of New York
                           ABA:  021000018
                           A/C Rabobank New York
                           Account: 802-6002533
                           Reference: American Oncology Resources, Inc.

                           ABN AMRO BANK N.V.



                           By:  /S/ Steven Hipsman
                                ______________________________________
                                Steven Hipsman, Vice President


                           By:  /S/ Larry Kelley
                                ______________________________________
                                Larry Kelley, Group Vice President



                           Commitment:                              $15,000,000


                           Address:

                           ABN AMRO BANK N.V.
                           1 Ravinia Drive, Suite 1200
                           Atlanta, GA  30346
                           Attention:   Rodney Carson
                           Telephone:   770/399-7376
                           Telecopier:  770/399-7397


                           Wiring Instructions:


                           Federal Reserve Bank, New York
                           ABA:  26029530
                           Account:  651-0-0101974
                           Favor:  ABN AMRO Bank N.V. New York
                           For Further Credit to:  ABN AMRO BANK N.V.
                           ATLANTA AGENCY ACCT. 651-0-0101974
                           Reference:  American Oncology Resources

                           CORESTATES BANK, N.A.



                           By:  /S/ Geoffrey C. Smith
                                ______________________________________
                                Geoffrey C. Smith, Commercial Officer



                           Commitment:                              $22,000,000


                           Address:

                           Corestates Bank, N.A.
                           1339 Chestnut Street
                           F.C. 1-8-3-22
                           Philadelphia, PA  19101
                           Attention:   Geoffrey C. Smith
                           Telephone:   215/786-4363
                           Telecopier:  215/973-2738


                           Wiring Instructions:


                           Corestates Bank, N.A.
                           Philadelphia, PA
                           ABA:  031000011
                           Account:  132-0452
                           Reference:  American Oncology Resources, Inc.
                           Attention:  RC2490

                           TEXAS COMMERCE BANK NATIONAL
                           ASSOCIATION



                           By:  /S/ Jerry L. Boyd
                                ______________________________________
                                Jerry L. Boyd, Vice President



                           Commitment:                              $22,000,000


                           Address:

                           Texas Commerce Bank National Assoc.
                           6550 Fannin, Suite 237
                           Houston, TX  77030
                           Attention:   Jerry L. Boyd
                           Telephone:   713/795-7344
                           Telecopier:  713/795-7309


                           Wiring Instructions:


                           Texas Commerce Bank, N.A.
                           ABA:  113000609
                           Account:  G/L #13681-7800
                           Reference:  American Oncology Resources Inc.
                                       Loan Acct. #4004-004-031-7305

                                    ANNEX I
                                    -------



1.  Borrower:  American Oncology Resources, Inc.

2.  Name and Date of Loan Agreement:

    Second Amended and Restated Loan Agreement, dated as of October 30, 1996, among American Oncology Resources, Inc., the banks and other financial institutions party thereto from time to time, and First Union National Bank of North Carolina, as Agent for the Lenders and as the Issuing Bank.

3.  Date of Assignment and Acceptance: ________________, 19___.

4.  Amounts (as of date of Item 3 above):

                                   Aggregate            Amount of        Assignor's
                                   for all    Assigned   Assigned        Remaining
                                   Lenders   Share /1/    Share           Share
                                  ---------  ----------  ---------  -------------------


 Commitment                        ________$  ________%   ________$  _____$ _____%

 Loans                             ________$  ________%   ________$  _____$ _____%

 Letter of Credit Outstandings     ________$  ________%   ________$  _____$ _____%


5.  Effective Date:  _________________________________/2/.

6.  Addresses for Payments:

     Assignor:   _________________________________
                 _________________________________
                 _________________________________
                 Attention:  _____________________
                 Telephone:   _____________________
                 Telecopier: _____________________
                 Reference:  _____________________

____________________________
/1/Percentage taken to no more than four decimal places. This percentage shall be identical with respect to all of the Commitments and Loans of each Assignor in connection with any single Assignment and Acceptance.

/2/ Must be at least five Business Days from the delivery to the Agent of an executed copy of this Annex.

     Assignee:   _________________________________
                 _________________________________
                 _________________________________
                 Attention:  _____________________
                 Telephone:  _____________________
                 Telecopier: _____________________
                 Reference:  _____________________

7.   Addresses for Notices:

    Assignor:       _________________________________
                    _________________________________
                    _________________________________
                    Attention: ___________________
                    Telephone: ___________________
                    Telecopy:  ___________________

    Assignee:       _________________________________
                    _________________________________
                    _________________________________
                    Attention: __________________
                    Telephone:  _________________
                    Telecopy:  __________________

8.  Lending Office of Assignee:

    _________________________________
    _________________________________
    _________________________________
    Attention: ___________________
    Telephone: ___________________
    Telecopy: ___________________

                                                Exhibit A to Second Amended and
                                                 Restated Loan Agreement
                                                First Union National Bank
                                                 of North Carolina, as Agent
                                              American Oncology Resources, Inc.,
                                                 Borrower
                                                October 30, 1996/$150,000,000
                                                ______________________________



                                   [FORM OF]
                             REVOLVING CREDIT NOTE


$ _______________________                             ___________________, 1996
                                                       Charlotte, North Carolina

   FOR VALUE RECEIVED, AMERICAN ONCOLOGY RESOURCES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the
order of   __________________________________________, (the "Lender"), at the
offices of First Union National Bank of North Carolina (the "Agent") located at 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Agent may designate), the principal sum of up to

   _______________________________ DOLLARS ($__________________), or such lesser amount as may constitute the unpaid principal amount of the Loans payable to the Lender, on the dates set forth in and under the terms and conditions of this Revolving Credit Note (this "Revolving Credit Note") and that certain Second Amended and Restated Loan Agreement, dated as of October 30, 1996, by and between the Borrower, the Agent and the Lenders as defined therein (as the same may be amended, modified, renewed, restated, extended or supplemented from time to time, the "Loan Agreement"). This Revolving Credit Note is an amendment, restatement and renewal in full of a First Amended and Restated Revolving Credit/Term Note, dated January 31, 1996, in the original principal amount of up to $35,000,000, executed and delivered by the Borrower to First Union National Bank of North Carolina. Upon execution and delivery of this Revolving Credit Note, the note amended, restated and renewed hereby shall be marked "Renewed and reevidenced by a note or a series of promissory notes dated October 30, 1996, which are substituted herefor in entirety."

   This Revolving Credit Note is one of a series of Notes (as defined in the Loan Agreement) issued to evidence the Loans made from time to time pursuant to
ARTICLE II of the Loan Agreement.   All of the terms, conditions and covenants
of the Loan Agreement are expressly made a part of this Revolving Credit Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Revolving Credit Note is entitled to the benefits of and remedies provided in the Loan Agreement and the other Loan Documents. Capitalized terms not defined herein shall have the meanings given to them in the Loan Agreement. Reference is made to the Loan Agreement for provisions relating to the interest rate, maturity, payment, prepayment, acceleration and other terms of and affecting this Revolving Credit Note.

   In the event of an acceleration of the maturity of this Revolving Credit Note, this Revolving Credit Note, and all other indebtedness of the Borrower to the Lender under any of the Loan Documents, shall become immediately due and payable, to the extent permitted by law, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

   In the event this Revolving Credit Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees as set forth in the Loan Agreement.

   This Revolving Credit Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.
To the extent permitted by law, the Borrower hereby submits to the jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Lender shall not be limited to bringing an action in such courts.

   IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be executed by its duly authorized corporate officers as of the day and year first above written.


                                       AMERICAN ONCOLOGY RESOURCES, INC.


                                       By:____________________________
                                          R. Dale Ross
                                          Chairman and Chief Executive Officer

ATTEST:

_________________________________
L. Fred Pounds, Assistant Secretary


                                       Tax Identification Number: 84-1213501

                                              Exhibit B-1 to Second Amended and
                                              Restated Loan Agreement
                                              First Union National Bank
                                              of North Carolina, as Agent
                                              American Oncology Resources, Inc.,
                                              Borrower
                                              October 30, 1996/$150,000,000



                                   [FORM OF]
                              NOTICE OF BORROWING


                                     [Date]



First Union National Bank
 of North Carolina, as Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608

Attention:  Syndication Agency Services

Ladies and Gentlemen:

          The undersigned, American Oncology Resources, Inc. (the "Borrower"), refers to the Second Amended and Restated Loan Agreement, dated as of October 30, 1996, among the undersigned as Borrower, the banks and other financial institutions party thereto from time to time (the "Lenders"), and First Union National Bank of North Carolina, as Agent for the Lenders and as the Issuing Bank (as amended, modified or supplemented from time to time, the "Loan Agreement"). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement. Pursuant to SECTION 2.2(A) of the Loan Agreement, the undersigned hereby gives you, as Agent, irrevocable notice that the undersigned hereby requests a Borrowing under the Loan Agreement, and to that end sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by SECTION 2.2(A) of the Loan Agreement:

             (i) The Business Day of the Proposed Borrowing is _______________ (the "Borrowing Date")./1/

            (ii) The aggregate principal amount of the Proposed Borrowing is $_______________.

           (iii) The Loans comprising the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [LIBOR Loans].

____________________________

    /1/Shall be a Business Day at least one Business Day after the date hereof (in the case of Base Rate Loans) or at least three Business Days after the date hereof (in the case of LIBOR Loans).

             [(iv) The initial Interest Period for each Loan made as part of the Proposed Borrowing shall be [one/two/three/six months].]/2/

     The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the Borrowing Date:

             (A) Each of the representations and warranties contained in ARTICLE IV of the Loan Agreement and in the other Loan Documents is and will be true and correct on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the Proposed Borrowing (except to the extent facts upon which such representation and warranty are based may be changed as a result of transactions permitted or contemplated by the Loan Agreement or such representation or warranty relates solely to a prior date;

             (B) No Default or Event of Default has occurred and is continuing or would result from the Proposed Borrowing or the application of the proceeds therefrom; and

             (C) After giving effect to the Proposed Borrowing, the sum of the aggregate principal amount of Loans outstanding and the aggregate Letter of Credit Outstandings will not exceed the Total Commitment.

                                  Very truly yours,

                                  AMERICAN ONCOLOGY RESOURCES, INC.


                                  By: ______________________________

                                  Title: ___________________________

_____________________

        /2/To be included for a Proposed Borrowing comprised of LIBOR Loans. LIBOR Loans of six-month Interest Period are subject to availability to all Lenders.

                                              Exhibit B-2 to Second Amended and
                                              Restated Loan Agreement
                                              First Union National Bank
                                              of North Carolina, as Agent
                                              American Oncology Resources, Inc.,
                                              Borrower
                                              October 30, 1996/$150,000,000


                                   [FORM OF]
                       NOTICE OF CONVERSION/CONTINUATION


                                    [Date]



First Union National Bank
 of North Carolina, as Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608

Attention:  Syndication Agency Services

Ladies and Gentlemen:

          The undersigned, American Oncology Resources, Inc. (the "Borrower"), refers to the Second Amended and Restated Loan Agreement, dated as of October 30, 1996, among the undersigned as Borrower, the banks and other financial institutions party thereto from time to time (the "Lenders"), and First Union National Bank of North Carolina, as Agent for the Lenders and as the Issuing Bank (as amended, modified or supplemented from time to time, the "Loan Agreement"). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement. Pursuant to SECTION 2.9(B) of the Loan Agreement, the undersigned hereby gives you, as Agent, irrevocable notice that the undersigned hereby requests a [conversion] [continuation] of Loans under the Loan Agreement, and to that end sets forth below the information relating to such [conversion] [continuation] (the "Proposed [Conversion] [Continuation]") as required by SECTION 2.9(B) of the Loan Agreement:

             (i) The Business Day of the Proposed [Conversion] [Continuation] is _______________./1/

            (ii) The Proposed [Conversion] [Continuation] involves $____________ in aggregate principal amount of Loans made pursuant to a Borrowing on ____________.

           (iii) The Loans referred to in clause (ii) above are presently maintained as [Base Rate] [LIBOR] Loans and are proposed hereby to be [converted into Base Rate/LIBOR Loans] [continued as LIBOR Loans].

______________________

        /1/Shall be a Business Day at least one Business Day after the date hereof (in the case of any conversion of LIBOR Loans into Base Rate Loans) or at least three Business Days after the date hereof (in the case of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans), and additionally, in the case of any conversion of LIBOR Loans into Base Rate Loans, or continuation of LIBOR Loans, shall be the last day of the Interest Period applicable thereto.

             [(iv) The initial Interest Period for each Loan being [converted into] [continued as] a LIBOR Loan as part of the Proposed [Conversion] [Continuation] shall be [one/two/three/six months].]/2/

     The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the effective date of the Proposed [Conversion] [Continuation]:

             No Default or Event of Default shall have occurred and be continuing on the Borrowing Date or after giving effect to the Proposed [Conversion] [Continuation].

                              Very truly yours,

                              AMERICAN ONCOLOGY RESOURCES, INC.


                              By: ______________________________

                              Title: ___________________________


______________________

        /2/To be included in the case of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans. LIBOR Loans of six-month Interest Period are subject to availability to all Lenders.

                                              Exhibit B-3 to Second Amended and
                                              Restated Loan Agreement
                                              First Union National Bank
                                              of North Carolina, as Agent
                                              American Oncology Resources, Inc.,
                                              Borrower
                                              October 30, 1996/$150,000,000




                                   [FORM OF]
                            LETTER OF CREDIT NOTICE

                                     [Date]


First Union National Bank of
 North Carolina, as Issuing Lender
Specialized Industries/Healthcare
One First Union Center, 5th Floor
301 South College Street
Charlotte, North Carolina 28288-0735
Attention: Martin Richards

First Union National Bank of
 North Carolina, as Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services

Ladies and Gentlemen:

          The undersigned, American Oncology Resources, Inc. (the "Borrower"), refers to the Second Amended and Restated Loan Agreement, dated as of October 30, 1996, among the undersigned as Borrower, the banks and other financial institutions party thereto from time to time (the "Lenders"), and First Union National Bank of North Carolina, as Agent for the Lenders and as the Issuing Bank (as amended, modified or supplemented from time to time, the "Loan Agreement"). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement. Pursuant to SECTION 2.18(B) of the Loan Agreement, the undersigned hereby gives you, as Issuing Bank, irrevocable notice that the Borrower requests the issuance of a Letter of Credit for its account under the Loan Agreement, and to that end sets forth below the information relating to such Letter of Credit (the "Proposed Letter of Credit") as required by SECTION 2.18(B) of the Loan Agreement:

             (i) The Business Day on which the Proposed Letter of Credit is requested to be issued is _______________./1/

            (ii) The Stated Amount of the Proposed Letter of Credit is $____________.

           (iii) The expiry date of the Proposed Letter of Credit is
     ______________.

______________________

        /1/Shall be at least three Business Days (or such shorter period as is acceptable to the Issuing Bank in any given case) after the date hereof.

             (iv) The name and address of [the] [each] beneficiary of the Proposed Letter of Credit is __________________________________.


     The undersigned agrees to complete all application procedures and documents reasonably required by you in connection with the Proposed Letter of Credit.

     The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of issuance of the Proposed Letter of Credit:

             (A) Each of the representations and warranties contained in ARTICLE IV of the Loan Agreement and in the other Loan Documents is and will be true and correct on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the issuance of the Proposed Letter of Credit, except to the extent facts upon which such representation and warranty are based may be changed as a result of transactions permitted or contemplated by the Loan Agreement or such representation or warranty relates solely to a prior date;

             (B) No Default or Event of Default has occurred and is continuing or would result from the issuance of the Proposed Letter of Credit; and

             (C) After giving effect to the issuance of the Proposed Letter of Credit, the sum of the aggregate principal amount of Loans outstanding and the aggregate Letter of Credit Outstandings will not exceed the Total Commitment.

                                          Very truly yours,

                                          AMERICAN ONCOLOGY RESOURCES, INC.


                                          By: ________________________________

                                          Title: _____________________________

                                                Exhibit C to Second Amended and
                                                      Restated Loan Agreement
                                                     First Union National Bank
                                                      of North Carolina, as
                                                     Agent
                                                     American Oncology
                                                     Resources, Inc.,
                                                      Borrower
                                                     October 30,
                                                     1996/$150,000,000
                                                     _________________________


                 FIRST AMENDED AND RESTATED GUARANTY AGREEMENT


          THIS FIRST AMENDED AND RESTATED GUARANTY AGREEMENT, dated as of the 30th day of October, 1996 (this "Guaranty"), is made by each of the undersigned Subsidiaries of AMERICAN ONCOLOGY RESOURCES, (the "Borrower") and each other Subsidiary of the Borrower that, after the date hereof, executes an instrument of accession hereto substantially in the form of Exhibit 1 (a "Guarantor Accession"; the undersigned and such other Subsidiaries of the Borrower, collectively, the "Guarantors"), in favor of the Guaranteed Parties (as hereinafter defined).


                                    RECITALS

          A. Reference is made to the Second Amended and Restated Loan Agreement, dated as of October 30, 1996 (as amended, modified or supplemented from time to time, the "Loan Agreement"), among the Borrower, certain banks and other financial institutions (collectively, the "Lenders"), and First Union National Bank of North Carolina, as agent for the Lenders (in such capacity, the "Agent") and as the issuer of Letters of Credit (in such capacity, the "Issuing Bank") (the Lenders, the Issuing Bank, and the Agent, collectively, the "Guaranteed Parties"). Unless otherwise defined herein, capitalized terms used herein without definition shall have the meanings given to them in the Loan Agreement.

          B. Each of the Guarantors is a Subsidiary of the Borrower and has benefitted and will benefit directly or indirectly from the transactions contemplated in the Loan Agreement.

          C. The Lenders have requested, as a condition among others to entering into the Loan Agreement and making Loans from time to time to the Borrower thereunder, that each Guarantor guarantee the payment of all of the Obligations, and grant to the Agent, for the benefit of the Lenders, a perfected security interest in the assets set forth in the Second Amended and Restated Guarantors' Security Agreement, of even date herewith (the "Guarantors' Security Agreement"), to secure such guarantee obligation.

          D. Without this Guaranty, the Lenders would be unwilling to enter into the Loan Agreement and make Loans to the Borrower thereunder.

          E. Because of the direct benefit to the Guarantors of the Lenders making the Loans to the Borrower, each of the Guarantors has agreed to guarantee the payment of the Obligations on the terms set forth herein.


                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the

Guaranteed Parties to enter into the Loan Agreement and to induce the Lenders and the Issuing Bank to extend credit to the Borrower thereunder from time to time, each Guarantor hereby agrees as follows:

     1. GUARANTY.

     (a) Each Guarantor hereby irrevocably, absolutely and unconditionally, and jointly and severally:

             (i) guarantees to the Guaranteed Parties the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all of the Obligations of the Borrower, including, without limitation, (y) all principal of and interest on the Loans, all Reimbursement Obligations in respect of the Letters of Credit, and all fees, expenses, indemnities and other amounts payable by the Borrower under the Loan Agreement or any other Loan Document (including, to the greatest extent permitted by law, interest accruing after the filing of a petition or commencement of a case by or with respect to the Borrower seeking relief under any Insolvency Laws (as hereinafter defined), regardless of whether a claim for any such interest is allowed against the Borrower in any such proceeding), and (z) all Obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due (all liabilities and obligations described in this clause (i), collectively, the "Guaranteed Obligations"); and

             (ii) agrees to pay upon demand all reasonable out-of-pocket costs and expenses of any Guaranteed Party (including, without limitation, reasonable attorneys' fees, but excluding salaries of any Guaranteed Party's regularly employed personnel and overhead incurred or paid by any Guaranteed Party) incurred or paid by (y) the Agent in connection with any amendment, modification, waiver or consent hereof or pursuant hereto and
     (z) the Agent and, upon the occurrence and during the continuation of an Event of Default, any other Guaranteed Party in connection with any suit, action or proceeding to enforce or protect any rights of such Guaranteed Party hereunder, including costs and expenses for which such Guaranteed Party is entitled to reimbursement under or pursuant to the Loan Agreement or any other Loan Document (all liabilities and obligations described in this clause (ii), collectively, the "Other Obligations"; and the Other Obligations, together with the Guaranteed Obligations, the "Total Obligations").

     (b) Notwithstanding the provisions of subsection (a) above and notwithstanding any other provisions contained herein or in any other Loan
Document:

             (i) no provision of this Guaranty shall require or permit the collection from any Guarantor of interest in excess of the maximum rate or amount that such Guarantor may be required or permitted to pay pursuant to applicable law; and

             (ii) the liability of each Guarantor under this Guaranty as of any date shall be limited to a maximum aggregate amount (the "Maximum Guaranteed Amount") equal to the greatest amount that would not render such Guarantor's obligations under this Guaranty subject to avoidance, discharge or reduction as of such date as a fraudulent transfer or conveyance under applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws (collectively, "Insolvency Laws"), in each instance after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under applicable

     Insolvency Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrower or any of its Affiliates to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder, and after giving effect as assets to the value (as determined under applicable Insolvency Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (y) applicable law or (z) any agreement (including this Guaranty) providing for an equitable allocation among such Guarantor and other Affiliates of the Borrower of obligations arising under guaranties by such parties).

     (c) The Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made hereunder on any date by a Guarantor (a "Funding Guarantor") that exceeds its Fair Share (as hereinafter defined) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as hereinafter defined) as of such date, with the result that all such contributions will cause each Guarantor's Aggregate Payments (as hereinafter defined) to equal its Fair Share as of such date.
"Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Guaranteed Amount (as hereinafter defined) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Guaranteed Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors hereunder in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "Adjusted Maximum Guaranteed Amount" means, with respect to a Guarantor as of any date of determination, the Maximum Guaranteed Amount of such Guarantor, determined in accordance with the provisions of subsection (b) above; provided that, solely for purposes of calculating the "Adjusted Maximum Guaranteed Amount" with respect to any Guarantor for purposes of this subsection (c), any assets or liabilities arising by virtue of any rights to subrogation, reimbursement or indemnity or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this subsection
(c)). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Funding Guarantor's right of contribution under this subsection (c) shall be subject to the provisions of SECTION 2. The allocation among Guarantors of their obligations as set forth in this subsection (c) shall not be construed in any way to limit the liability of any Guarantor hereunder to the Guaranteed Parties.

     (d) The guaranty of each Guarantor set forth in this Section is a guaranty of payment as a primary obligor, and not a guaranty of collection. Each Guarantor hereby acknowledges and agrees that the Guaranteed Obligations, at any time and from time to time, may exceed the Maximum Guaranteed Amount of such Guarantor and of any other Guarantor and may exceed the aggregate of the Maximum Guaranteed Amounts of all Guarantors, in each case without discharging, releasing, limiting, deferring, reducing or otherwise affecting the obligations of any Guarantor hereunder to any extent, except as specifically provided otherwise in this Section, or impairing or otherwise affecting the rights, powers and remedies of any Guaranteed Party hereunder or under any other Loan Document.

     2. SUBORDINATION. All indebtedness and other obligations, whether now or hereafter existing, of the Borrower or any other Subsidiary of the Borrower to any Guarantor, including, without limitation, any such indebtedness in any proceeding under the Bankruptcy Code and any intercompany receivables, together with any interest thereon (including, to the greatest extent permitted by law, interest accruing after the filing of a petition or commencement of a case by or with respect to such Borrower or Subsidiary seeking relief under any Insolvency Laws, regardless of whether a claim for any such interest is allowed against such Borrower or Subsidiary in any such proceeding), and all rights of indemnity, contribution or reimbursement of any Guarantor against any other Guarantor or any other Person directly or indirectly liable for any Guaranteed Obligations arising as a result of any payment made under or in connection with this Guaranty or the performance or enforcement hereof, whether such rights arise by contract, statute, common law or otherwise (including rights of contribution as set forth in SECTION 1(C)), shall be, and hereby are, deferred and subordinated to the indefeasible payment in full of the Total Obligations. After the occurrence and during the continuance of (i) an Event of Default under Section 7.1(a), (i) or (j) of the Loan Agreement, unless directed to do so by the Agent, no Guarantor shall, at any time collect, realize upon or receive any payment or distribution with respect to any intercompany notes or other intercompany obligations owed directly or indirectly to such Guarantor, or seek or endeavor to do the same, and all such rights to collect, realize upon and receive any such payment or distribution shall vest solely in the Agent at all times after the occurrence and during the continuance of such an Event of Default and (ii) an Event of Default under the Loan Agreement other than those specified in subsection (i) hereof, if directed to do so by the Agent, no Guarantor shall, at any time except as may be otherwise permitted by the Agent, collect, realize upon or receive any payment or distribution with respect to any intercompany notes or other intercompany obligations owed directly or indirectly to such Guarantor, or seek or endeavor to do the same; any payments on or with respect to any such intercompany notes or obligations shall, if collected or received in violation of subsections (I) or (II) hereof, be held by each Guarantor in trust for the benefit of the Guaranteed Parties, and each Guarantor shall, promptly upon receipt thereof, pay over such amount to the Agent, to be applied against the Total Obligations as provided herein, all without in any way impairing or otherwise affecting the liability of such Guarantor under any other provision of this Guaranty. Should any such indebtedness be or become represented by any written instrument, such instrument shall forthwith be endorsed and delivered to the Agent. Additionally, in the event the Borrower or any Guarantor becomes a "debtor" within the meaning of the Bankruptcy Code, the Agent shall be entitled, at its option, on behalf of the Guaranteed Parties and as attorney-in-fact for each Guarantor, and is hereby authorized and appointed by each Guarantor, to file proofs of claim on behalf of such Guarantor and vote the rights of such Guarantor in any plan of reorganization, and to demand, sue for, collect and receive every payment and distribution on any indebtedness of the Borrower or such Subsidiary to any Guarantor in any such proceeding.

     3. ABSOLUTE AND PRIMARY LIABILITY. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute and unconditional, are exclusive and independent of any security for or other guaranty of any Guaranteed Obligations or other obligations of the Borrower, whether given by such Guarantor, any other Guarantor or other surety or guarantor of any Guaranteed Obligations (any such other Guarantor or other surety or guarantor, each, an "Other Guarantor"), and shall not be discharged, released, limited, deferred, reduced or otherwise affected to any extent by reason of any of the following, whether or not such Guarantor has notice or knowledge thereof:

             (i) any payments made by the Borrower, such Guarantor, any Other Guarantor or any other Person, or received or collected therefrom by any of the Guaranteed Parties by virtue of any action, proceeding, set-off, appropriation or application at any time or from time to time, in each case in payment of or reduction of any Guaranteed Obligations, and any direction by the

     Borrower or such Guarantor, Other Guarantor or other Person as to application of payment in connection therewith;

             (ii) the invalidity or unenforceability of any Guaranteed Obligations, any Collateral or other security therefor, or any Loan Document or other agreement or instrument delivered pursuant thereto;

             (iii) any bankruptcy, reorganization, arrangement, liquidation or insolvency of, or dissolution, termination, reorganization or other change in the corporate structure or existence of, the Borrower or any Other Guarantor, whether or not resulting in a corresponding discharge, reduction or restructuring of any Guaranteed Obligations or the guaranty obligations of such Other Guarantor;

             (iv) any payment made on any Guaranteed Obligations that is repaid to the Borrower or any Other Guarantor pursuant to court order in a proceeding pursuant to any Insolvency Laws;

             (v) any liability of such Guarantor by endorsement or in any other way other than under this Guaranty, at any time created or arising, for any indebtedness owing by the Borrower to any Guaranteed Party;

             (vi) the application of any statute, regulation, order, rule, decree or other determination of any court or other Governmental Authority, the effect of which is to extend the term or time for payment of any Guaranteed Obligations; or

             (vii) the occurrence of any other event or the existence of any other circumstances (other than all of the following: (x) the indefeasible payment in full of the Total Obligations then outstanding, (y) the termination of all Letters of Credit and (z) the termination of the Commitments under the Loan Agreement (the events in clauses (x), (y) and (z) above, collectively, the "Termination Requirements")) that might to any extent constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, a surety or guarantor, including the allegation or assertion by the Borrower of any defenses, set-offs or counterclaims against any Guaranteed Party.

     4. RELEASES, EXTENSIONS, MODIFICATIONS, ETC. Each Guarantor agrees that the Guaranteed Parties, or any of them, may at any time and from time to time, upon or without any terms or conditions and in whole or in part:

             (i) change the manner, place or terms of payment of, change or extend the time for payment of, or renew, accelerate or otherwise alter, any Guaranteed Obligations, any guaranty or other liability incurred directly or indirectly in respect of any Guaranteed Obligations, or any Collateral or other security therefor;

             (ii) sell, exchange, release, substitute, surrender, compromise, realize upon or otherwise deal with in any manner and in any order, or fail to protect, perfect, secure, insure, continue or maintain any Liens in, any Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability incurred directly or indirectly in respect thereof;

             (iii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to or substitutions for, any Guaranteed Obligations or any guaranty or other liability incurred directly or indirectly in respect thereof, or subordinate the payment of the same to the payment of any other obligations;

             (iv) make or permit any amendment, modification or supplement to or restatement of, or consent to any rescission or waiver of or departure from, any provisions (including provisions relating to Events of Default) of the Loan Agreement, any other Loan Document or any agreement or instrument delivered pursuant to any of the foregoing;

             (v) accept or require any guaranty or undertaking of any other Person as to any Guaranteed Obligations or any other indebtedness of the Borrower, including any pledge of security to secure any such guaranty;

             (vi) apply, to indebtedness of the Borrower to the Guaranteed Parties other than the Guaranteed Obligations, any amounts (by whomsoever paid and howsoever realized), regardless of what Guaranteed Obligations may remain unpaid after any such application; and

             (vii) exercise or refrain from exercising (whether voluntarily or involuntarily as a result of court order, operation of law or otherwise) any rights and remedies available under the Loan Documents, including, without limitation, foreclosing on any Collateral or any other security held by or for the benefit of any Guaranteed Party in any order and by any manner of sale permitted under the Loan Documents and applicable law, whether or not every aspect of such sale is commercially reasonable;

in each case, without notice to or further assent by any of the Guarantors, whose obligations hereunder shall not be discharged, released, limited, deferred, reduced or otherwise affected in any manner or to any extent by reason of any of the foregoing, notwithstanding that any such action or failure to act may impair or extinguish any right of indemnification, contribution, reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any Other Guarantor or with respect to any Collateral or other security for the Guaranteed Obligations or for the obligations of any such Other Guarantor.

     5. WAIVER OF CERTAIN RIGHTS. Each Guarantor hereby knowingly, voluntarily and expressly waives:

             (i) all presentments, demands for payment, demands for performance, protests and notices, including, without limitation, notices of nonpayment or other nonperformance (including notices of default under any Loan Document with respect to any Guaranteed Obligations), protest, dishonor, acceptance hereof, extension of additional credit to the Borrower, the consummation of any Acquisitions that may be permitted from time to time pursuant to the Loan Agreement and of any of the matters referred to in SECTIONS 3 and 4 and of any rights to consent thereto;

             (ii) any right to require the Guaranteed Parties, or any of them,
     (y) to proceed against, or to exhaust or have resort to any Collateral or other security from or any deposit balance or other credit in favor of, the Borrower, any Other Guarantor or any other Person, or (z) to pursue any other remedy or enforce any other right; and, without limiting the generality of the foregoing, each Guarantor hereby specifically waives the benefits of Sections 26-7 through

     26-9, inclusive, of the General Statutes of North Carolina, as amended from time to time, and any similar statute or law of any other jurisdiction, as the same may be amended from time to time;

             (iii) any defenses based on or arising by reason of any defense (other than satisfaction of the Termination Requirements) of the Borrower, any Other Guarantor or any other Person, including, without limitation, any defense based on or arising from a lack of authority or other disability of the Borrower, any Other Guarantor or any other Person, the invalidity or unenforceability of any Guaranteed Obligations, any Collateral or other security therefor, or any Loan Document or other agreement or instrument delivered pursuant thereto, or the cessation of the liability of the Borrower for any reason other than the satisfaction of the Termination Requirements;

             (iv) any defenses based on (y) any Guaranteed Party's acts or omissions in the administration of the Guaranteed Obligations, the guaranty obligations of any Guarantor or Other Guarantor or any Collateral or other security therefor or (z) promptness, diligence or any requirement that any Guaranteed Party protect, perfect, secure or insure any liens in any Collateral or other security now or hereafter directly or indirectly securing the Guaranteed Obligations or continue or maintain the same;

             (v) any right to assert against any Guaranteed Party, as a defense, counterclaim, crossclaim or set-off, any defense, counterclaim, claim, right of recoupment or set-off that it may at any time have against any Guaranteed Party or any other Person, other than compulsory counterclaims; and

             (vi) any defenses based on or afforded by any applicable laws that limit the liability of or exonerate guarantors and sureties or that may in any other way conflict with the terms of this Guaranty.

     6. SUBROGATION. Until satisfaction of the Termination Requirements, none of the Guarantors shall exercise any right of subrogation, reimbursement or indemnity whatsoever or any right of recourse to or with respect to any assets or properties of the Borrower or any Other Guarantor acquired by any payment made by it hereunder or in connection with this Guaranty or the performance or enforcement hereof, including all rights of subrogation to the rights of any of the Guaranteed Parties against the Borrower or Other Guarantor, all rights of indemnity, contribution or reimbursement against the Borrower or Other Guarantor, all rights to enforce any remedies of any Guaranteed Party against the Borrower or Other Guarantor, and any benefit of, and any right to participate in, any Collateral or other security held by any Guaranteed Party to secure payment of the Guaranteed Obligations, in each case whether such claims or rights arise by contract, statute (including without limitation the Bankruptcy Code), common law or otherwise. If any amount shall be paid to any Guarantor on account of any such rights or matters described in this SECTION 6 at any time prior to the satisfaction of the Termination Requirements, such amount shall be deemed to have been received and to be held in trust for the benefit of the Guaranteed Parties, and such Guarantor shall, promptly upon the receipt thereof, pay over such amount to the Agent, to be applied against the Guaranteed Obligations, whether or not matured.

     7. REPRESENTATIONS AND WARRANTIES. In order to induce the Guaranteed Parties to enter into the Loan Agreement and to induce the Lenders and the Issuing Bank to extend credit to the Borrower thereunder from time to time, each Guarantor represents and warrants to the Guaranteed Parties that, as of the date hereof (or, in the case of any Person that becomes a Guarantor after the date hereof, as of the date of its execution of any Guarantor Accession):

     (a) Such Guarantor (i) is a corporation, partnership or other entity duly organized, validly existing and, to the extent applicable, in good standing under the laws of its state of incorporation or organization; (ii) is qualified to do business and is in good standing in every other jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except to the extent failure to so qualify would not have a Material Adverse Effect; and (iii) has the full power, authority and legal right to execute and deliver this Guaranty and to perform and observe the terms and provisions hereof.

     (b) There are no judgments, injunctions or similar orders or decrees, and no actions, suits, investigations or proceedings pending or, to the knowledge of such Guarantor, threatened, at law or in equity before any court or administrative officer or Governmental Authority, (i) that question the validity of this Guaranty or (ii) otherwise against or affecting such Guarantor that, individually or in the aggregate, if adversely determined, would have a Material Adverse Effect.

     (c) This Guaranty has been duly authorized by all necessary corporate, partnership or other action on the part of such Guarantor, has been validly executed and delivered by such Guarantor and is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally or by general principles of equity.

     (d) Neither the execution, delivery or performance of this Guaranty by such Guarantor nor compliance by it herewith: (i) conflicts or will conflict with or results or will result in any material breach of, or constitutes or will constitute with the passage of time or the giving of notice or both, a material default under, (x) the articles of incorporation, bylaws or other organizational documents of such Guarantor, (y) any law, order, writ, injunction or decree of any court or Governmental Authority, or (z) any written or oral agreement or instrument to which such Guarantor is a party or by which it, or any of its properties, is bound, or (ii) results or will result in the creation or imposition of any lien upon the properties of such Guarantor pursuant to any such agreement or instrument, except in the case of items (i)(y) or (z) where the breach or default would not have a Material Adverse Effect.

     (e) No authorization, consent or approval of, or declaration or filing with, any Governmental Authority is required for the valid execution, delivery and performance by such Guarantor of this Guaranty or the consummation by it of the transactions contemplated hereby.

     (f) Such Guarantor has been provided with a true and complete copy of the executed Loan Agreement, as in effect as of the date it became a party hereto, and its principal officers are familiar with the contents thereof, particularly insofar as the contents thereof relate or apply to such Guarantor.

     8. FINANCIAL CONDITION OF BORROWER. Each Guarantor represents that it has knowledge of the Borrower's financial condition and affairs and that it has adequate means to obtain from the Borrower on an ongoing basis information relating thereto and to the Borrower's ability to pay and perform the Guaranteed Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect with respect to such Guarantor. Each Guarantor agrees that the Guaranteed Parties will have no obligation to investigate the financial condition or affairs of the Borrower for the benefit of any Guarantor nor to advise any Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower that might become known to any Guaranteed Party at any time, whether or not such Guaranteed Party knows or believes or has reason to know or believe that any such fact or change is unknown to any Guarantor, or might (or does) materially increase the risk of any Guarantor as guarantor, or might (or would) affect the willingness of any Guarantor to continue as a guarantor of the Guaranteed Obligations.

     9. PAYMENTS; APPLICATION; SET-OFF.

     (a) Each Guarantor agrees that, upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due (whether at the stated maturity, by acceleration or otherwise), and without limitation of any other right or remedy that any Guaranteed Party may have at law or in equity against such Guarantor, such Guarantor will, subject to the provisions of
SECTION 1(B), forthwith pay or cause to be paid to the Agent, for the benefit of the Guaranteed Parties, an amount equal to the amount of the Guaranteed Obligations then due and owing as aforesaid. All payments made by each Guarantor hereunder will be made to the Agent without set-off, counterclaim or other defense in Dollars and net of any applicable withholding or other taxes (other than any tax imposed on or measured by or calculated on the basis of net income or capital of any Lender or the Agent).

     (b) All payments made from time to time hereunder shall be applied upon receipt as follows:

             (i) first, to the payment of all Other Obligations owing to the Agent;

             (ii) second, after payment in full of the amounts specified in clause (i) above, to the payment of all other Total Obligations owing to the Guaranteed Parties, each Guaranteed Party to receive an amount equal to the outstanding amount of the Total Obligations then owing to it or, if such payment is insufficient to pay in full all such Total Obligations, its Pro Rata Share (as hereinafter defined) of such payment; and

             (iii) third, after payment in full of the amounts specified in clauses (i) and (ii) above, and following the termination of this Guaranty (as to all Guarantors) pursuant to SECTION 14, to the Guarantors or to any other Person that may be lawfully entitled to receive such surplus.

     (c) For purposes of clause (ii) of subsection (b) above, "Pro Rata Share" shall mean, when calculating a Guaranteed Party's portion of any payment hereunder, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then outstanding amount of the Total Obligations owing to such Guaranteed Party and the denominator of which is the then outstanding amount of all Total Obligations.

     (d) Subject to the provisions of SECTION 1(B), the Guarantors shall remain jointly and severally liable to the extent of any deficiency between the amount of all payments made hereunder and the aggregate amount of the sums referred to in clauses (i) and (ii) of subsection (b) above.

     (e) In addition to all other rights and remedies available under the Loan Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default (such term to mean, for purposes of this Section, any "Event of Default" within the meaning of the Loan Agreement), each Guaranteed Party may, and is hereby authorized by each Guarantor, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by each Guarantor, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held, and any other indebtedness at any time owing, by such Guaranteed Party to or for the credit or the account of such Guarantor against any or all of the obligations of such Guarantor to such Guaranteed Party hereunder now or hereafter existing, whether or not such obligations may be contingent or unmatured. Each Guaranteed Party agrees promptly to notify such Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     10. ENFORCEMENT. The Guaranteed Parties agree that, except as set forth in SECTION 9(E), this Guaranty may be enforced only by the action of the Agent, acting upon the instructions or with the consent of the Required Lenders as provided for in the Loan Agreement, and that no Guaranteed Party shall have any right individually to enforce or seek to enforce this Guaranty or to realize upon any Collateral or other security given to secure the payment and performance of the Guarantors' obligations hereunder. The obligations of each Guarantor hereunder are independent of the obligations of the Borrower and any Other Guarantor, and a separate action or actions may be brought against each Guarantor whether or not action is brought against the Borrower or any Other Guarantor and whether or not the Borrower or any Other Guarantor is joined in any such action.

     11. AMENDMENTS, ETC. No amendment, modification, waiver, discharge or termination of this Guaranty or any provision hereof, nor any consent to any departure by any Guarantor therefrom, shall in any event be effective unless in writing and signed by the Agent, who shall act with the concurrence of the Required Lenders, and each Guarantor directly affected thereby (or by the Borrower on its behalf pursuant to the power of attorney granted in SECTION 17(B)); provided, however, that (x) the Agent may, in accordance with the provisions of the Loan Agreement, from time to time require Subsidiaries of the Borrower not already parties hereto to become Guarantors hereunder by executing a Guarantor Accession hereto in the form of EXHIBIT 1, (y) certain Guarantors may from time to time be released automatically herefrom in accordance with the provisions of SECTION 15 and (z) the Required Lenders (or such of the Lenders as may in any particular case be required under the Loan Agreement) may from time to time (but without any obligation to do so) release, or direct the Agent to release, any Guarantor hereunder, in each case under clauses (x), (y) and (z) above without the necessity of obtaining the consent of any other Guarantor (it being understood that the release or addition hereunder of any Guarantor shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so released or added).

     12. NO WAIVERS, ETC. No delay or failure to take action on the part of any Guaranteed Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between any of the Guarantors and the Guaranteed Parties or their agents or employees shall be effective to change, modify or discharge any provision of this Guaranty or to constitute a waiver of any Event of Default. No notice to or demand upon any Guarantor in any case shall entitle such Guarantor or any Other Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Guaranteed Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand. All rights and remedies under this Guaranty and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies that are available at law, in equity or otherwise.

     13. ASSIGNMENT. No Guarantor may assign this Guaranty or any of its rights or obligations hereunder. Any Guaranteed Party may assign or otherwise transfer its interest in this Guaranty, in whole or in part, in connection with an assignment or other transfer of any or all Guaranteed Obligations held by such Guaranteed Party in accordance with the Loan Agreement (including by the sale of participations), pursuant to an Assignment and Acceptance, it being understood and agreed that upon any such assignment pursuant to an Assignment and Acceptance by any Guaranteed Party, the Person that becomes the holder of the Guaranteed Obligations that are the subject of such assignment shall (except as may be otherwise provided by such Guaranteed Party as a term or condition of such assignment) have and may exercise all of the rights granted to such Guaranteed Party under this Guaranty to the extent of that part of or interest in the Guaranteed Obligations so assigned to such Person. No participant (within the meaning of the Loan Agreement) in any of the Guaranteed Obligations shall be entitled to exercise any rights under SECTION 9(E). Each Guarantor hereby irrevocably waives notice of and consents in advance to the assignment as provided above from time to time by any Guaranteed Party of the Guaranteed Obligations held by it, or any part thereof or interest therein, and of the corresponding rights and interest of such Guaranteed Party hereunder in connection therewith.

     14. CONTINUING GUARANTY; TERM. This Guaranty is a continuing guaranty and covers all of the Guaranteed Obligations as the same may arise and be outstanding from time to time and at any time from and after the date hereof to the termination hereof as to all Guarantors, whether pursuant to any extensions of credit to the Borrower under the Loan Agreement after the date hereof or otherwise. Unless sooner terminated (as to any particular Guarantor) pursuant to SECTION 15 or otherwise in accordance with the terms hereof, this Guaranty and the obligations of the Guarantors hereunder shall continue in effect until satisfaction of the Termination Requirements. Each Guarantor agrees that to the extent all or part of any payment of the Guaranteed Obligations made by any Person is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by or on behalf of any Guaranteed Party to a trustee, receiver or any other party under any Insolvency Laws (the amount of any such payment, a "Reclaimed Amount"), then, to the extent of such Reclaimed Amount, this Guaranty shall continue in full force and effect or be revived and reinstated, as the case may be, as to the Guaranteed Obligations intended to be satisfied as if such payment had not been received; and each Guarantor acknowledges that the term "Guaranteed Obligations" includes all Reclaimed Amounts that may arise from time to time.

     15. DISCHARGE OF GUARANTOR. In the event that all of the capital stock of any Guarantor is sold, exchanged or otherwise disposed of (including by merger or consolidation) in a transaction permitted by the terms of the Loan Agreement or to which the Required Lenders have consented pursuant to the Loan Agreement and any proceeds of such disposition have been applied as may be required or permitted under or pursuant to the Loan Agreement or such consent, then, to the extent applicable, each Guarantor (i) all of the capital stock of which is so disposed of or (ii) that is a direct wholly owned Subsidiary of a Guarantor all of the capital stock of which is so disposed of, shall be released from this Guaranty and its obligations hereunder shall be automatically discharged without any further action by any Person, and as to each such Guarantor, this Guaranty shall terminate and have no further force or effect.

     16. SECURITY. The obligations of each Guarantor hereunder are secured by perfected and, except for Permitted Liens, first-priority security interests in the personal property and interests in personal property of each such Guarantor granted to the Agent, for the benefit of the Lenders, under the Guarantors' Security Agreement between each Guarantor and the Agent, on behalf of the Lenders. Each Guarantor agrees that in the event any Guarantor fails to pay and perform its obligations hereunder when due, the Agent and each of the Guaranteed Parties shall have all the rights and remedies available under the Guarantors' Security Agreement immediately and without further action by the Agent or the Guaranteed Parties.

     17. NOTICE; BORROWER AS ATTORNEY-IN-FACT.   (a)  Except as otherwise
expressly provided herein, notice to the Guarantors or to the Agent hereunder shall be given in the manner specified in SECTION 10.4 of the Loan Agreement.

     (b) Each Guarantor hereby irrevocably designates and appoints the Borrower as its representative for the purpose of receiving any notice or other communication hereunder, and agrees that any notice or other communication given to the Borrower at the address and in the manner specified herein shall be deemed notice to all Guarantors.

     18. GOVERNING LAW; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

     (a) THIS GUARANTY HAS BEEN DELIVERED AND ACCEPTED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE GUARANTEED PARTIES AND THE GUARANTORS DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NORTH CAROLINA. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, EACH GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY PROCEEDING TO WHICH ANY GUARANTEED PARTY OR SUCH GUARANTOR IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY GUARANTEED PARTY OR SUCH GUARANTOR. EACH GUARANTOR IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY GUARANTEED PARTY OTHERWISE SO ENTITLED TO BRING ANY ACTION OR PROCEEDING AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

     (b) EACH GUARANTOR HEREBY IRREVOCABLY DESIGNATES AND APPOINTS THE BORROWER AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE ON ITS BEHALF ALL SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING AND ANY OTHER NOTICE OR COMMUNICATION HEREUNDER, CONSENTS THAT ALL SERVICE OF PROCESS UPON IT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH IN THE LOAN AGREEMENT (AND

SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) BUSINESS DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED), AND AGREES THAT SERVICE SO MADE SHALL BE EFFECTIVE AND BINDING UPON SUCH GUARANTOR IN EVERY RESPECT AND THAT ANY OTHER NOTICE OR COMMUNICATION GIVEN TO THE BORROWER AT THE ADDRESS AND IN THE MANNER SPECIFIED HEREIN SHALL BE EFFECTIVE NOTICE TO SUCH GUARANTOR. BY ITS SIGNATURE HERETO, THE BORROWER CONSENTS TO ITS APPOINTMENT AS PROVIDED FOR HEREIN AND AGREES PROMPTLY TO DISTRIBUTE ALL PROCESS, NOTICES AND OTHER COMMUNICATIONS TO EACH GUARANTOR.

     (c) NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY GUARANTEED PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

     (d) EACH GUARANTOR, BY ITS ACCEPTANCE OF THE BENEFITS OF THE LOAN AGREEMENT, AND THE AGENT AND EACH LENDER, HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.


     19. ARBITRATION. THE TERMS OF SECTION 10.3 OF THE LOAN AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.

     20. BINDING EFFECT; SURVIVAL. This Guaranty shall be binding upon and enforceable against each Guarantor and its successors and permitted assigns. This Guaranty shall inure to the benefit of and be enforceable by each Guaranteed Party and its successors and permitted assigns. All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Guaranty and any Guarantor Accession.

     21. SEVERABILITY. To the extent any provision of this Guaranty is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     22. INTERPRETATION. The captions to the various sections of this Guaranty have been inserted for convenience only and shall not limit or affect any of the terms hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular, and the use of any gender shall be applicable to all genders.

     23. COUNTERPARTS; EFFECTIVENESS. This Guaranty may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same instrument. This Guaranty shall become effective, as to any Guarantor, upon the execution of a counterpart hereof or a Guarantor Accession or other amendment or supplement hereto by such Guarantor.

     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by its duly authorized officers as of the date first above written.


            THE SIGNATURES OF THE GUARANTORS EXECUTING THIS GUARANTY AS OF THE DATE FIRST ABOVE WRITTEN ARE ON THE FOLLOWING
                     SEQUENTIALLY NUMBERED SIGNATURE PAGES.


     The Borrower hereby joins in this Guaranty for purposes of evidencing its consent to, and agreement to perform, the provisions of SECTION 18(B).


                            AMERICAN ONCOLOGY RESOURCES, INC.


                            By: _______________________________
                                L. Fred Pounds, Vice President of Finance



Accepted and agreed to:

FIRST UNION NATIONAL BANK
 OF NORTH CAROLINA, as Agent


By: _________________________________
    Ann M. Dodd, Senior Vice President

                              GUARANTORS
                              ----------

                            AOR, INC.


                            By:________________________________
                               L. Fred Pounds, Treasurer


                            RMCC CANCER CENTER INC.


                            By:________________________________
                               L. Fred Pounds, Treasurer


                            AOR MANAGEMENT COMPANY OF OREGON, INC.


                            By:________________________________
                               L. Fred Pounds, Treasurer


                            AOR MANAGEMENT COMPANY OF INDIANA, INC.


                            By:________________________________
                               L. Fred Pounds, Treasurer



                            AOR MANAGEMENT COMPANY OF MISSOURI, INC.


                            By:________________________________
                               L. Fred Pounds, Treasurer


                            AOR MANAGEMENT COMPANY OF ARIZONA, INC.


                            By:________________________________
                               L. Fred Pounds, Treasurer

                            AOR MANAGEMENT COMPANY OF SOUTH CAROLINA, INC.


                            By:________________________________
                               L. Fred Pounds, Treasurer


                            AOR MANAGEMENT COMPANY OF OKLAHOMA, INC.


                            By:________________________________
                               L. Fred Pounds, Treasurer


                            AOR MANAGEMENT COMPANY OF PENNSYLVANIA, INC.


                            By:________________________________
                               L. Fred Pounds, Treasurer


                            AOR MANAGEMENT COMPANY OF VIRGINIA, INC.


                            By:________________________________
                               L. Fred Pounds, Treasurer



                            AOR MANAGEMENT COMPANY OF NORTH CAROLINA, INC.


                            By:________________________________
                               L. Fred Pounds, Treasurer


                            AOR MANAGEMENT COMPANY OF NEW YORK, INC.


                            By:________________________________
                               L. Fred Pounds, Treasurer

                            AOR MANAGEMENT COMPANY OF FLORIDA, INC.


                            By:________________________________
                               L. Fred Pounds, Treasurer


                            AOR MANAGEMENT COMPANY OF NEVADA, INC.


                            By:________________________________
                               L. Fred Pounds, Treasurer


                            AOR HOLDING COMPANY OF INDIANA, INC.


                            By:________________________________
                               L. Fred Pounds, Treasurer


                            AOR MANAGEMENT COMPANY OF TEXAS, INC.


                            By:________________________________
                               L. Fred Pounds, Treasurer


                            AOR REAL ESTATE, INC.


                            By:________________________________
                               L. Fred Pounds, Treasurer


                            AORT HOLDING COMPANY, INC.


                            By:________________________________
                               L. Fred Pounds, Treasurer

                            AOR OF TEXAS MANAGEMENT LIMITED PARTNERSHIP

                            By: AOR Management Company of Texas, Inc., General Partner

                            By:________________________________
                               L. Fred Pounds, Treasurer

                            AOR OF INDIANA MANAGEMENT PARTNERSHIP

                            By: AOR Management Company of Indiana, Inc., General Partner



                            By:________________________________
                               L. Fred Pounds, Treasurer

                            By: AOR Holding Company of Indiana, Inc., General Partner



                            By:________________________________
                               L. Fred Pounds, Treasurer

                                                     Exhibit 1 to First Amended
                                                     and Restated
                                                      Guaranty Agreement
                                                     First Union National Bank
                                                      of North Carolina, as
                                                     Agent
                                                     American Oncology
                                                     Resources, Inc.
                                                     October 30, 1996
                                                     /$150,000,000
                                                     _________________________

                              GUARANTOR ACCESSION

   THIS GUARANTOR ACCESSION, dated as of _______________, 19___, is delivered by [NAME OF NEW GUARANTOR] (the "Guarantor") pursuant to SECTION 11 of the Guaranty referred to hereinbelow.

   Reference is hereby made to the First Amended and Restated Guaranty Agreement, dated as of October 30, 1996, made by the Guarantors (as defined therein) named therein (as amended, modified, supplemented or restated from time to time, the "Guaranty," capitalized terms defined therein being used herein as therein defined).

   The undersigned is a Subsidiary of American Oncology Resources, Inc. (the "Borrower") and is required to guarantee the Guaranteed Obligations. The undersigned hereby adopts and makes for itself all of the representations and warranties set forth in SECTION 7 of the Guaranty as if such representations and warranties were set forth herein at length.

   The undersigned hereby acknowledges that, upon the execution and delivery of this Guarantor Accession, it will become a party to the Guaranty. The undersigned hereby adopts the terms and provisions of the Guaranty and agrees to be bound thereby. This Guarantor Accession and its attachments are hereby incorporated into the Guaranty and made a part thereof.


                                         [NAME OF NEW GUARANTOR]


                                         By: _______________________________

ATTEST:                                  Title: ____________________________

______________________________
___________ Secretary/1/



___________________

        /1/ Or other appropriate officer, in the case of a Guarantor not a corporation.

                                               Exhibit D-1 to Second Amended and
                                                      Restated Loan Agreement
                                                     First Union National Bank
                                                      of North Carolina, as
                                                     Agent
                                                     American Oncology
                                                     Resources, Inc.,
                                                      Borrower
                                                     October 30,
                                                     1996/$150,000,000
                                                ______________________________



                 SECOND AMENDED AND RESTATED SECURITY AGREEMENT


          THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT, dated as of October 30, 1996 (this "Security Agreement" or this "Agreement"), is by and between

          AMERICAN ONCOLOGY RESOURCES, INC., a Delaware corporation (the "Borrower"); and

          FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association with its principal offices in Charlotte, North Carolina, in its capacity as agent (the "Agent") for the lenders who are party to the Loan Agreement, as defined below (collectively, the "Lenders").


                              BACKGROUND STATEMENT

          A. Borrower, Lenders and the Agent have entered into a Second Amended and Restated Loan Agreement, dated as of the date hereof (together with any amendments, modifications, replacements, substitutes and supplements thereto and any renewals or extensions thereof, in whole or in part, the "Loan Agreement"), the terms, conditions and provisions of which are hereby incorporated by reference. Capitalized terms that are not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

          B. Pursuant to the Loan Agreement, Lenders have agreed to make certain Loans to Borrower as evidenced by the Notes referenced in the Loan Agreement. To induce Lenders to make the Loans pursuant to the Loan Agreement and to secure the payment of the Obligations, Borrower has agreed to grant to Agent, for the benefit of Lenders, a security interest in the Collateral described herein on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the willingness of the Lenders to enter into the Loan Agreement and to agree, subject to the terms and conditions thereof, to make the Loans to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Agent, on behalf of the Lenders, for themselves, their successors and assigns, hereby covenant and agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          1.1 Defined Terms. For the purposes of this Security Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below:

          "Collateral" means and includes all right, title and interest of Borrower in (i) its Management Services Agreements and (ii) Securities owned by Borrower, in each case whether now owned or existing or hereafter acquired or arising and whether in the possession or control of Borrower or the Agent, for the benefit of the Lenders, or any Lender, and all products and proceeds thereof, including, without limitation, insurance proceeds of the foregoing Collateral.

          "Interests" means (a) all of the right, title and interest now or hereafter held by Borrower in any Person that is not a corporation (including, without limitation, any general or limited partnership, limited liability company or other non-corporate company or entity), and (b) all rights and interests of Borrower existing under all Investment Agreements, including, without limitation, all rights of Borrower to receive payments or other distributions thereunder and all rights granted or terms supplied by applicable law thereunder or in connection therewith.

          "Investment Agreements" means all partnership, operating, joint venture or other agreements creating or governing the Interests referred to in part (a) of the definition thereof to which Borrower is now or may hereafter become a party, as amended, modified, supplemented or restated from time to time.

          "Management Services Agreements" shall mean the management services agreements of Borrower as listed on EXHIBIT A, and all management services agreements of Borrower hereafter acquired or arising, together with any and all extensions, modifications, amendments, renewals, substitutions or replacements thereof and all proceeds of any and all of the foregoing.

          "Promissory Notes" means all promissory notes (including intercompany notes), debt securities and other evidences of indebtedness now or hereafter issued and payable to Borrower, including, without limitation, all rights of Borrower to receive payments of principal or interest or other distributions thereunder and all rights granted or terms supplied by applicable law thereunder or in connection therewith.

          "Securities" means all of Borrower's Stock, Interests and Promissory Notes. The use of the term "Securities" hereunder to refer collectively to the Stock, the Interests and the Promissory Notes is for convenience of description only and shall not be construed to mean or suggest that any of the Stock, Interests or Promissory Notes constitutes a "security" within the meaning of applicable federal or state securities laws.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Stock" means all of Borrower's shares, options, interests or other equivalents (however designated) of or in a corporation (but excluding shares of the capital stock of the Borrower), whether now owned or hereafter acquired and whether voting or non-voting, including without limitation, (i) certificated and uncertificated securities, common stock, warrants, preferred stock, convertible debentures, (ii) all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing, (iii) all rights of Borrower to receive dividends, payments or other distributions thereunder and
(iv) all rights granted or terms supplied by applicable law thereunder or in connection therewith.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code of the State of North Carolina, as amended from time to time, unless in any particular instance the Uniform Commercial Code of another state is applicable, in which case it shall mean the Uniform Commercial Code of such state.

          1.2 UCC Terms. All terms in this Security Agreement that are not capitalized shall have the meanings provided by the Uniform Commercial Code to the extent the same are used or defined therein.


                                   ARTICLE II

                         CREATION OF SECURITY INTEREST

            To secure the prompt payment and performance of all of its Obligations, the Borrower hereby grants, pledges and assigns to the Agent, for the benefit of the Lenders, a security interest in all of its right, title and interest in the Collateral.


                                  ARTICLE III

               GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

            The Borrower hereby represents, warrants and covenants as follows:

          3.1 Perfection of Security Interest. The security interest granted hereunder, has been properly perfected (i) by the filing of Financing Statements in all jurisdictions set forth on EXHIBIT B attached hereto and (ii) the deposit with the Agent of any Securities owned by the Borrower on the date hereof, accompanied by such instruments of transfer as are reasonably acceptable to the Agent. Such security interest shall constitute at all times (assuming the timely filing of continuation statements when due and continued possession by the Agent of any Securities) a valid and perfected security interest in favor of the Agent, for the benefit of the Lenders, in and upon the Collateral.

          3.2 Priority. The Agent's security interest hereunder is a first priority security interest in the Collateral and is not and hereinafter shall not become subordinate or junior to the security interests, liens or claims, except for the Permitted Liens, of any other Person, including any Governmental Authority.

          3.3 Authority and Conflicts. The Borrower has or will have, as the case may be, the full corporate power and authority and legal right to deliver and pledge all the Securities pledged and to be pledged pursuant to this Agreement; this Agreement has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally or by general principles of equity; no authorization, consent or approval of, or declaration or filing with, any Governmental Authority is required for the valid execution, delivery and performance by the Borrower of this Agreement or the consummation by it of the transactions contemplated hereby, except for the filings referred to in Section 3.1; neither the execution, delivery or performance of this Agreement by the Borrower nor compliance by it herewith: (i) conflicts or will conflict with or results or will result in any breach of, or constitutes or will constitute with the passage of time or the giving of notice or both, a default under, (x) the articles of incorporation or bylaws of the Borrower, (y) any law, order, writ, injunction or decree applicable to the Borrower of any Governmental Authority, or (z) any written or oral agreement or instrument to which the Borrower is a party or by which it, or any of its properties, is bound, including, without limitation, any Investment Agreement, (ii) results or will result in the creation or imposition of any lien upon the properties of the Borrower pursuant to any such agreement or instrument, except as contemplated by this Agreement and except for Permitted Liens, or (iii) requires or will require any consent or approval of any partners or other Persons under any agreements or instruments, other than consents and approvals that have already been obtained and delivered in writing to the Agent, except where such conflict, breach or default or failure to obtain such consent or approval would not have a Material Adverse Effect.

          3.4 Further Assurances. The Borrower shall execute and deliver to the Agent concurrently with the execution of this Security Agreement, and at any time or times hereafter at the request of the Agent, all assignments, certificates of title, conveyances, assignment statements, additional Financing Statements, renewal Financing Statements, security agreements, affidavits, notices and all other agreements, instruments and documents (collectively, "Other Documents") that the Agent may reasonably request, each in form satisfactory to the Agent, and shall take any and all other steps reasonably requested by the Agent, in each case, in order to perfect and maintain the security interests and liens granted herein and to fully consummate all of the transactions contemplated under this Security Agreement, including, without limitation, (a) recording or filing such Financing Statements and Other Documents as may from time to time be reasonably requested by the Agent with such Governmental Authorities as may be necessary or advisable in order to perfect, establish, confirm and maintain the security interest and lien created hereunder, and (b) defending the title of the Borrower to the Collateral by means of negotiation with and, if appropriate in the exercise of sound business judgment, appropriate legal proceedings against, each and every party claiming an interest therein contrary or adverse to the Borrower's title to same. A carbon, photographic or other reproduction of this Agreement may be filed as a Financing Statement.

          3.5 Attorney-in-fact. The Borrower does hereby irrevocably make, constitute and appoint the Agent, its successors or assigns, as the true and lawful attorneys of the Borrower with power to: (a) upon the occurrence and during the continuance of any Event of Default, sign the name of the Borrower on any Financing Statement, renewal Financing Statement, notice or other similar document that in the Agent's reasonable opinion should be filed in order to perfect or continue perfected the security interest granted in this Security Agreement; (b) upon the occurrence and during the continuance of an Event of Default, to act on the Borrower's behalf, at the Borrower's cost, in obtaining any orders, consents, approvals, licenses or certificates required by any Governmental Authorities as a prerequisite to the Agent's exercise of its rights and remedies relating to any of the Collateral, to the extent permitted by applicable law; and (c) upon the occurrence and during the continuance of an Event of Default, to do all other things necessary to carry out the provisions of this Security Agreement and the other Loan Documents, specifically including, without limitation, those actions described in SECTION 5.2 hereof. Neither the Agent nor any Lender nor their attorneys will be liable for any act or omission or for any error of judgment or mistake of fact in the exercise of this power of attorney unless such act, omission, error or mistake shall occur as a result of the fraud, gross negligence, willful misconduct, or violation of law of the Agent or such Lender. This power, being coupled with an interest, is irrevocable so long as any of the outstanding Obligations remain unpaid or any Lender's obligation to make advances under the Loan Documents has not terminated.

          3.6 Location of Collateral; Records. The Borrower has possession and control of all tangible Collateral now in existence, except for any Securities delivered to and in possession of the Agent. The list attached hereto as EXHIBIT C accurately and completely describes the street address, county and state where any and all Collateral is currently located other than such Securities so delivered to the Agent. The Borrower covenants and agrees that the Borrower shall not relocate or cease doing business at any of the locations listed on EXHIBIT C except as permitted by the Loan Agreement or remove any Collateral from the locations listed on EXHIBIT C with respect to the Borrower in a manner that would impair the perfection of the Agent's security interest in the Collateral unless in each case the Borrower has first given to the Agent thirty (30) days' prior written notice of such relocation, cessation of business or removal of Collateral, and, if the Agent determines, in its sole discretion, that it may not have a perfected first priority security interest in any Collateral located or to be located at such new location not listed on EXHIBIT C, the Borrower has delivered to the Agent such documents, instruments and Financing Statements reasonably required by the Agent to perfect a first priority security interest in the Collateral located or to be located at such new location, subject to Permitted Liens.

          3.7 Notices and Reports. In addition to those notices required by Borrower to the Agent under the terms of the Loan Agreement, the Borrower shall promptly notify the Agent in writing of any charge, lien, security interest, claim or encumbrance asserted against any material portion of the Collateral other than Permitted Liens, any material litigation or claim asserted against the Collateral, any material theft, loss, injury or similar incident involving the Collateral, and any other matter materially and adversely affecting the Collateral or the Agent's interest therein. The Borrower shall furnish such other reports, information and data regarding the Collateral as the Agent may reasonably request from time to time.

          3.8 Tax Liens. In the event the Borrower shall fail to pay any tax, assessment, levy or governmental charge as contemplated by Section 5.8 of the Loan Agreement, then the Agent, without waiving or releasing any obligation or default of the Borrower hereunder, may at any time or times hereafter, but shall be under no obligation to do so, make such payment, settlement, compromise or release or cause to be released any related lien, and take any other action with respect thereto that the Agent deems advisable. All sums paid by the Agent in satisfaction of, or on account of any tax, levy or assessment or governmental charge, or to discharge or release any related lien, and any expenses, including reasonable attorneys' fees, court costs and other charges relating thereto, shall be deemed a part of the Obligations, shall be secured by the Collateral and shall be payable on demand.

                                   ARTICLE IV

                         MANAGEMENT SERVICES AGREEMENTS

          4.1 Covenants Relating to the Management Services Agreements.

          (a) The Borrower agrees to faithfully abide by, perform and discharge each and every material obligation, covenant, condition and agreement contained in each of the Management Services Agreements to be performed by the Borrower and to enforce performance by the other parties to such contracts other than the Borrower (the "Contract Parties") of each and every material obligation, covenant, condition and agreement to be performed by such Contract Parties.

          (b) With respect to Management Services Agreements hereafter acquired or arising, the Borrower agrees to use its commercially reasonable efforts to deliver to the Agent, in form and substance reasonably satisfactory to the Agent, no later than thirty (30) days from the execution thereof, all consents that are required by the terms and conditions of such contracts to be executed and delivered by the Contract Parties in connection with the collateral assignment of such contracts contemplated hereby and to keep the Agent informed of the Borrower's progress in obtaining such consents. In the event that any of such Management Services Agreements would be voidable on account of the assignment contemplated herein, the collateral assignment of the specific contract which requires such consent shall be void ab initio and in such event the Borrower covenants and agrees to re-grant a security interest in such contract when and if consent is obtained and prior to such consent to exercise all of its material rights and remedies under such contract for the benefit of the Agent and the Lenders in a commercially reasonable manner. Upon receipt of a consent as described above (or upon the making of a Management Services Agreement if no such consent is required), the Borrower shall promptly provide a fully completed and executed amendment to this Agreement in the form of Annex A (a "Pledge and Security Amendment") to the Agent.

          (c) Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under the Management Services Agreements to perform all of its obligations thereunder to the extent as if this Agreement had not been executed; (ii) the exercise by the Agent of any of its rights hereunder shall not release the Borrower from any of its obligations under such contracts; and
(iii) the Agent shall not have any obligation or liability by reason of this Agreement under the Management Services Agreements, nor shall the Agent be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. The powers conferred on the Agent hereunder are solely to protect its interest and privilege in such contracts, as collateral, and shall not impose any duty upon it to exercise any such powers.

          4.2 Default Under Contract. During the continuance of an Event of Default, upon the occurrence of a material default or breach by the Borrower under any of the Management Services Agreements, the Agent, for the benefit of the Lenders, shall have the right (but not the obligation) to correct, to the extent the Borrower fails to do so after written demand by the Agent, any such default in such manner and to such extent as the Agent reasonably may deem necessary to protect the security hereof, including specifically, without limitation, the right (but not the obligation) to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Agent and the Lenders, and also the right (but not the obligation) to perform and discharge each and every material obligation, covenant, condition and agreement of the Borrower under such contracts, to the extent the Borrower fails to do so after written demand by the Agent, and, in exercising any such powers, to pay necessary and reasonable costs and expenses, employ counsel and incur and pay reasonable attorneys' fees and expenses. The Agent shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any of the Management Services Agreements.

          4.3 Performance of Contracts for Agent and Lenders. Each of the Contract Parties, upon written notice from the Agent of the occurrence of an Event of Default hereunder, shall be and is hereby authorized by the Borrower to perform each of the Management Services Agreements for the benefit of the Agent and the Lenders in accordance with the terms and conditions thereof without any obligation to determine whether or not such an Event of Default has in fact occurred.

          4.4 Representations and Warranties. The Borrower hereby further covenants, represents and warrants to the Agent that (a) the Borrower is not in default in any material respect under any of the Management Services Agreements, and to the best knowledge of the Borrower, after diligent inquiry, none of the Contract Parties is in material default under any of such contracts except as disclosed in writing to the Agent; (b) no amendments or modifications to or waivers under the Management Services Agreements that are inconsistent with the terms hereof or that alter any material term of a Management Services Agreement will be made without the prior written consent of the Agent; (c) upon execution of any Management Services Agreement, the Borrower will deliver a copy of such contract to the Agent, for the benefit of the Lenders, and (if the consent of the Contract Parties is required by the terms and conditions thereof in connection with the collateral assignment thereof contemplated hereby), subject to Section 4.1(b) hereof, will require the Contract Parties thereto to execute and deliver to the Agent a consent in form and substance reasonably satisfactory to the Agent; (d) to the best knowledge of the Borrower, the Management Services Agreements are, and each such contract entered into in the future will be, legal, valid and binding obligations of the parties thereto, enforceable against such parties in accordance with the respective terms thereof and no defense, offset, deduction or counterclaim exists thereunder in favor of any such party except where any such unenforceability, defense, offset deduction or counterclaim would not have a Material Adverse Effect; (e) performance by the Borrower of its obligations hereunder in a manner consistent with applicable law will not contravene any law or governmental regulation or any contractual restriction binding on or affecting the Borrower or any of the properties of the Borrower and will not result in or require the creation of any lien, security interest or other charge or encumbrance, except as contemplated by this Agreement and except for Permitted Liens, upon or with respect to any of the properties of the Borrower, except where such contravention would not have a Material Adverse Effect; (f) this Agreement creates a valid collateral assignment of, and security interest in favor of the Agent in, the Management Services Agreements, and the filing of the Financing Statements required to be filed pursuant to the Loan Agreement will perfect, and establish (subject only to Permitted Liens) the first priority of, the Agent's security interest hereunder in such contracts, securing the Obligations; (g) the Contract Parties listed in EXHIBIT A hereto are all of the Contract Parties (other than the Borrower) to such contracts as of the Closing Date; and (h) the Borrower will immediately notify the Agent in writing upon the happening of any of the following events with respect to its Management Services Agreements: i) any material amendment or waiver by the Borrower or Contract Party under any such contract which adversely affects the amount of monies due or to become due under such contract, or otherwise substantially adversely affects the Borrower's interests under such contract; ii) termination of any Management Services Agreement in whole or in part; iii) failure of any party under any Management Services Agreement to perform any of its material obligations thereunder; and
iv) the Borrower, for any other alleged reason, is in default of any material provision of any Management Services Agreement.


                                   ARTICLE V

                                   SECURITIES

          5.1 Representations and Warranties. The Borrower represents and warrants that, as of the date hereof and as of the date of execution of any Pledge and Security Amendment (a) it is, or at the time when pledged hereunder will be, the sole legal, record and beneficial owner of, and has, or at the time pledged hereunder will have, good and marketable title to, all Securities pledged hereunder, subject to no Lien whatsoever other than the security interest created by this Agreement and Permitted Liens; (b) all the shares of capital stock constituting Stock pledged by Borrower have been duly and validly issued, are fully paid and nonassessable and are subject to no preemptive rights, options to purchase or similar rights; (c) such pledged Stock consists as of the date hereof of the number and type of shares of the capital stock of the corporations as described in Exhibit D; (d) such Stock constitutes as of the date hereof that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Exhibit D; (e) the pledged Promissory Notes are described as of the date hereof in Exhibit D; and (f) the Borrower is the holder of record and sole beneficial owner of the Stock, Promissory Notes and any other Securities pledged by it hereunder, and there exist as of the date hereof no warrants, options, preemptive rights or other rights or restrictions in favor of third parties in respect of any of the Securities other than as evidenced by this Agreement except as described in Exhibit D and except for Permitted Liens.

          5.2 After-Acquired Securities. If the Borrower shall acquire (by purchase, stock dividend or otherwise) any additional Securities (or certificates or instruments representing Securities) at any time or from time to time after the date hereof, it will forthwith pledge and deposit the certificates or instruments representing such Securities as security with the Agent and deliver to the Agent any certificates or instruments therefor, accompanied by such instruments of transfer as are reasonably acceptable to the Agent, and will promptly thereafter deliver to the Agent a fully completed and duly executed Pledge and Security Amendment in respect of such additional Securities. The Borrower hereby authorizes the Agent to attach each Pledge and Security Amendment to this Agreement and agrees that all such Securities listed on any Pledge and Security Amendment shall for all purposes be deemed pledged hereunder.

          5.3 Uncertificated Securities. If any Securities (whether now owned or hereafter acquired) are "uncertificated securities" within the meaning of the applicable Uniform Commercial Code or are otherwise not evidenced by any stock certificate or similar certificate or instrument, the Borrower will promptly notify the Agent thereof and will promptly take all actions required to perfect the security interest of the Agent under applicable law, including, as applicable, under Article 8 or 9 of the applicable Uniform Commercial Code. The Borrower further agrees to take such actions as the Agent reasonably deems necessary or desirable to effect the foregoing and to permit the Agent to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Agent with respect to any such pledge of uncertificated Securities promptly upon request of the Agent.

          5.4 Endorsements. The Stock pledged hereunder may be held, in the discretion of the Agent during the continuance of an Event of Default, in the name of the Agent, or any nominee or nominees of the Agent.

          5.5 Voting Prior to Event of Default. Unless and until an Event of Default shall have occurred and be continuing, Borrower shall be entitled to vote any and all Securities owned by it, and to give consents, waivers or ratifications in respect thereof; provided, that no vote shall be cast, nor any consent, waiver or ratification given or any action taken, nor any other action taken or fail to be taken, that would, or could reasonably be expected to, violate or be inconsistent with any of the terms of this Agreement, the Loan Agreement or any other Loan Document. All such rights of the Borrower to vote any Stock and to give consents, waivers and ratifications in respect thereof shall cease immediately upon notice from the Agent upon the occurrence and at all times during the continuance of an Event of Default.

          5.6 Dividends and Other Distributions. Unless an Event of Default shall have occurred and be continuing (or would occur as a result thereof), all cash dividends or distributions payable in respect of the Securities may be paid to the Borrower; provided, that all cash dividends or distributions payable in respect of the Stock in connection with the dissolution, liquidation, recapitalization or reduction of the capital of any entity (other than any such transaction permitted by the Loan Agreement) that are determined by the Agent, in its sole and absolute discretion, to represent in whole or in part an extraordinary or liquidating distribution in return of capital shall be paid, to the extent so determined to represent an extraordinary or liquidating distribution in return of capital, to the Agent and retained by it as part of the Collateral (unless such cash dividends are applied to the repayment of the Obligations). The Agent also shall be entitled to retain as part of the Collateral:

             (i) all other or additional Stock or other Securities or property (other than cash) paid or distributed by way of dividend, stock split, spin-off, split-up, reclassification, combination of shares or otherwise in respect of the pledged Securities; and

             (ii) all other or additional Stock or other Securities or, during the continuance of an Event of Default, property (including cash, unless applied to the repayment of the Obligations) paid or distributed in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

Nothing contained in this Section shall limit or restrict in any way the Agent's right to a security interest in proceeds of the Collateral in any form. All dividends, distributions or other payments that are received by Borrower contrary to the provisions of this Section shall be received in trust for the benefit of the Agent, shall be segregated from other property or funds of the Borrower and shall be forthwith paid over to the Agent as Collateral in the same form as so received (with any necessary endorsements).

          5.7 Intercompany Obligations. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, (i) after the occurrence and during the continuance of an Event of Default under Section 7.1(a), (i) or (j) of the Loan Agreement, unless directed to do so by the Agent, the Borrower shall not, at any time collect, realize upon or receive any payment or distribution with respect to any intercompany notes or other intercompany obligations owed directly or indirectly to the Borrower, or seek or endeavor to do the same, and all such rights to collect, realize upon and receive any such payment or distribution shall vest solely in the Agent at all times after the occurrence and during the continuance of such an Event of Default and (ii) after the occurrence and during the continuance of an Event of Default under the Loan Agreement other than those specified in subsection (i) hereof, if directed to do so by the Agent, the Borrower shall not, at any time except as may be otherwise permitted by the Agent, collect, realize upon or receive any payment or distribution with respect to any intercompany notes or other intercompany obligations owed directly or indirectly to the Borrower, or seek or endeavor to do the same.


                                   ARTICLE VI

                                    DEFAULT

          6.1 Event of Default. Any one of the following events will constitute an "Event of Default" hereunder:

          (a) failure of the Borrower to perform or comply with any of the terms of this Security Agreement and the same remains uncured for thirty (30) days after Agent's delivery of notice thereof to the Borrower; or

          (b) the occurrence of an Event of Default (as defined in the Loan Agreement).

          6.2 Rights and Remedies. The Agent shall have, in addition to any other rights and remedies contained in this Security Agreement or in any other Loan Documents, all the rights and remedies of a secured party under the Uniform Commercial Code, and all other rights and remedies provided by law, all of which shall be cumulative to the extent permitted by law. To the extent permitted by law, during the existence of any Event of Default, the Agent shall have the right without further notice to the Borrower to take possession and control of, set off and apply to the payment of any or all of the Obligations, any or all of the Collateral, in such manner as the Agent shall in its sole discretion determine, to vote all or any part of the Stock (whether or not transferred into the name of the Agent), and to enforce the Management Services Agreements or any other Collateral, to settle, compromise or release, in whole or in part, any amounts owing on the Collateral, to prosecute any action, suit or proceeding with respect to the Collateral, to make allowances and adjustments with respect thereto, to issue credits, to sell, assign and deliver the Collateral (or any part thereof), at public or private sale, at broker's board, for cash, upon credit or otherwise, at the Agent's sole option and discretion, and, to the extent permitted by law, the Agent or any Lender may bid or become purchaser at any such sale, if public, free from any right of redemption, which is hereby expressly waived. The Borrower agrees that the giving of ten (10) days' notice by the Agent, sent by certified mail, return receipt requested postage prepaid, to the Borrower, at the address set forth in the Loan Agreement for the receipt of notices by Borrower, designating the place and time of any public sale or of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be deemed to be reasonable notice thereof to the Borrower and the Borrower waives any other notice with respect thereto. The net cash proceeds resulting from the exercise of any of the foregoing rights or remedies shall be applied by the Agent to the payment of the Obligations, in such order as the Agent, for the benefit of the Lenders, may elect, and the Borrower shall remain liable to the Lenders for any deficiency, together with interest thereon at the rates provided in the Loan Agreement, and the reasonable costs and expenses of collection of such deficiency, including, without limitation, reasonable attorneys' fees, expenses and disbursements. The balance, if any, remaining after payment in full of a the Obligations, shall be paid to the Borrower, subject to any duty of the Agent and the Lenders imposed by law, or to the holder of any subordinate security interest in the Collateral known to the Agent or the Lenders. The Borrower hereby authorizes the Agent, for the benefit of the Lenders, and the Agent, for the benefit of the Lenders, shall have the right at any time and from time to time during the existence of an Event of Default, without notice to the Borrower, subject to any restrictions imposed by applicable law, (a) to notify any or all debtors to the Borrower that the Agent, for the benefit of the Lenders, has a security interest in such Collateral and direct all such Persons to make payments to the Agent, on behalf of the Lenders, or to a lockbox designated by the Agent, on behalf of the Lenders, of all sums owing by them to the Borrower; and (b) to receive, endorse, assign and deliver, in the Borrower's name or in the name of the Agent all checks, notes, drafts and other instruments relating to any Collateral. Any and all disbursements for reasonable costs and expenses incurred or paid by the Agent with respect to the enforcement, collection or protection of its interest in the Collateral, or against the Borrower, whether by suit or otherwise, notification of debtors to the Borrower and other obligors, including reasonable attorneys' fees, court costs and similar expenses, if any, shall become a part of the Obligations secured by the Collateral, payable on demand.

          6.3 Other Provisions Concerning Sale of Collateral. Each purchaser at any sale effected by the Agent shall, to the extent permitted by law, hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of the Borrower, and Borrower hereby specifically waives, to the extent permitted by law, all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted. Upon any sale of any Collateral by the Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication or nonapplication thereof. At any such sale, unless prohibited by applicable law, the Agent, any Lender or any holder of any of the Obligations, may purchase all or any of the Collateral being sold, free from any equity or right of redemption, which is hereby waived and released by Borrower, to the extent permitted by law, and may make payment therefor by endorsement, without recourse, of the Obligations in lieu of cash in the amount then due thereon, which Borrower hereby agrees to accept. Neither the Agent nor any other Lender shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

          6.4 Securities Act; Private Sale Borrower recognizes that, by reason of certain prohibitions contained in the Securities Act, applicable state securities laws or other applicable laws as in effect from time to time, the Agent may be compelled, with respect to any sale of all or any part of the Collateral conducted without registration or qualification under the Securities Act and such state securities laws, to limit purchasers to any one or more Persons who will represent and agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Borrower acknowledges that any such private sales may be made in such commercially reasonable manner and circumstances as the Agent may deem necessary or advisable in its sole and absolute discretion, including at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that the Agent shall have no obligation to conduct any public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit its registration for public sale under the Securities Act and applicable state securities laws, and shall not have any responsibility or liability as a result of its election so not to conduct any such public sales or delay the sale of any Collateral, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after such registration. Borrower hereby waives any claims against the Agent or any Lender arising by reason of the fact that the price at which any Collateral may have been sold at any private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations.

          6.5 Care of Pledged Collateral. Neither the Agent nor any Lender shall have any duty as to the collection or protection of the Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any Collateral actually in its possession. Neither the Agent nor any Lender shall have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, redemptions, offers, tenders or other matters relative to any Collateral, whether or not the Agent or the Lenders have or are deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Borrower releases the Agent and the Lenders from any claims, causes of action and demands at any time arising out of or with respect to this Agreement, the Collateral or any actions taken or omitted to be taken by the Agent or the Lenders with respect thereto, and Borrower hereby agrees to hold the Agent and the Lenders harmless from and with respect to any and all such claims, causes of action and demands, except, in the case of all of the foregoing, to the extent resulting from the gross negligence or willful misconduct of the Agent or any of the Lenders or to the extent otherwise provided in this Agreement.

          6.6 Attorneys' Fees and Other Expenses. If at any time or times hereafter, the Agent or (during the continuance of an Event of Default) any Lender employs counsel for advice with respect to this Security Agreement or any other Loan Documents, or to intervene, file a petition, answer, motion or other pleading in any suit or proceeding relating to this Security Agreement or any other Loan Documents, or relating to any Collateral, or to protect, take possession of, or liquidate any Collateral, or to attempt to enforce any security interest or lien in any Collateral, or to represent the Agent or any Lender in any pending or threatened litigation with respect to the affairs of the Borrower in any way relating to any of the Collateral or to the Obligations or to enforce any rights of the Agent or the Lenders or liabilities of the Borrower, debtors to the Borrower, or any other person, firm or corporation which may be obligated to the Agent or the Lenders by virtue of this Security Agreement or any of the other Loan Documents, then in any of such events, all of the reasonable attorneys' fees arising from such services, and any reasonable expenses and charges relating thereto, including court costs and similar expenses, shall be deemed a part of the Obligations, shall be secured by the Collateral, and shall be payable on demand, all in accordance with and subject to Section 10.6 of the Loan Agreement.

          6.7 No Waiver. The Agent's failure at any time or times hereafter to require strict performance by the Borrower of any of the provisions, warranties, terms and conditions contained in this Security Agreement or any other Loan Documents shall not waive, affect or diminish any right of the Agent or any Lender at any time or times hereafter to demand strict performance therewith and with respect to any other provisions, warranties, terms and conditions contained in this Security Agreement or any other Loan Documents, and any waiver of any Event of Default shall not waive or affect any other Event of Default, whether prior or subsequent thereto, and whether of the same or a different type. None of the warranties, conditions, provisions and terms contained in this Security Agreement or any other Loan Documents shall be deemed to have been waived by any act or knowledge of the Agent or any Lender, their agents, officers or employees except by an instrument in writing signed by an officer of the Agent and directed to the Borrower specifying such waiver.

          6.8 Waiver by the Borrower. Except for the notices expressly provided for herein, to the extent permitted by law, the Borrower waives any and all notices or demands that the Borrower might be entitled to receive with respect to this Security Agreement by virtue of any applicable statute or law, including, without limitation, demand, presentment, protest, notice of protest, notice of default, notice of intent to accelerate, release, compromise, settlement, extension or renewal of all commercial paper, accounts, contract rights, instruments, guaranties and otherwise, at any time held by the Agent on which the Borrower may in any way be liable, and notice of any action taken by the Agent unless expressly required by this Security Agreement or any other Loan Document.

          6.9 No Marshalling. To the extent that any of the Obligations are now or hereafter secured by property other than the Collateral, or by a guaranty, endorsement or property of any other Person, then the Agent shall have the right to proceed against such other property, guaranty or endorsement upon the existence of an Event of Default, and the Agent shall have the right, in the Agent's sole discretion, to determine which rights, security, liens, security interests or remedies the Agent shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Agent's or any Lender's rights or any of the Obligations.

                                  ARTICLE VII

                                 MISCELLANEOUS


      7.1 Binding Effect. This Security Agreement and any other instruments and documents executed and delivered pursuant hereto or to consummate the transactions contemplated hereunder shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

      7.2 Amendment and Restatement of Prior Security Agreement and Pledge Agreement. This Security Agreement amends, restates and consolidates the Amended and Restated Security Agreement dated as of January 1, 1996 and the Pledge Agreement of the Borrower, dated December 5, 1994 (each of the foregoing, as amended to the date hereof, the "Prior Agreements"). The security interests granted under the Prior Agreements, to the extent granted hereunder, shall be continued without interruption under the granting clause of ARTICLE II hereof.

      7.3 Governing Law. The internal laws and judicial decisions of the State of North Carolina shall govern and control the construction, enforceability, validity and interpretation of this Security Agreement, except to the extent that matters of perfection and validity of the security interests hereunder, or remedies hereunder, are governed by the laws of a jurisdiction other than the State of North Carolina.

      7.4 Survival of Agreement. All representations and warranties of the Borrower contained in this Security Agreement and in any other Loan Documents shall be true and correct at the time of the execution of this Security Agreement, and shall survive the execution and delivery of this Security Agreement and all other Loan Documents.

      7.5 Termination of Security Interest; Assignment. This Security Agreement and the security interest in the Collateral created hereby will terminate when all of the then outstanding Obligations have been paid and finally discharged in full, all Letters of Credit are terminated, and the Lenders are no longer obligated to make advances under the Loan Agreement or issue Letters of Credit. In the event of a sale or assignment by any Lender of all or any of the Obligations held by it in accordance with Section 10.5 of the Loan Agreement, such Lender may assign or transfer its rights and interest under this Security Agreement in whole or in part to the purchaser or purchasers of such Obligations, whereupon such purchaser or purchasers will become vested with all of the powers, rights and responsibilities of such Lender hereunder, and such Lender will thereafter be forever released and fully discharged from any liability or responsibility hereunder with respect to the rights, interest and responsibilities so assigned, other than liabilities arising out of actions taken prior to the date of assignment. The Borrower may not assign this Security Agreement without the express written consent of the Agent.

      Upon termination of this Agreement or upon the disposition or release of any Collateral as permitted by and pursuant to the terms of the Loan Agreement, the Agent shall, upon the reasonable request of the Borrower, forthwith assign, transfer and deliver to the Borrower (without recourse and without representation or warranty and "as is"), such of the Collateral to be released as may be in the possession of the Agent or any Lender or any of their respective representatives or agents and as shall not have been sold or otherwise applied pursuant to the terms hereof, on the order of the Borrower, and proper instruments (including Uniform Commercial Code termination statements on Form UCC-3) acknowledging the termination of this Agreement or partial release of Collateral, as applicable.

      7.6 Notices. Except as otherwise provided herein, notice to the Borrower or to Agent shall be given or delivered in the manner set forth in SECTION 10.4 of the Loan Agreement.

      7.7 Severability. To the extent any provision of this Security Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

      7.8 Captions. The captions to the various sections and subsections of this Agreement have been inserted for convenience only and shall not limit or affect any of the terms hereof.

      7.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

      7.10 Amendments. Neither this Agreement nor any of its provisions may be changed, amended or modified except by an instrument in writing signed by the parties hereto; provided, however, that this Agreement may be amended by the execution and delivery of Pledge and Security Amendments as provided herein.

      7.11 Collateral Agent.

      (a) The Agent shall hold the Collateral at any time received under this Agreement in accordance with the terms of this Agreement. To the extent permitted by law, the obligations of the Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Loan Documents, are only those expressly set forth in this Agreement and the other Loan Documents. The Agent shall act hereunder at the direction, or with the consent, of the Required Lenders and on the terms and conditions set forth in the Loan Agreement. Except for treatment of the Collateral in its possession in a manner substantially equivalent to that which the Agent, in its individual capacity, accords its own property of a similar nature, and the accounting for moneys actually received by it hereunder, and, in all events, the exercise of reasonable care with respect to Collateral in its possession, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. To the extent permitted by law, neither the Agent nor any other Lender shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall any of them be under any obligation to take any action whatsoever with regard thereto except as expressly required by this Agreement and the other Loan Documents.

      (b) The parties agree that, except as set forth herein regarding setoff, the rights under this Agreement may be enforced only by the action of the Agent, acting upon the instructions or with the consent of the Required Lenders and as provided in the Loan Agreement, and that no Lender shall have any right individually to enforce or seek to enforce the rights under this Agreement or to realize upon any Collateral or other security given to secure the payment and performance of the Borrower's obligations hereunder.

      7.12 Standard of Conduct. Except as otherwise set forth in this Agreement, neither the Agent, the Lenders nor their attorneys will be liable for any act or omission or for any error of judgment or mistake of fact in the exercise of their rights and powers under this Agreement unless such act, omission, error or mistake shall occur primarily as a result of the fraud, gross negligence, willful misconduct or violation of law of any such Person (as finally determined by a court of competent jurisdiction or pursuant to arbitration as set forth in the Loan Agreement). The exercise by the Agent of any of its rights pursuant to this Article shall not create any further obligation on the part of the Agent to exercise any other rights hereunder or to take any other or further action in respect thereof.

      IN WITNESS WHEREOF, this Second Amended and Restated Security Agreement has been executed as of the day and year first above written by the duly authorized officers of the parties hereto.



                               AMERICAN ONCOLOGY RESOURCES, INC.


                               By:________________________________
                               L. Fred Pounds, Chief Financial Officer



                               FIRST UNION NATIONAL BANK OF
                                NORTH CAROLINA, AS AGENT


                               By: ________________________________
                                   Ann M. Dodd, Senior Vice President

                                                     Exhibit A to Second Amended
                                                     and
                                                      Restated Security
                                                     Agreement
                                                     First Union National Bank
                                                      of North Carolina, as
                                                     Agent
                                                     American Oncology
                                                     Resources, Inc.
                                                     October 30, 1996 /
                                                     $150,000,000
                                              _________________________________



                     LIST OF MANAGEMENT SERVICES AGREEMENTS


None.

                                                     Exhibit B to Second Amended
                                                     and
                                                      Restated Security
                                                     Agreement
                                                     First Union National Bank
                                                      of North Carolina, as
                                                     Agent
                                                     American Oncology
                                                     Resources, Inc.
                                                     October 30, 1996 /
                                                     $150,000,000
                                               _________________________________



           SCHEDULE OF LOCATIONS FOR FILING UCC FINANCING STATEMENTS
                            [TO BE UPDATED BY MDCK]


Secretary of State of Arizona
Secretary of State of Colorado
Secretary of State of Florida
Secretary of State of Kansas
Secretary of State of Missouri
Secretary of State of Nevada
Secretary of State of New York
Secretary of State of North Carolina
Secretary of State of Ohio
Oklahoma County, Oklahoma
Secretary of State of Oregon
Secretary of State of Pennsylvania
Secretary of State of South Carolina
Secretary of State of Texas
State Corporation Commission of Virginia

Jackson County, MO

Albany County, NY
Latham County, NY
Rexford County, NY
Saratoga County, NY

Wake County, NC
Buncombe County, NC

Jefferson County, OH

Allegheny County, PA
Beaver County, PA
Washington County, PA

Hampton City, VA
Newport News City, VA
Williamsburg City, VA

                                                     Exhibit C to Second Amended
                                                     and
                                                      Restated Security
                                                     Agreement
                                                     First Union National Bank
                                                      of North Carolina, as
                                                     Agent
                                                     American Oncology
                                                     Resources, Inc.
                                                     October 30, 1996 /
                                                     $150,000,000
                                                    _________________________



                            LOCATIONS OF COLLATERAL
                            -----------------------


16825 Northchase Drive, Suite 1300
Houston, TX  77060

                                                     Exhibit D to Second Amended
                                                     and
                                                      Restated Security
                                                     Agreement
                                                     First Union National Bank
                                                      of North Carolina, as
                                                     Agent
                                                     American Oncology
                                                     Resources, Inc.
                                                     October 30, 1996 /
                                                     $150,000,000
                                                    ___________________________


                               PLEDGED SECURITIES
                               ------------------


Part I.  Pledged Stock
         -------------
                                                            Percentage of
                                                            Outstanding
      Name of               Type of  Number of  Certificate Shares of
      Issuing Corporation     Shares   Shares    Number    Capital Stock
      -------------------    -------  ---------  ------    -------------



Part II.  Pledged Notes
          -------------

                                                            Original
                                                            Principal
     Date           Lender              Borrower            Amount
     ----           ------              --------           ---------



Part III.  Pledged Interests
           -----------------



      Name of Partnership, Joint                             Ownership
      Venture or Other Entity       Nature of Interest      Percentage
      -----------------------        ------------------     ----------



Part IV.  Other Rights or Restrictions
          ----------------------------

          Any Permitted Liens under item (d) of the definition of Permitted Liens in the Loan Agreement.

                                                     Annex 1 to Second Amended
                                                     and
                                                      Restated Security
                                                     Agreement
                                                     First Union National Bank
                                                      of North Carolina, as
                                                     Agent
                                                     American Oncology
                                                     Resources, Inc.
                                                     October 30, 1996 /
                                                     $150,000,000
                                                     __________________________





                    [FORM OF] PLEDGE AND SECURITY AMENDMENT


     THIS PLEDGE AND SECURITY AMENDMENT, dated as of _______________, 19___, is delivered by American Oncology Resources, Inc. (the "Borrower") pursuant to
SECTION 4.1(B) and/or SECTION 5.2, as applicable, of the Second Amended and Restated Security Agreement, dated as of October 30, 1996, made by the Borrower, to First Union National Bank of North Carolina, as Agent (as amended, modified, supplemented or restated from time to time, the "Security Agreement," capitalized terms defined therein being used herein as therein defined). The Borrower has agreed, under the terms of the Agreement, that this Pledge and Security Amendment shall be attached to the Security Agreement and that the Securities and/or Management Services Agreements listed on ANNEX A to this Pledge and Security Amendment shall be deemed to be part of the Securities and/or Management Services Agreements (as applicable) within the meaning of the Security Agreement and shall become part of the Collateral and shall secure the Obligations as provided in the Security Agreement. This Pledge and Security Amendment and its attachments are hereby incorporated into the Security Agreement and made a part thereof.


                               AMERICAN ONCOLOGY RESOURCES, INC.


                               By:___________________________

                               Title: _______________________



                                [attach Annex A]

                                               Exhibit D-2 to Second Amended and
                                                      Restated Loan Agreement
                                                     First Union National Bank
                                                      of North Carolina, as
                                                     Agent
                                                     American Oncology
                                                     Resources, Inc.,
                                                      Borrower
                                                     October 30,
                                                     1996/$150,000,000
                                                     ________________________



           SECOND AMENDED AND RESTATED GUARANTORS' SECURITY AGREEMENT


          THIS SECOND AMENDED AND RESTATED GUARANTORS' SECURITY AGREEMENT, dated as of the October, 30, 1996 (this "Security Agreement" or this "Agreement"), is by and between

          THE UNDERSIGNED CORPORATIONS, each a Delaware corporation and a subsidiary of American Oncology Resources, Inc. (each corporation is referred to hereafter individually as a "Guarantor" and collectively as the "Guarantors"); and

          FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association with its principal offices in Charlotte, North Carolina, in its capacity as agent (the "Agent") for the lenders who are party to the Loan Agreement, as defined below (collectively, the "Lenders"), for the benefit of

          AMERICAN ONCOLOGY RESOURCES, INC., a Delaware corporation (the "Borrower").


                              BACKGROUND STATEMENT

          A. Borrower, Lenders and the Agent have entered into a Second Amended and Restated Loan Agreement, dated as of the date hereof (together with any amendments, modifications, replacements, substitutes and supplements thereto and any renewals or extensions thereof, in whole or in part, the "Loan Agreement"), the terms, conditions and provisions of which are hereby incorporated by reference, pursuant to which the Lenders have agreed to extend certain loans to, and to issue certain letters of credit for the benefit of, the Borrower. The Loans made by the Lenders pursuant to the Loan Agreement are evidenced by the Notes referred to in the Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

          B. Each of the Guarantors is a Subsidiary of the Borrower and will benefit directly or indirectly from the transactions contemplated in the Loan Agreement.

          C. As a condition among others to the Lenders entering into the Loan Agreement and making Loans from time to time to the Borrower thereunder, (i) each Guarantor has executed the First Amended and Restated Guaranty Agreement or an Accession thereto (collectively, the "Guaranty") guaranteeing the payment of part or all of the Total Obligations (as defined in the Guaranty) and (ii) each Guarantor is required to grant to Agent, for the benefit of Lenders, a perfected security interest in the Collateral described herein to secure such guarantee obligations (the "Guaranty Obligations").

          D. Certain of the Guarantors previously have executed the Amended and Restated Guarantors' Security Agreement. The Agent and Guarantors hereby desire to amend and restate the Amended and Restated Guarantors' Security Agreement as provided herein.

          E. Because of the direct or indirect benefit to the Guarantors of the Lenders making the Loans to the Borrower, each of the Guarantors has agreed to secure the payment of its Guaranty Obligations on the terms set forth herein.

          NOW, THEREFORE, in consideration of the willingness of the Lenders to enter into the Loan Agreement and to agree, subject to the terms and conditions thereof, to make the Loans to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors and the Agent, on behalf of the Lenders, for themselves, their successors and assigns, hereby covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          1.1 Defined Terms. For the purposes of this Security Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below:

          "Collateral" means and includes all right, title and interest of each Guarantor in (i) its Management Services Agreements and (ii) Securities owned by such Guarantor, in each case whether now owned or existing or hereafter acquired or arising and whether in the possession or control of any Guarantor or the Agent, for the benefit of the Lenders, or any Lender, and all products and proceeds thereof, including, without limitation, insurance proceeds of the foregoing Collateral.

          "Guarantor" means any of the Persons who now or hereafter become parties as Guarantors hereunder; and "Guarantors" shall mean some or all of the Guarantors.

          "Interests" means (a) all of the right, title and interest now or hereafter held by any Guarantor in any Person that is not a corporation (including, without limitation, any general or limited partnership, limited liability company or other non-corporate company or entity), and (b) all rights and interests of any Guarantor existing under all Investment Agreements, including, without limitation, all rights of any Guarantor to receive payments or other distributions thereunder and all rights granted or terms supplied by applicable law thereunder or in connection therewith.

          "Investment Agreements" means all partnership, operating, joint venture or other agreements creating or governing the Interests referred to in part (a) of the definition thereof to which any Guarantor is now or may hereafter become a party, as amended, modified, supplemented or restated from time to time.

          "Management Services Agreements" shall mean the management services agreements of any Guarantor as listed on EXHIBIT A, and all management services agreements of any Guarantor hereafter acquired or arising, together with any and all extensions, modifications, amendments, renewals, substitutions or replacements thereof and all proceeds of any and all of the foregoing.

          "Promissory Notes" means all promissory notes (including intercompany notes), debt securities and other evidences of indebtedness now or hereafter issued and payable to any Guarantor, including, without limitation, all rights of any Guarantor to receive payments of principal or interest or other distributions thereunder and all rights granted or terms supplied by applicable law thereunder or in connection therewith.

          "Securities" means all of any Guarantor's Stock, Interests and Promissory Notes. The use of the term "Securities" hereunder to refer collectively to the Stock, the Interests and the Promissory Notes is for convenience of description only and shall not be construed to mean or suggest that any of the Stock, Interests or Promissory Notes constitutes a "security" within the meaning of applicable federal or state securities laws.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Stock" means all of any Guarantor's shares, options, interests or other equivalents (however designated) of or in a corporation (but excluding shares of the capital stock of the Borrower), whether now owned or hereafter acquired and whether voting or non-voting, including without limitation, (i) certificated and uncertificated securities, common stock, warrants, preferred stock, convertible debentures, (ii) all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing,
(iii) all rights of any Guarantor to receive dividends, payments or other distributions thereunder and (iv) all rights granted or terms supplied by applicable law thereunder or in connection therewith.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code of the State of North Carolina, as amended from time to time, unless in any particular instance the Uniform Commercial Code of another state is applicable, in which case it shall mean the Uniform Commercial Code of such state.

          1.2 UCC Terms. All terms in this Security Agreement that are not capitalized shall have the meanings provided by the Uniform Commercial Code to the extent the same are used or defined therein.

                                   ARTICLE II

                         CREATION OF SECURITY INTEREST

            To secure the prompt payment and performance of all of its Guaranty Obligations, each Guarantor hereby grants, pledges and assigns to the Agent, for the benefit of the Lenders, a security interest in all of its right, title and interest in the Collateral.

                                  ARTICLE III

               GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

            Each Guarantor hereby represents, warrants and covenants as follows:

          3.1 Perfection of Security Interest. The security interest granted hereunder, has been properly perfected (i) by the filing of Financing Statements in all jurisdictions set forth on EXHIBIT B attached hereto and (ii) the deposit with the Agent of any Securities owned by the Guarantor on the date hereof, accompanied by such instruments of transfer as are reasonably acceptable to the Agent. Such security interest shall constitute at all times (assuming the timely filing of continuation statements when due and continued possession by the Agent of any Securities) a valid and perfected security interest in favor of the Agent, for the benefit of the Lenders, in and upon the Collateral.

          3.2 Priority. The Agent's security interest hereunder is a first priority security interest in the Collateral and is not and hereinafter shall not become subordinate or junior to the security interests, liens or claims, except for the Permitted Liens, of any other Person, including any Governmental Authority.

          3.3 Authority and Conflicts. Each Guarantor has or will have, as the case may be, the full corporate or other organizational power and authority and legal right to deliver and pledge all the Securities pledged and to be pledged pursuant to this Agreement; this Agreement has been duly authorized, executed and delivered by such Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against each Guarantor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally or by general principles of equity; no authorization, consent or approval of, or declaration or filing with, any Governmental Authority is required for the valid execution, delivery and performance by each Guarantor of this Agreement or the consummation by it of the transactions contemplated hereby, except for the filings referred to in Section 3.1; neither the execution, delivery or performance of this Agreement by such Guarantor nor compliance by it herewith: (i) conflicts or will conflict with or results or will result in any breach of, or constitutes or will constitute with the passage of time or the giving of notice or both, a default under, (x) the articles of incorporation or bylaws of such Guarantor, (y) any law, order, writ, injunction or decree applicable to such Guarantor of any Governmental Authority, or (z) any written or oral agreement or instrument to which such Guarantor is a party or by which it, or any of its properties, is bound, including, without limitation, any Investment Agreement, (ii) results or will result in the creation or imposition of any lien upon the properties of such Guarantor pursuant to any such agreement or instrument, except as contemplated by this Agreement and except for Permitted Liens, or (iii) requires or will require any consent or approval of any partners or other Persons under any agreements or instruments, other than consents and approvals that have already been obtained and delivered in writing to the Agent, except where such conflict, breach or default or failure to obtain such consent or approval would not have a Material Adverse Effect.

          3.4 Further Assurances. Each Guarantor shall execute and deliver to the Agent concurrently with the execution of this Security Agreement, and at any time or times hereafter at the request of the Agent, all assignments, certificates of title, conveyances, assignment statements, additional Financing Statements, renewal Financing Statements, security agreements, affidavits, notices and all other agreements, instruments and documents (collectively, "Other Documents") that the Agent may reasonably request, each in form satisfactory to the Agent, and shall take any and all other steps reasonably requested by the Agent, in each case, in order to perfect and maintain the security interests and liens granted herein and to fully consummate all of the transactions contemplated under this Security Agreement, including, without limitation, (a) recording or filing such Financing Statements and Other Documents as may from time to time be reasonably requested by the Agent with such Governmental Authorities as may be necessary or advisable in order to perfect, establish, confirm and maintain the security interest and lien created hereunder, and (b) defending the title of such Guarantor to the Collateral by means of negotiation with and, if appropriate in the exercise of sound business judgment, appropriate legal proceedings against, each and every party claiming an interest therein contrary or adverse to such Guarantor's title to same. A carbon, photographic or other reproduction of this Agreement may be filed as a Financing Statement.

          3.5 Attorney-in-fact. Each Guarantor does hereby irrevocably make, constitute and appoint the Agent, its successors or assigns, as the true and lawful attorneys of such Guarantor with power to: (a) upon the occurrence and during the continuance of any Event of Default, sign the name of such Guarantor on any Financing Statement, renewal Financing Statement, notice or other similar document that in the Agent's reasonable opinion should be filed in order to perfect or continue perfected the security interest granted in this Security Agreement; (b) upon the occurrence and during the continuance of an Event of Default, to act on such Guarantor's behalf, at such Guarantor's cost, in obtaining any orders, consents, approvals, licenses or certificates required by any Governmental Authorities as a prerequisite to the Agent's exercise of its rights and remedies relating to any of the Collateral, to the extent permitted by applicable law; and (c) upon the occurrence and during the continuance of an Event of Default, to do all other things necessary to carry out the provisions of this Security Agreement and the other Loan Documents, specifically including, without limitation, those actions described in SECTION 6.2 hereof. Neither the Agent nor any Lender nor their attorneys will be liable for any act or omission or for any error of judgment or mistake of fact in the exercise of this power of attorney unless such act, omission, error or mistake shall occur as a result of the fraud, gross negligence, willful misconduct, or violation of law of the Agent or such Lender. This power, being coupled with an interest, is irrevocable so long as any of the outstanding Obligations remain unpaid or any Lender's obligation to make advances under the Loan Documents has not terminated.

          3.6 Location of Collateral; Records. Each Guarantor has possession and control of all tangible Collateral of such Guarantor now in existence, except for any Securities delivered to and in possession of the Agent. The list attached hereto as EXHIBIT C accurately and completely describes the street address, county and state where any and all Collateral is currently located other than such Securities so delivered to the Agent. Each Guarantor covenants and agrees that such Guarantor shall not relocate or cease doing business at any of the locations listed on EXHIBIT C except as permitted by the Loan Agreement or remove any Collateral from the locations listed on EXHIBIT C with respect to such Guarantor in a manner that would impair the perfection of the Agent's security interest in the Collateral unless in each case such Guarantor has first given to the Agent thirty (30) days' prior written notice of such relocation, cessation of business or removal of Collateral, and, if the Agent determines, in its sole discretion, that it may not have a perfected first priority security interest in any Collateral located or to be located at such new location not listed on EXHIBIT C, such Guarantor has delivered to the Agent such documents, instruments and Financing Statements reasonably required by the Agent to perfect a first priority security interest in the Collateral located or to be located at such new location, subject to Permitted Liens.

          3.7 Notices and Reports. In addition to those notices required by Borrower to the Agent under the terms of the Loan Agreement, each Guarantor shall promptly notify the Agent in writing of any charge, lien, security interest, claim or encumbrance asserted against any material portion of the Collateral of such Guarantor other than Permitted Liens, any material litigation or claim asserted against the Collateral of such Guarantor, any material theft, loss, injury or similar incident involving the Collateral of such Guarantor, and any other matter materially and adversely affecting the Collateral of such Guarantor or the Agent's interest therein. Guarantors shall furnish such other reports, information and data regarding the Collateral as the Agent may reasonably request from time to time.

          3.8 Tax Liens. In the event any Guarantor shall fail to pay any tax, assessment, levy or governmental charge as contemplated by Section 5.8 of the Loan Agreement, then the Agent, without waiving or releasing any obligation or default of such Guarantor hereunder, may at any time or times hereafter, but shall be under no obligation to do so, make such payment, settlement, compromise or release or cause to be released any related lien, and take any other action with respect thereto that the Agent deems advisable. All sums paid by the Agent in satisfaction of, or on account of any tax, levy or assessment or governmental charge, or to discharge or release any related lien, and any expenses, including reasonable attorneys' fees, court costs and other charges relating thereto, shall be deemed a part of the Guaranty Obligations of the relevant Guarantor, shall be secured by the Collateral of such Guarantor and shall be payable on demand.

                                   ARTICLE IV

                         MANAGEMENT SERVICES AGREEMENTS

        4.1 Covenants Relating to the Management Services Agreements.

          (a) Each Guarantor agrees to faithfully abide by, perform and discharge each and every material obligation, covenant, condition and agreement contained in each of the Management Services Agreements to be performed by such Guarantor and to enforce performance by the other parties to such contracts other than such Guarantor (the "Contract Parties") of each and every material obligation, covenant, condition and agreement to be performed by such Contract Parties.

          (b) With respect to Management Services Agreements hereafter acquired or arising, each Guarantor agrees to use its commercially reasonable efforts to deliver to the Agent, in form and substance reasonably satisfactory to the Agent, no later than thirty (30) days from the execution thereof, all consents that are required by the terms and conditions of such contracts to be executed and delivered by the Contract Parties in connection with the collateral assignment of such contracts contemplated hereby and to keep the Agent informed of such Guarantor's progress in obtaining such consents. In the event that any of such Management Services Agreements would be voidable on account of the assignment contemplated herein, the collateral assignment of the specific contract which requires such consent shall be void ab initio and in such event such Guarantor covenants and agrees to re-grant a security interest in such contract when and if consent is obtained and prior to such consent to exercise all of its material rights and remedies under such contract for the benefit of the Agent and the Lenders in a commercially reasonable manner. Upon receipt of a consent as described above (or upon the making of a Management Services Agreement if no such consent is required), such Guarantor shall promptly provide a fully completed and executed amendment to this Agreement in the form of Annex A (a "Pledge and Security Amendment") to the Agent.

          (c) Anything herein to the contrary notwithstanding, (i) each Guarantor shall remain liable under the Management Services Agreements to be performed by such Guarantor to perform all of its obligations thereunder to the extent as if this Agreement had not been executed; (ii) the exercise by the Agent of any of its rights hereunder shall not release such Guarantor from any of its obligations under such contracts; and (iii) the Agent shall not have any obligation or liability by reason of this Agreement under the Management Services Agreements, nor shall the Agent be obligated to perform any of the obligations or duties of such Guarantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. The powers conferred on the Agent hereunder are solely to protect its interest and privilege in such contracts, as collateral, and shall not impose any duty upon it to exercise any such powers.

          4.2 Default Under Contract. During the continuance of an Event of Default, upon the occurrence of a material default or breach by any Guarantor under any of the Management Services Agreements, the Agent, for the benefit of the Lenders, shall have the right (but not the obligation) to correct, to the extent such Guarantor fails to do so after written demand by the Agent, any such default in such manner and to such extent as the Agent reasonably may deem necessary to protect the security hereof, including specifically, without limitation, the right (but not the obligation) to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Agent and the Lenders, and also the right (but not the obligation) to perform and discharge each and every material obligation, covenant, condition and agreement of such Guarantor under such contracts, to the extent such Guarantor fails to do so after written demand by the Agent, and, in exercising any such powers, to pay necessary and reasonable costs and expenses, employ counsel and incur and pay reasonable attorneys' fees and expenses. The Agent shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any of the Management Services Agreements.

          4.3 Performance of Contracts for Agent and Lenders. Each of the Contract Parties, upon written notice from the Agent of the occurrence of an Event of Default hereunder, shall be and is hereby authorized by Guarantors to perform each of the Management Services Agreements for the benefit of the Agent and the Lenders in accordance with the terms and conditions thereof without any obligation to determine whether or not such an Event of Default has in fact occurred.

          4.4 Representations and Warranties. Each Guarantor hereby further covenants, represents and warrants to the Agent that (a) such Guarantor is not in default in any material respect under any of the Management Services Agreements to be performed by such Guarantor, and to the best knowledge of such Guarantor, after diligent inquiry, none of the Contract Parties is in material default under any of such contracts to be performed by such Guarantor except as disclosed in writing to the Agent; (b) no amendments or modifications to or waivers under the Management Services Agreements to be performed by such Guarantor that are inconsistent with the terms hereof or that alter any material term of a Management Services Agreement will be made without the prior written consent of the Agent; (c) upon execution of any Management Services Agreement, such Guarantor will deliver a copy of such contract to the Agent, for the benefit of the Lenders, and (if the consent of the Contract Parties is required by the terms and conditions thereof in connection with the collateral assignment thereof contemplated hereby), subject to Section 4.1(b) hereof, will require the Contract Parties thereto to execute and deliver to the Agent a consent in form and substance reasonably satisfactory to the Agent; (d) to the best knowledge of such Guarantor, the Management Services Agreements to be performed by such Guarantor are, and each such contract to be performed by such Guarantor entered into in the future will be, legal, valid and binding obligations of the parties thereto, enforceable against such parties in accordance with the respective terms thereof and no defense, offset, deduction or counterclaim exists thereunder in favor of any such party except where any such unenforceability, defense, offset deduction or counterclaim would not have a Material Adverse Effect; (e) performance by such Guarantor of its obligations hereunder in a manner consistent with applicable law will not contravene any law or governmental regulation or any contractual restriction binding on or affecting such Guarantor or any of the properties of such Guarantor and will not result in or require the creation of any lien, security interest or other charge or encumbrance, except as contemplated by this Agreement and except for Permitted Liens, upon or with respect to any of the properties of such Guarantor, except where such contravention would not have a Material Adverse Effect; (f) this Agreement creates a valid collateral assignment of, and security interest in favor of the Agent in, the Management Services Agreements to be performed by such Guarantor, and the filing of the Financing Statements required to be filed pursuant to the Loan Agreement will perfect, and establish (subject only to Permitted Liens) the first priority of, the Agent's security interest hereunder in such contracts, securing the Guaranty Obligations of such Guarantor; (g) the Contract Parties listed in EXHIBIT A hereto are all of the Contract Parties (other than Guarantors) to such contracts as of the Closing Date to be performed by such Guarantor; and (h) such Guarantor will immediately notify the Agent in writing upon the happening of any of the following events with respect to its Management Services Agreements: i) any material amendment or waiver by the Guarantor or Contract Party under any such contract which adversely affects the amount of monies due or to become due under such contract, or otherwise substantially adversely affects such Guarantor's interests under such contract; ii) termination of any Management Services Agreement in whole or in part; iii) failure of any party under any Management Services Agreement to perform any of its material obligations thereunder; and iv) such Guarantor, for any other alleged reason, is in default of any material provision of any Management Services Agreement.


                                   ARTICLE V

                                   SECURITIES

          5.1 Representations and Warranties. Each Guarantor represents and warrants that, as of the date hereof and as of the date of execution of any Pledge and Security Amendment: (a) it is, or at the time when pledged hereunder will be, the sole legal, record and beneficial owner of, and has, or at the time pledged hereunder will have, good and marketable title to, all Securities pledged by such Guarantor hereunder, subject to no Lien whatsoever other than the security interest created by this Agreement and Permitted Liens; (b) all the shares of capital stock constituting Stock pledged by such Guarantor have been duly and validly issued, are fully paid and nonassessable and are subject to no preemptive rights, options to purchase or similar rights; (c) such pledged Stock consists as of the date hereof of the number and type of shares of the capital stock of the corporations as described in Exhibit D; (d) such Stock constitutes as of the date hereof that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Exhibit D; (e) the pledged Promissory Notes are described as of the date hereof in Exhibit D; and (f) such Guarantor is the holder of record and sole beneficial owner of the Stock, Promissory Notes pledged by such Guarantor and any other Securities pledged by it hereunder, and there exist as of the date hereof no warrants, options, preemptive rights or other rights or restrictions in favor of third parties in respect of any of the Securities other than as evidenced by this Agreement except as described in Exhibit D and except for Permitted Liens.

          5.2 After-Acquired Securities. If any Guarantor shall acquire (by purchase, stock dividend or otherwise) any additional Securities (or certificates or instruments representing Securities) at any time or from time to time after the date hereof, such Guarantor will forthwith pledge and deposit the certificates or instruments representing such Securities as security with the Agent and deliver to the Agent any certificates or instruments therefor, accompanied by such instruments of transfer as are reasonably acceptable to the Agent, and will promptly thereafter deliver to the Agent a fully completed and duly executed Pledge and Security Amendment in respect of such additional Securities. The Guarantor hereby authorizes the Agent to attach each Pledge and Security Amendment to this Agreement and agrees that all such Securities listed on any Pledge and Security Amendment shall for all purposes be deemed pledged hereunder.

          5.3 Uncertificated Securities. If any Securities (whether now owned or hereafter acquired) are "uncertificated securities" within the meaning of the applicable Uniform Commercial Code or are otherwise not evidenced by any stock certificate or similar certificate or instrument, the Guarantor will promptly notify the Agent thereof and will promptly take all actions required to perfect the security interest of the Agent under applicable law, including, as applicable, under Article 8 or 9 of the applicable Uniform Commercial Code. The Guarantor further agrees to take such actions as the Agent reasonably deems necessary or desirable to effect the foregoing and to permit the Agent to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Agent with respect to any such pledge of uncertificated Securities promptly upon request of the Agent.

          5.4 Endorsements. The Stock pledged hereunder may be held, in the discretion of the Agent during the continuance of an Event of Default, in the name of the Agent, or any nominee or nominees of the Agent.

          5.5 Voting Prior to Event of Default. Unless and until an Event of Default shall have occurred and be continuing, each Guarantor shall be entitled to vote any and all Securities owned by it, and to give consents, waivers or ratifications in respect thereof; provided, that no vote shall be cast, nor any consent, waiver or ratification given or any action taken, nor any other action taken or fail to be taken, that would, or could reasonably be expected to, violate or be inconsistent with any of the terms of this Agreement, the Loan Agreement or any other Loan Document. All such rights of the Guarantors to vote any Stock and to give consents, waivers and ratifications in respect thereof shall cease immediately upon notice from the Agent upon the occurrence and at all times during the continuance of an Event of Default.

          5.6 Dividends and Other Distributions. Unless an Event of Default shall have occurred and be continuing (or would occur as a result thereof), all cash dividends or distributions payable in respect of the Securities may be paid to the relevant Guarantor; provided, that all cash dividends or distributions payable in respect of the Stock in connection with the dissolution, liquidation, recapitalization or reduction of the capital of any entity (other than any such transaction permitted by the Loan Agreement) that are determined by the Agent, in its sole and absolute discretion, to represent in whole or in part an extraordinary or liquidating distribution in return of capital shall be paid, to the extent so determined to represent an extraordinary or liquidating distribution in return of capital, to the Agent and retained by it as part of the Collateral (unless such cash dividends are applied to the repayment of the Obligations). The Agent also shall be entitled to retain as part of the
Collateral:

             (i) all other or additional Stock or other Securities or property (other than cash) paid or distributed by way of dividend, stock split, spin-off, split-up, reclassification, combination of shares or otherwise in respect of the pledged Securities; and

             (ii) all other or additional Stock or other Securities or, during the continuance of an Event of Default, property (including cash, unless applied to the repayment of the Obligations) paid or distributed in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

Nothing contained in this Section shall limit or restrict in any way the Agent's right to a security interest in proceeds of the Collateral in any form. All dividends, distributions or other payments that are received by any Guarantor contrary to the provisions of this Section shall be received in trust for the benefit of the Agent, shall be segregated from other property or funds of the Guarantor and shall be forthwith paid over to the Agent as Collateral in the same form as so received (with any necessary endorsements).

          5.7 Intercompany Obligations. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, (i) after the occurrence and during the continuance of an Event of Default under Section 7.1(a), (i) or (j) of the Loan Agreement, unless directed to do so by the Agent, no Guarantor shall, at any time collect, realize upon or receive any payment or distribution with respect to any intercompany notes or other intercompany obligations owed directly or indirectly to such Guarantor, or seek or endeavor to do the same, and all such rights to collect, realize upon and receive any such payment or distribution shall vest solely in the Agent at all times after the occurrence and during the continuance of such an Event of Default and (ii) after the occurrence and during the continuance of an Event of Default under the Loan Agreement other than those specified in subsection (i) hereof, if directed to do so by the Agent, no Guarantor shall, at any time except as may be otherwise permitted by the Agent, collect, realize upon or receive any payment or distribution with respect to any intercompany notes or other intercompany obligations owed directly or indirectly to such Guarantor, or seek or endeavor to do the same.


                                   ARTICLE VI

                                    DEFAULT

          6.1 Event of Default. Any one of the following events will constitute an "Event of Default" hereunder:

          (a) failure of any Guarantor to perform or comply with any of the terms of this Security Agreement and the same remains uncured for thirty (30) days after Agent's delivery of notice thereof to such Guarantor; or

          (b) the occurrence of an Event of Default (as defined in the Loan Agreement).

          6.2 Rights and Remedies. The Agent shall have, in addition to any other rights and remedies contained in this Security Agreement or in any other Loan Documents, all the rights and remedies of a secured party under the Uniform Commercial Code, and all other rights and remedies provided by law, all of which shall be cumulative to the extent permitted by law. To the extent permitted by law, during the existence of any Event of Default, the Agent shall have the right without further notice to Guarantors to take possession and control of, set off and apply to the payment of any or all of a Guarantor's Guaranty Obligations, any or all of such Guarantor's Collateral, in such manner as the Agent shall in its sole discretion determine, to vote all or any part of the Stock (whether or not transferred into the name of the Agent), to enforce the Management Services Agreements or any other Collateral, to settle, compromise or release, in whole or in part, any amounts owing on such Guarantor's Collateral, to prosecute any action, suit or proceeding with respect to such Guarantor's Collateral, to make allowances and adjustments with respect thereto, to issue credits, to sell, assign and deliver such Guarantor's Collateral (or any part thereof), at public or private sale, at broker's board, for cash, upon credit or otherwise, at the Agent's sole option and discretion, and, to the extent permitted by law, the Agent or any Lender may bid or become purchaser at any such sale, if public, free from any right of redemption, which is hereby expressly waived. Each Guarantor agrees that the giving of ten (10) days' notice by the Agent, sent by certified mail, return receipt requested postage prepaid, to the Guarantors, at the address set forth in the Loan Agreement for the receipt of notices by Borrower, designating the place and time of any public sale or of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be deemed to be reasonable notice thereof to Guarantors and Guarantors waive any other notice with respect thereto. The net cash proceeds resulting from the exercise of any of the foregoing rights or remedies shall be applied by the Agent to the payment of the Guaranty Obligations, in such order as the Agent, for the benefit of the Lenders, may elect, and each Guarantor shall remain liable to the Lenders for any deficiency in such Guarantor's Guaranty Obligation, together with interest thereon at the rates provided in the Loan Agreement, and the reasonable costs and expenses of collection of such deficiency, including, without limitation, reasonable attorneys' fees, expenses and disbursements. The balance, if any, remaining after payment in full of a Guarantor's Guaranty Obligations, shall be paid to such Guarantor, subject to any duty of the Agent and the Lenders imposed by law, or to the holder of any subordinate security interest in the Collateral known to the Agent or the

Lenders. Each Guarantor hereby authorizes the Agent, for the benefit of the Lenders, and the Agent, for the benefit of the Lenders, shall have the right at any time and from time to time during the existence of an Event of Default, without notice to Guarantors, subject to any restrictions imposed by applicable law, (a) to notify any or all debtors to such Guarantor that the Agent, for the benefit of the Lenders, has a security interest in such Collateral and direct all such Persons to make payments to the Agent, on behalf of the Lenders, or to a lockbox designated by the Agent, on behalf of the Lenders, of all sums owing by them to such Guarantor; and (b) to receive, endorse, assign and deliver, in such Guarantor's name or in the name of the Agent all checks, notes, drafts and other instruments relating to any Collateral. Any and all disbursements for reasonable costs and expenses incurred or paid by the Agent with respect to the enforcement, collection or protection of its interest in the Collateral of such Guarantor, or against any Guarantor, whether by suit or otherwise, notification of debtors to such Guarantor and other obligors, including reasonable attorneys' fees, court costs and similar expenses, if any, shall become a part of the Guaranty Obligations of such Guarantor secured by the Collateral of such Guarantor, payable on demand.

          6.3 Other Provisions Concerning Sale of Collateral. Each purchaser at any sale effected by the Agent shall, to the extent permitted by law, hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of the Guarantors, and each Guarantor hereby specifically waives, to the extent permitted by law, all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted. Upon any sale of any Collateral by the Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication or nonapplication thereof. At any such sale, unless prohibited by applicable law, the Agent, any Lender or any holder of any of the Obligations or Guaranty Obligations, may purchase all or any of the Collateral being sold, free from any equity or right of redemption, which is hereby waived and released by each Guarantor, to the extent permitted by law, and may make payment therefor by endorsement, without recourse, of the Obligations and Guaranty Obligations in lieu of cash in the amount then due thereon, which each Guarantor hereby agrees to accept. Neither the Agent nor any other Lender shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

          6.4 Securities Act; Private Sale Each Guarantor recognizes that, by reason of certain prohibitions contained in the Securities Act, applicable state securities laws or other applicable laws as in effect from time to time, the Agent may be compelled, with respect to any sale of all or any part of the Collateral conducted without registration or qualification under the Securities Act and such state securities laws, to limit purchasers to any one or more Persons who will represent and agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Guarantor acknowledges that any such private sales may be made in such commercially reasonable manner and circumstances as the Agent may deem necessary or advisable in its sole and absolute discretion, including at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that the Agent shall have no obligation to conduct any public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit its registration for public sale under the Securities Act and applicable state securities laws, and shall not have any responsibility or liability as a result of its election so not to conduct any such public sales or delay the sale of any Collateral, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after such registration. Each Guarantor hereby waives any claims against the Agent or any Lender arising by reason of the fact that the price at which any Collateral may have been sold at any private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Guaranty Obligations.

          6.5 Care of Pledged Collateral. Neither the Agent nor any Lender shall have any duty as to the collection or protection of the Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any Collateral actually in its possession. Neither the Agent nor any Lender shall have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, redemptions, offers, tenders or other matters relative to any Collateral, whether or not the Agent or the Lenders have or are deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Each of the Guarantors releases the Agent and the Lenders from any claims, causes of action and demands at any time arising out of or with respect to this Agreement, the Collateral or any actions taken or omitted to be taken by the Agent or the Lenders with respect thereto, and each of the Guarantors hereby agrees to hold the Agent and the Lenders harmless from and with respect to any and all such claims, causes of action and demands, except, in the case of all of the foregoing, to the extent resulting from the gross negligence or willful misconduct of the Agent or any of the Lenders or to the extent otherwise provided in this Agreement.

          6.6 Attorneys' Fees and Other Expenses. If at any time or times hereafter, the Agent or (during the continuance of an Event of Default) any Lender employs counsel for advice with respect to this Security Agreement or any other Loan Documents, or to intervene, file a petition, answer, motion or other pleading in any suit or proceeding relating to this Security Agreement or any other Loan Documents, or relating to any Collateral, or to protect, take possession of, or liquidate any Collateral, or to attempt to enforce any security interest or lien in any Collateral, or to represent the Agent or any Lender in any pending or threatened litigation with respect to the affairs of any Guarantor in any way relating to any of the Collateral or to the Obligations or to enforce any rights of the Agent or the Lenders or liabilities of any Guarantor, debtors to such Guarantor, or any other person, firm or corporation which may be obligated to the Agent or the Lenders by virtue of this Security Agreement or any of the other Loan Documents, then in any of such events, all of the reasonable attorneys' fees arising from such services, and any reasonable expenses and charges relating thereto, including court costs and similar expenses, shall be deemed a part of the Guaranty Obligations of such Guarantor, shall be secured by the Collateral of such Guarantor, and shall be payable on demand, all in accordance with and subject to Section 10.6 of the Loan Agreement.

          6.7 No Waiver. The Agent's failure at any time or times hereafter to require strict performance by any Guarantor of any of the provisions, warranties, terms and conditions contained in this Security Agreement or any other Loan Documents shall not waive, affect or diminish any right of the Agent or any Lender at any time or times hereafter to demand strict performance therewith and with respect to any other provisions, warranties, terms and conditions contained in this Security Agreement or any other Loan Documents, and any waiver of any Event of Default shall not waive or affect any other Event of Default, whether prior or subsequent thereto, and whether of the same or a different type. None of the warranties, conditions, provisions and terms contained in this Security Agreement or any other Loan Documents shall be deemed to have been waived by any act or knowledge of the Agent or any Lender, their agents, officers or employees except by an instrument in writing signed by an officer of the Agent and directed to Guarantors specifying such waiver.

          6.8 Waiver by Guarantors. Except for the notices expressly provided for herein, to the extent permitted by law, each Guarantor waives any and all notices or demands that such Guarantor might be entitled to receive with respect to this Security Agreement by virtue of any applicable statute or law, including, without limitation, demand, presentment, protest, notice of protest, notice of default, notice of intent to accelerate, release, compromise, settlement, extension or renewal of all commercial paper, accounts, contract rights, instruments, guaranties and otherwise, at any time held by the Agent on which such Guarantor may in any way be liable, and notice of any action taken by the Agent unless expressly required by this Security Agreement or any other Loan Document.

          6.9 No Marshalling. To the extent that any of the Obligations or Guaranty Obligations are now or hereafter secured by property other than the Collateral, or by a guaranty, endorsement or property of any other Person, then the Agent shall have the right to proceed against such other property, guaranty or endorsement upon the existence of an Event of Default, and the Agent shall have the right, in the Agent's sole discretion, to determine which rights, security, liens, security interests or remedies the Agent shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Agent's or any Lender's rights or any of the Obligations or Guaranty Obligations.


                                  ARTICLE VII

                                 MISCELLANEOUS

      7.1 Binding Effect. This Security Agreement and any other instruments and documents executed and delivered pursuant hereto or to consummate the transactions contemplated hereunder shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

      7.2 Amendment and Restatement of Guarantors' Security Agreement; Release of Certain Collateral. This Security Agreement amends and restates the Amended and Restated Guarantors' Security Agreement. The security interests granted under such prior agreement shall be continued without interruption under the granting clause of ARTICLE II hereof.

      7.3 Governing Law. The internal laws and judicial decisions of the State of North Carolina shall govern and control the construction, enforceability, validity and interpretation of this Security Agreement, except to the extent that matters of perfection and validity of the security interests hereunder, or remedies hereunder, are governed by the laws of a jurisdiction other than the State of North Carolina.

      7.4 Survival of Agreement. All representations and warranties of each Guarantor contained in this Security Agreement and in any other Loan Documents shall be true and correct at the time of the execution of this Security Agreement, and shall survive the execution and delivery of this Security Agreement and all other Loan Documents.

      7.5 Termination of Security Interest; Assignment. This Security Agreement and the security interest in the Collateral created hereby will terminate when all of the then outstanding Guaranty Obligations have been paid and finally discharged in full, all Letters of Credit are terminated, and the Lenders are no longer obligated to make advances under the Loan Agreement or issue Letters of Credit. In the event of a sale or assignment by any Lender of all or any of the Obligations or Guaranty Obligations held by it in accordance with Section 10.5 of the Loan Agreement, such Lender may assign or transfer its rights and interest under this Security Agreement in whole or in part to the purchaser or purchasers of such Obligations, whereupon such purchaser or purchasers will become vested with all of the powers, rights and responsibilities of such Lender hereunder, and such Lender will thereafter be forever released and fully discharged from any liability or responsibility hereunder with respect to the rights, interest and responsibilities so assigned, other than liabilities arising out of actions taken prior to the date of assignment. Guarantors may not assign this Security Agreement without the express written consent of the Agent.

      Upon termination of this Agreement or upon the disposition or release of any Collateral as permitted by and pursuant to the terms of the Loan Agreement, the Agent shall, upon the reasonable request of Guarantors, forthwith assign, transfer and deliver to Guarantors (without recourse and without representation or warranty and "as is"), such of the Collateral to be released as may be in the possession of the Agent or any Lender or any of their respective representatives or agents and as shall not have been sold or otherwise applied pursuant to the terms hereof, on the order of Guarantors, and proper instruments (including Uniform Commercial Code termination statements on Form UCC-3) acknowledging the termination of this Agreement or partial release of Collateral, as applicable.

      7.6 Notices. Except as otherwise provided herein, notice to the Guarantors (which notice shall be sent in care of the Borrower) or to Agent shall be given or delivered in the manner set forth in SECTION 10.4 of the Loan Agreement.

      7.7 Severability. To the extent any provision of this Security Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

      7.8 Captions. The captions to the various sections and subsections of this Agreement have been inserted for convenience only and shall not limit or affect any of the terms hereof.

      7.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

      7.10 Amendments. Neither this Agreement nor any of its provisions may be changed, amended or modified except by an instrument in writing signed by the parties hereto; provided, however, that this Agreement may be amended by the execution and delivery of Pledge and Security Amendments as provided herein; provided, further, that the Agent may, in accordance with the provisions of the Loan Agreement, from time to time require Subsidiaries of the Borrower not already parties hereto to execute an instrument of accession hereto in the form of ANNEX 2 (each a "Guarantor Accession to Guarantors' Security Agreement").

      7.11 Collateral Agent.

      (a) The Agent shall hold the Collateral at any time received under this Agreement in accordance with the terms of this Agreement. To the extent permitted by law, the obligations of the Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Loan Documents, are only those expressly set forth in this Agreement and the other Loan Documents. The Agent shall act hereunder at the direction, or with the consent, of the

Required Lenders and on the terms and conditions set forth in the Loan Agreement. Except for treatment of the Collateral in its possession in a manner substantially equivalent to that which the Agent, in its individual capacity, accords its own property of a similar nature, and the accounting for moneys actually received by it hereunder, and, in all events, the exercise of reasonable care with respect to Collateral in its possession, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. To the extent permitted by law, neither the Agent nor any other Lender shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall any of them be under any obligation to take any action whatsoever with regard thereto except as expressly required by this Agreement and the other Loan Documents.

      (b) The parties agree that, except as set forth herein regarding setoff, the rights under this Agreement may be enforced only by the action of the Agent, acting upon the instructions or with the consent of the Required Lenders and as provided in the Loan Agreement, and that no Lender shall have any right individually to enforce or seek to enforce the rights under this Agreement or to realize upon any Collateral or other security given to secure the payment and performance of the Guarantors' obligations hereunder.

      7.12 Standard of Conduct. Except as otherwise set forth in this Agreement, neither the Agent, the Lenders nor their attorneys will be liable for any act or omission or for any error of judgment or mistake of fact in the exercise of their rights and powers under this Agreement unless such act, omission, error or mistake shall occur primarily as a result of the fraud, gross negligence, willful misconduct or violation of law of any such Person (as finally determined by a court of competent jurisdiction or pursuant to arbitration as set forth in the Loan Agreement). The exercise by the Agent of any of its rights pursuant to this Article shall not create any further obligation on the part of the Agent to exercise any other rights hereunder or to take any other or further action in respect thereof.


      IN WITNESS WHEREOF, this Second Amended and Restated Guarantors' Security Agreement has been executed as of the day and year first above written by the duly authorized officers of the parties hereto.

                                      GUARANTORS
                                      ----------

                                      AOR, INC.


                                      By:_________________________
                                         L. Fred Pounds, Treasurer


                                      RMCC CANCER CENTER INC.


                                      By:__________________________
                                         L. Fred Pounds, Treasurer

                              AOR MANAGEMENT COMPANY OF OREGON, INC.


                              By:________________________________
                                L. Fred Pounds, Treasurer


                              AOR MANAGEMENT COMPANY OF INDIANA, INC.


                              By:________________________________
                                L. Fred Pounds, Treasurer


                              AOR MANAGEMENT COMPANY OF MISSOURI, INC.


                              By:________________________________
                                L. Fred Pounds, Treasurer


                              AOR MANAGEMENT COMPANY OF ARIZONA, INC.


                              By:________________________________
                                L. Fred Pounds, Treasurer


                              AOR MANAGEMENT COMPANY OF SOUTH CAROLINA, INC.


                              By:________________________________
                                L. Fred Pounds, Treasurer


                              AOR MANAGEMENT COMPANY OF OKLAHOMA, INC.


                              By:________________________________
                                L. Fred Pounds, Treasurer

                              AOR MANAGEMENT COMPANY OF PENNSYLVANIA, INC.


                              By:________________________________
                                L. Fred Pounds, Treasurer


                              AOR MANAGEMENT COMPANY OF VIRGINIA, INC.


                              By:________________________________
                                L. Fred Pounds, Treasurer


                              AOR MANAGEMENT COMPANY OF NORTH CAROLINA, INC.


                              By:________________________________
                                L. Fred Pounds, Treasurer


                              AOR MANAGEMENT COMPANY OF NEW YORK, INC.


                              By:________________________________
                                L. Fred Pounds, Treasurer



                              AOR MANAGEMENT COMPANY OF FLORIDA, INC.


                              By:________________________________
                                L. Fred Pounds, Treasurer


                              AOR MANAGEMENT COMPANY OF NEVADA, INC.


                              By:________________________________
                                L. Fred Pounds, Treasurer

                              AOR HOLDING COMPANY OF INDIANA, INC.


                              By:________________________________
                                L. Fred Pounds, Treasurer


                              AOR MANAGEMENT COMPANY OF TEXAS, INC.


                              By:________________________________
                                L. Fred Pounds, Treasurer


                              AOR REAL ESTATE, INC.


                              By:________________________________
                                L. Fred Pounds, Treasurer


                              AORT HOLDING COMPANY, INC.


                              By:________________________________
                                L. Fred Pounds, Treasurer


                              AOR OF TEXAS MANAGEMENT LIMITED PARTNERSHIP

                              By: AOR Management Company of Texas, Inc., General
                                  Partner



                              By:________________________________
                                L. Fred Pounds, Treasurer

                              AOR OF INDIANA MANAGEMENT PARTNERSHIP

                              By: AOR Management Company of Indiana, Inc.,
                                General Partner



                              By:________________________________
                                L. Fred Pounds, Treasurer


                              By: AOR Holding Company of Indiana, Inc., General
                                 Partner



                              By:________________________________
                                L. Fred Pounds, Treasurer


                              AGENT
                              -----

                              FIRST UNION NATIONAL BANK OF
                               NORTH CAROLINA, AS AGENT


                              By: ________________________________
                                 Ann M. Dodd, Senior Vice President

                                                     Annex 1 to Second Amended
                                                     and
                                                      Restated Guarantors'
                                                     Security
                                                      Agreement
                                                     First Union National Bank
                                                      of North Carolina, as
                                                     Agent
                                                     American Oncology
                                                     Resources, Inc.
                                                     October 30, 1996 /
                                                     $150,000,000
                                                     ________________________





                    [FORM OF] PLEDGE AND SECURITY AMENDMENT


     THIS PLEDGE AND SECURITY AMENDMENT, dated as of _______________, 19___, is delivered by the undersigned [INSERT NAME OF GUARANTOR] (a "Guarantor") pursuant to SECTION 4.1(B) and/or SECTION 5.2, as applicable, of the Second Amended and Restated Guarantors' Security Agreement, dated as of October 30, 1996, made by the Guarantors named therein, to First Union National Bank of North Carolina, as Agent (as amended, modified, supplemented or restated from time to time, the "Guarantors' Security Agreement," capitalized terms defined therein being used herein as therein defined). The Guarantors have agreed, under the terms of the Guarantors' Security Agreement, that this Pledge and Security Amendment shall be attached to the Guarantors' Security Agreement and that the Securities and/or Management Services Agreements listed on ANNEX A to this Pledge and Security Amendment shall be deemed to be part of the Securities and/or Management Services Agreements (as applicable) within the meaning of the Guarantors' Security Agreement and shall become part of the Collateral and shall secure the Guaranty Obligations as provided in the Guarantors' Security Agreement. This Pledge and Security Amendment and its attachments are hereby incorporated into the Guarantors' Security Agreement and made a part thereof.


                                  [INSERT NAME OF GUARANTOR]


                                  By:___________________________

                                  Title: _______________________



                                [attach Annex A]

                                                     Annex 2 to Second Amended
                                                     and
                                                      Restated Guarantors'
                                                     Security
                                                      Agreement
                                                     First Union National Bank
                                                      of North Carolina, as
                                                     Agent
                                                     American Oncology
                                                     Resources, Inc.
                                                     October 30, 1996 /
                                                     $150,000,000
                                                     ____________________



                             GUARANTOR ACCESSION TO
                         GUARANTORS' SECURITY AGREEMENT

          THIS GUARANTOR ACCESSION TO THE AMENDED AND RESTATED GUARANTORS' SECURITY AGREEMENT, dated as of _________________, is delivered by _______________________________________, a ________ [corporation] (the
"Guarantor") to First Union National Bank of North Carolina, as Agent (the "Agent") under the Loan Agreement referred to hereinbelow.

          Reference is hereby made to the Second Amended and Restated Loan Agreement between American Oncology Resources, Inc. (the "Borrower") and the Agent, dated October 30, 1996 and the First Amended and Restated Guaranty Agreement, dated as of October 30, 1994, and the Second Amended and Restated Guarantors' Security Agreement, dated October 30, 1996, made by the Guarantors (as defined therein) named therein (the "Guaranty" and the "Guarantors' Security Agreement," respectively), each of the above and as amended, modified, supplemented or restated from time to time. Capitalized terms not defined herein being those used in the Guarantors' Security Agreement.

          The undersigned Guarantor is a Subsidiary of the Borrower and has acceded as of the date hereof to the Guaranty, thereby guaranteeing the Guaranty Obligations. To secure its obligations under the Guaranty, the undersigned Guarantor hereby adopts and hereby grants a security interest in its Collateral as set forth in ARTICLE II of the Guarantors' Security Agreement as if such grant was set forth herein at length. The Management Services Agreements of the Guarantor as of the date hereof are listed in EXHIBIT A. The locations for the filing of financing statements to perfect the security interest granted hereby and the location of the Guarantor's Collateral and records are listed on EXHIBIT B and EXHIBIT C respectively. The Securities of the Guarantor as of the date hereof are listed in EXHIBIT D.

          The undersigned hereby acknowledges that, upon the execution and delivery of this Accession, it will become a party to the Guarantors' Security Agreement. The undersigned hereby adopts the terms, provisions, representations and warranties of the Guarantors' Security Agreement and agrees to be bound thereby. This Accession and its attachments are hereby incorporated into the Guarantors' Security Agreement and made a part thereof.

                           [Signature of Guarantor]

[Exhibits A through D shall be identical in form to the corresponding exhibits to the Guarantors' Security Agreement.]

                                                     Exhibit A to Second Amended
                                                     and
                                                      Restated Guarantors'
                                                     Security
                                                      Agreement
                                                     First Union National Bank
                                                      of North Carolina, as
                                                     Agent
                                                     American Oncology
                                                     Resources, Inc.
                                                     October 30, 1996 /
                                                     $150,000,000
                                                    _________________________


                     LIST OF MANAGEMENT SERVICES AGREEMENTS

                                                     Exhibit B to Second Amended
                                                     and
                                                      Restated Guarantors'
                                                     Security
                                                      Agreement
                                                     First Union National Bank
                                                      of North Carolina, as
                                                     Agent
                                                     American Oncology
                                                     Resources, Inc.
                                                     October 30, 1996 /
                                                     $150,000,000
                                                     _______________________





           SCHEDULE OF LOCATIONS FOR FILING UCC FINANCING STATEMENTS

                                                     Exhibit C to Second Amended
                                                     and
                                                      Restated Guarantors'
                                                     Security
                                                      Agreement
                                                     First Union National Bank
                                                      of North Carolina, as
                                                     Agent
                                                     American Oncology
                                                     Resources, Inc.
                                                     October 30, 1996 /
                                                     $150,000,000
                                                     ________________________



                            LOCATIONS OF COLLATERAL
                            -----------------------

                                                     Exhibit D to Second Amended
                                                     and
                                                      Restated Guarantors'
                                                     Security
                                                      Agreement
                                                     First Union National Bank
                                                      of North Carolina, as
                                                     Agent
                                                     American Oncology
                                                     Resources, Inc.
                                                     October 30, 1996 /
                                                     $150,000,000
                                                     _________________________


                               PLEDGED SECURITIES
                               ------------------


Part I.  Pledged Stock
         -------------
                                                            Percentage of
                                                            Outstanding
      Name of               Type of  Number of  Certificate Shares of
      Issuing Corporation     Shares   Shares    Number    Capital Stock
      -------------------    -------  ---------  ------    -------------



Part II.  Pledged Notes
          -------------

                                                            Original
                                                            Principal
     Date           Lender              Borrower            Amount
     ----           ------              --------           ---------



Part III.  Pledged Interests
           -----------------



      Name of Partnership, Joint                           Ownership
      Venture or Other Entity         Nature of Interest   Percentage
      -----------------------         ------------------   ----------



Part IV.  Other Rights or Restrictions
          ----------------------------

  Any Permitted Liens under item (d) of the definition of Permitted Liens in the Loan Agreement.

                                                 Exhibit E to Second Amended and
                                                  Restated Loan Agreement
                                                 First Union National Bank
                                                  of North Carolina, as Agent
                                                 American Oncology Resources,
                                                  Inc.,
                                                  Borrower
                                                 October 30, 1996/$150,000,000
                                                 ______________________________

                                   [FORM OF]
                             COMPLIANCE CERTIFICATE


          THIS CERTIFICATE is given pursuant to SECTION 5.1(E) of the Second Amended and Restated Loan Agreement, dated as of October 30, 1996, among the undersigned as Borrower, the banks and other financial institutions party thereto from time to time (the "Lenders"), and First Union National Bank of North Carolina, as Agent for the Lenders and as the Issuing Bank (as amended, modified or supplemented from time to time, the "Loan Agreement"). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.

          The undersigned hereby certifies on behalf of the Borrower that:

          1. He is the duly elected [Chief Executive Officer] [Vice President of Finance] [Chief Financial Officer] of the Borrower.

          2. Enclosed with this Certificate are copies of the financial statements of the Borrower and its Subsidiaries as of _____________, and for the [________-month period] [year] then ended, required to be delivered under SECTION [5.1(B)] [5.1(C)]] of the Loan Agreement. Such financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the date indicated and the results of operations of the Borrower and its Subsidiaries on a consolidated basis for the period covered thereby.

          3. The undersigned officer has reviewed the terms of the Loan Agreement and has made, or caused to be made under the supervision of the undersigned officer, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements.

          4. The examination described in paragraph (3) above did not disclose the existence or occurrence of any Default or Event of Default (which has not been previously disclosed to the Agent) at the end of the accounting period covered by such financial statements. [, except as set forth below.]

          5. The undersigned officer has no actual knowledge of the existence or occurrence of any Default or Event of Default (which has not been previously disclosed to the Agent) during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate. [, except as set forth below]

          [Describe here or in a separate attachment any exceptions to paragraph
(4) or (5) above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it has existed and the action that the Borrower has taken or proposes to take with respect thereto.]

          6. Attached to this Certificate as Attachment A is a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in ARTICLE VI of the Loan Agreement as of the last day of the period covered by the financial statements enclosed herewith.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of _____________, ____.


                                         AMERICAN ONCOLOGY RESOURCES, INC.


                                         [signature of CEO, CFO, Vice President
                                          of Finance]


                                         Name: _______________________________

                                         Title: ______________________________

                                  ATTACHMENT A

                         COVENANT COMPLIANCE WORKSHEET




CAPITAL EXPENDITURES                          NOT TO EXCEED  10% OF CONSOLIDATED
(SECTION 6.10 OF THE LOAN AGREEMENT):                 NET REVENUE IN ANY QUARTER
--------------------------------------------------------------------------------
(1)  Capital Expenditures (other than
     in connection with a Physician
     Transaction allowed under Sections
     5.14 or 6.2) for quarter ending on
     the measurement date                     $____________

(2)  Less: Capital Expenditures
     for radiation or medical oncology
     facilities and acquisition and
     construction in connection therewith
     (per proviso to Section 6.10):           $____________

     Net Capital Expenditures                                      $____________

     Consolidated Net Revenue for quarter
     ending on the measurement date x 10%                          $____________

(3)  Do net Capital Expenditures exceed 10% of
     Consolidated Net Revenue?                                 YES ___    NO ___

(4)  Total Capital Expenditures
     for radiation or medical oncology
     facilities and acquisition and
     construction in connection therewith
     (per proviso to Section 6.10 may not                          $____________
     exceed $36,000,000)


CONSOLIDATED NET WORTH
(SECTION 6.11 OF THE LOAN AGREEMENT):               NOT LESS THAN THE FOLLOWING:
--------------------------------------------------------------------------------
(1)  Base for calculating required Consolidated Net Worth          $200,000,000

(2)  Consolidated Net Income for
     each fiscal quarter (if positive) ending
     after September 30, 1996                 $____________

     Multiplied by:                                     80%

Equals:  Net income adjustment                                     $
                                                                   =============

(3)  Aggregate amount of all increases
     in the capital stock and additional
     paid-in capital accounts of the Borrower
     resulting from the issuance of equity
     securities or other capital investments
     after the Closing Date                   $____________

     Multiplied by:                                     90%

     Equals:  Capital adjustment                                   $
                                                                   =============

(4)  Required Consolidated Net Worth
      Add Lines 1, 2 and 3                                         $
                                                                   =============

(5)  Actual Consolidated Net Worth as of measurement date          $
                                                                   =============





RATIO OF EBITDA TO INTEREST EXPENSE
(SECTION 6.12 OF THE LOAN AGREEMENT):                   NOT LESS THAN 3.5 TO 1.0
--------------------------------------------------------------------------------
(1)  EBITDA for quarter ending on
     the measurement date                                          $____________

(2)  Interest Expense for quarter ending
     on the measurement date                                       $____________

(3)  Ratio of EBITDA to Interest Expense
                                                                    ============



RATIO OF ANNUALIZED EBITDAR TO DEBT SERVICE
(SECTION 6.13 OF THE LOAN AGREEMENT):                  NOT LESS THAN 1.35 TO 1.0
--------------------------------------------------------------------------------
(1)  EBITDA for the two consecutive
     quarters ending on the
     measurement date                         $__________

(2)  Lease Expense for the two
     consecutive quarters ending
     on the measurement date                 +$__________

(3)  EBITDAR for two quarters                 $__________

          x two (2)

(4)  Annualized EBITDAR                                            $
                                                                    ============

(5)  Debt Service

     (a)  Lease Expense for the two
          consecutive quarters ending
          on the measurement date             $__________

     (b)  Interest Expense for the two
          consecutive quarters ending
          on the measurement date            +$__________

     (c)  Fixed Charges for
          Two quarters                        $
                                               ==========

          x two (2)

(d)  Fixed Charges (Annualized)               $__________

(e)  Current maturities of Debt              +$__________

(f)  Debt Service (5(d) + 5(e))                                    $
                                                                    ============


(6)  Ratio of Annualized EBITDAR to Debt Service
                                                                    ============


CONSOLIDATED DEBT TO ANNUALIZED EBITDA
(SECTION 6.14 OF THE LOAN AGREEMENT):                NO GREATER THAN 3.50 TO 1.0
--------------------------------------------------------------------------------
(1)  Consolidated Debt as of the measurement date                  $
                                                                    ============

(2)  EBITDA for the two consecutive
     quarters ending on the
     measurement date                         $
                                               ------------

          x two (2)

(3)  Annualized EBITDA                                             $
                                                                    ============

(4)  Ratio of Consolidated Debt to Annualized EBITDA
                                                                    ============




RATIO OF CONSOLIDATED DEBT TO CONSOLIDATED TOTAL CAPITAL
(SECTION 6.15 OF THE LOAN AGREEMENT):  NOT GREATER THAN .55 TO 1.0
--------------------------------------------------------------------------------
(1)  Consolidated Debt as of the measurement date                  $
                                                                    ============

(2)  Consolidated Total Capital:

      (a)  Consolidated Net Worth as of the
           measurement date                   $
                                               -------------

      (b)  Consolidated Debt as of the
           measurement date                   $
                                               -------------

      (c)  Consolidated Total Capital
           Add Lines 2(a) and 2(b)                                 $
                                                                    ============

(3)  Ratio of Consolidated Debt to Consolidated Total Capital
       Divide Line 1 by Line 2(c)
                                                                    ============

                                                Exhibit F to Second Amended and
                                                      Restated Loan Agreement
                                                     First Union National Bank
                                                      of North Carolina, as
                                                     Agent
                                                     American Oncology
                                                     Resources, Inc.,
                                                      Borrower
                                                     October 30,
                                                     1996/$150,000,000
                                                     ________________________

                                   [FORM OF]
                           ASSIGNMENT AND ACCEPTANCE


          THIS ASSIGNMENT AND ACCEPTANCE (this "Assignment and Acceptance") is made this _____ day of ____________, ____, by and between____________________
(the "Assignor"), and _______________________ (the "Assignee"). Reference is made to the Second Amended and Restated Loan Agreement, dated as of October 30, 1996, among American Oncology Resources, Inc. (the "Borrower"), the banks and other financial institutions party thereto from time to time (the "Lenders"), and First Union National Bank of North Carolina, as Agent for the Lenders and as the Issuing Bank (as amended, modified or supplemented from time to time, the "Loan Agreement"). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.

          The Assignor and the Assignee hereby agree as follows:

          1. ASSIGNMENT AND ASSUMPTION. Subject to the terms and conditions hereof, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse and, except as expressly provided herein, without representation or warranty, that interest as of the Effective Date (as hereinafter defined) in and to all of the Assignor's rights and obligations under the Loan Agreement and the other Loan Documents (in its capacity as a Lender thereunder), represented by the percentage interest specified in Item 4 of Annex I of the aggregate outstanding rights and obligations of the Lenders under the Loan Agreement and Loan Documents (the "Assigned Share"), including, without limitation, the Assigned Share of (i) the Assignor's Commitment, (ii) the outstanding Loans made by the Assignor and (iii) the Assignor's Percentage of Letter of Credit Outstandings.

          2. THE ASSIGNOR. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim, that as of the date hereof the amount of its Commitment, outstanding Loans and Percentage of Letter of Credit Outstandings is as set forth in Item 4 of Annex I, and that after giving effect to the assignment provided for herein the respective Commitments of the Assignor and the Assignee will be as set forth in Item 4(a) of Annex I,
(ii) except as set forth in clause (i) above, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto and
(iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto.

          3. THE ASSIGNEE. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance, (ii) confirms that it has received a copy of the Loan Agreement, together with copies of the Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement,
(iii) confirms that it is an Eligible Assignee, (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement and the other Loan Documents and any other instruments and agreements referred to therein, and to exercise such powers and to perform such duties thereunder, as are specifically delegated to or required of the Agent by the terms thereof and such other powers as are reasonably incidental thereto, (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Loan Agreement are required to be performed by it as a Lender, [and] (vi) specifies as its address for payments and notices the office set forth beneath its name on its signature page hereto [, and (vii) to the extent legally entitled to do so, attaches the forms described in SECTION 2.12(C) of the Loan Agreement]./1/

          4. EFFECTIVE DATE. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, an executed original hereof, together with all attachments hereto and the processing fee referred to in
SECTION 10.5(A) of the Loan Agreement, shall be delivered to the Agent. The effective date of this Assignment and Acceptance (the "Effective Date") shall be the earlier of (i) the date of acceptance hereof by the Agent or (ii) the date, if any, designated as the Effective Date in Item 5 of Annex I (which date shall be at least five Business from the delivery to the Agent of an executed copy of such Annex). As of the Effective Date, (y) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (z) the Assignor shall, to the extent provided in this Assignment and Acceptance and from and after the Effective Date, relinquish its rights (other than rights under the provisions of the Loan Agreement and the other Loan Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the Effective
Date) and be released from its obligations under the Loan Agreement and the other Loan Documents.

          5. PAYMENTS; SETTLEMENT. On or prior to the Effective Date, in consideration of the sale and assignment provided for herein and as a condition to the effectiveness of this Assignment and Acceptance, the Assignee will pay to the Assignor an amount (to be confirmed between the Assignor and the Assignee) that represents the Assigned Share of the principal amount of the Loans made by the Assignor and outstanding on the Effective Date (together, if and to the extent the Assignor and the Assignee so elect, with the Assigned Share of any related accrued but unpaid interest, fees and other amounts). From and after the Effective Date, the Agent will make all payments required to be made by it under the Loan Agreement in respect of the interest assigned hereunder (including, without limitation, all payments of principal, interest and fees in respect of the Assigned Share of the Assignor's Commitment and Loans assigned hereunder) directly to the Assignee. The Assignor and the Assignee shall be responsible for making between themselves all appropriate adjustments in payments due under the Loan Agreement in respect of the period prior to the Effective Date. All payments required to be made hereunder or in connection herewith shall be made in Dollars by wire transfer of immediately available funds to the appropriate party at its address for payments designated in Annex I.

________________________
        /1/Insert if the Assignee is organized under the laws of a jurisdiction outside of the United States.

          6. GOVERNING LAW. This Assignment and Acceptance shall be governed by, and construed in accordance with, the internal laws of the State of North Carolina (without regard to the conflicts of laws principles thereof).

          7. ENTIRE AGREEMENT. This Assignment and Acceptance, together with the Loan Agreement and the other Loan Documents, embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings of the parties, verbal or written, relating to the subject matter hereof.

          8. SUCCESSORS AND ASSIGNS. This Assignment and Acceptance shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

          9. COUNTERPARTS. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Assignment and Acceptance to be executed by their duly authorized officers as of the date first above written.


                                         ASSIGNOR:
                                         ________________________________


                                         By:______________________________

                                         Title:___________________________



                                         ASSIGNEE:

                                         ________________________________


                                         By:_____________________________

                                         Title:__________________________



Accepted this _______ day of
______________, 19___:

FIRST UNION NATIONAL BANK OF
 NORTH CAROLINA, as Agent


By: _______________________________

Title: ____________________________


Consented and agreed to:

AMERICAN ONCOLOGY RESOURCES, INC.


By: _______________________________

Title: ____________________________